    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998


                                                      REGISTRATION NO. 333-62785

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           GLOBAL MARKETS ACCESS LTD.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

               BERMUDA                               6351                           NOT APPLICABLE
   (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

            VICTORIA HALL, VICTORIA STREET                             CT CORPORATION SYSTEM
                   P.O. BOX HM1262                                         1633 BROADWAY
               HAMILTON, HM FX, BERMUDA                               NEW YORK, NEW YORK 10019
                    (441) 295-3278                                         (212) 664-1666
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE              (NAME, ADDRESS, INCLUDING ZIP CODE, AND
     NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S                 TELEPHONE NUMBER, INCLUDING AREA
             PRINCIPAL EXECUTIVE OFFICES)                           CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

   F. DOUGLAS RAYMOND, III, ESQ.           CHARLES G. COLLIS, ESQ.                CRAIG B. BROD, ESQ.
     DRINKER BIDDLE & REATH LLP             CONYERS DILL & PEARMAN         CLEARY, GOTTLIEB, STEEN & HAMILTON
  1100 PHILADELPHIA NATIONAL BANK              CLARENDON HOUSE                     ONE LIBERTY PLAZA
              BUILDING                 2 CHURCH STREET, P.O. BOX HM666          NEW YORK, NEW YORK 10006
        1345 CHESTNUT STREET               HAMILTON, HM CX, BERMUDA                  (212) 225-2000
     PHILADELPHIA, PENNSYLVANIA                 (441) 295-1422
             19107-3496
           (215) 988-2700

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Registration Statement contains three forms of prospectus: one to be used in connection with an offering of the Common Shares in the United States and Canada (the "U.S. Prospectus"), a second to be used in connection with a concurrent offering of the Common Shares outside the United States and Canada (the "International Prospectus") and a third to be used in connection with a concurrent direct offering of the Common Shares by the Company to its directors and officers (the "Direct Sales Prospectus"). The three prospectuses are identical in all respects except for the front cover page, the Section entitled "Underwriting" ("Plan of Distribution" in the Direct Sales Prospectus) and the back cover page. Pages included in the International Prospectus and the Direct Sales Prospectus and not in the U.S. Prospectus are marked "Alternative Page for the International Prospectus" and "Alternative Page for the Direct Sales Prospectus," respectively.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION -- DATED OCTOBER 30, 1998

PROSPECTUS

                               16,750,000 SHARES


                           GLOBAL MARKETS ACCESS LTD.

                                 COMMON SHARES
                            ------------------------


    All of the 16,750,000 common shares, par value $1.00 per share (the "Common Shares"), offered hereby are being sold by Global Markets Access Ltd. ("GMA").
Of the 16,750,000 Common Shares offered hereby,            Common Shares are
being offered for sale initially in the United States and Canada by the U.S.
Underwriters (the "U.S. Offering") and            Common Shares are being
offered for sale initially in a concurrent offering outside the United States and Canada by the International Managers (the "International Offering" and, together with the U.S. Offering, the "Offerings"). The initial public offering price and underwriting discount per Common Share will be identical for both Offerings. The initial public offering price will be $15.00 per Common Share. See "Underwriting." Prior to the Offerings, GMA has not conducted any business and there has been no public market for the Common Shares.



    An application has been made to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "GMALF."



    In connection with the formation of GMA and the establishment of a core group of strategic investors, Risk Capital Reinsurance Company, The Trident
Partnership, L.P. and              (collectively, the "Strategic Investors")
have severally agreed to purchase for investment directly from GMA an aggregate of 7,092,197 Common Shares and Class B Warrants to purchase an aggregate of 700,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $100.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. The closing of the Offerings made hereby is conditioned upon the closing of sales by GMA to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate
purchase price of at least $    million.



    GMA is also offering by a separate prospectus up to 100,000 Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price if all such Common Shares are purchased of approximately $1.4 million. GMA has also contracted to sell 115,000 Common Shares directly to certain persons involved in the formation of the Company at a purchase price of $14.10 per share, for an aggregate purchase price of approximately $1.6 million. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings and, together with the purchases by the Strategic Investors, are referred to in this Prospectus as the "Direct Sales." Upon consummation of the Offerings and the Direct Sales, the Strategic Investors and GMA's directors and officers are expected to own collectively approximately 30.0% of the outstanding Common Shares. See "Direct Sales."



    The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which (except with respect to The Trident Partnership, L.P. and as otherwise described herein) generally prevent transfers to holders beneficially owning 10% or more of the Common Shares, require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares to less than 10% of the total voting power of GMA's capital stock. See "Description of Capital Stock."



    SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


---------------------------------------------------------------------------------------------------------------------------
                                                                           UNDERWRITING DISCOUNTS
                                                     PRICE TO PUBLIC         AND COMMISSIONS(1)       PROCEEDS TO GMA(2)
---------------------------------------------------------------------------------------------------------------------------
Per Common Share................................            $                        $                        $
---------------------------------------------------------------------------------------------------------------------------
Total(3)........................................            $                        $                  $         (4)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



(1) GMA has agreed to indemnify the several U.S. Underwriters and the International Managers (collectively, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."



(2) Before deducting certain advisory fees and other expenses related to the
    Offerings payable by GMA estimated to be $         . See "Use of Proceeds."



(3) GMA has granted the U.S. Underwriters and the International Managers options, exercisable within 30 days after the date hereof, to purchase up to
               and            additional Common Shares, respectively, solely to
    cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds
    to GMA will be $           , $           and $           , respectively. See
    "Underwriting."



(4) Assuming completion of all the Direct Sales, the total Proceeds to GMA will
    be $         . If the Underwriters' over-allotment options described above are exercised in full, the total Proceeds to GMA including the Direct Sales
    will be $         . See "Direct Sales."


                            ------------------------


    The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the Common Shares will be made in New York, New York on or about
               , 1998.


                            ------------------------


                   Joint Lead Managers and Joint Bookrunners

MERRILL LYNCH & CO.                           PRUDENTIAL SECURITIES INCORPORATED
                            ------------------------

                                            , 1998

     CONSENT UNDER THE EXCHANGE CONTROL ACT 1972 (AND REGULATIONS THEREUNDER) HAS BEEN OBTAINED FROM THE BERMUDA MONETARY AUTHORITY FOR THE ISSUE AND TRANSFER OF THE COMMON SHARES BEING OFFERED PURSUANT TO THIS OFFERING. IN ADDITION, A COPY OF THIS DOCUMENT HAS BEEN DELIVERED TO THE REGISTRAR OF COMPANIES IN BERMUDA FOR FILING PURSUANT TO THE COMPANIES ACT 1981 OF BERMUDA. IN GIVING SUCH CONSENT AND IN ACCEPTING THIS PROSPECTUS FOR FILING, THE BERMUDA MONETARY AUTHORITY AND THE REGISTRAR OF COMPANIES IN BERMUDA ACCEPT NO RESPONSIBILITY FOR THE FINANCIAL SOUNDNESS OF ANY PROPOSAL OR FOR THE CORRECTNESS OF ANY OF THE STATEMENTS MADE OR OPINIONS EXPRESSED HEREIN.


     CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES. SUCH TRANSACTIONS MAY INCLUDE STABILIZATION, THE PURCHASE OF COMMON SHARES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "UNDERWRITING."

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS


     GMA and Global Markets Guaranty Ltd., a wholly-owned subsidiary of GMA through which GMA expects to conduct substantially all of its operations, are both organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of GMA, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of GMA are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against GMA or such persons on judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the United States federal securities laws. However, GMA may be served with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares in the U.S. Offering by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent irrevocably appointed for that purpose.



     GMA has been advised by Conyers Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (i) judgments of United States courts obtained in actions against GMA or its directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws, or (ii) original actions brought in Bermuda against GMA or such persons predicated solely upon United States federal securities laws. GMA has also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities laws, may not be allowed in Bermuda courts as contrary to that nation's public policy.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the balance sheet, including the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" mean Global Markets Access Ltd. ("GMA"), together with its wholly-owned subsidiary, Global Markets Guaranty Ltd. (the "Operating Company"), through which GMA expects to conduct substantially all of its operations. GMA and the Operating Company were both incorporated in August 1998 in Bermuda and neither has any operating history. The Operating Company was licensed in Bermuda on August 28, 1998 as a Class 3 insurer, which license authorizes it to write, among other things, financial guaranty reinsurance and insurance. See "Glossary of Selected Financial Guaranty Reinsurance and Insurance Terms" for definitions of certain terms and financial strength, claims-paying ability and credit ratings used in this Prospectus. Unless otherwise noted, this Prospectus assumes that the Underwriters' over-allotment options will not be exercised and that all Direct Sales have been made. In this Prospectus, amounts are expressed in United States dollars unless expressly indicated otherwise. The notation "BD$" refers to Bermuda dollars which currently have a fixed exchange ratio with United States dollars of 1BD$ = 1US$. The financial statements contained herein have been prepared in accordance with United States generally accepted accounting principles ("GAAP").


                                  THE COMPANY


     GMA and the Operating Company were both recently organized in Bermuda to provide "A" rated financial guaranty reinsurance and insurance on financial obligations, principally municipal and asset-backed securities and other structured finance obligations, that are rated from "A-" to "BB" or that are unrated and have in the Company's opinion an equivalent credit quality. The Company will seek to provide financial guaranty reinsurance on a worldwide basis and direct financial guaranty insurance outside of the United States. Upon consummation of the Offerings, the Company expects to be the only publicly traded "A" rated financial guaranty insurance company and the first publicly traded Bermuda-based company focused principally on the financial guaranty industry.



     The Company expects to have an equity capitalization of approximately $333.7 million upon consummation of the Offerings and the Direct Sales. Management believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and is necessary to establish itself as a competitive financial guaranty reinsurer and insurer. As a newly formed entity, the Company's capital is presently unencumbered by such issues as insured portfolio leverage, loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In addition, although the Company does expect that it may seek a working capital line of credit to finance its operations, the Company does not presently have or plan to have any indebtedness other than obtaining letters of credit in connection with its reinsurance agreements. In part because of the Company's expected capitalization following the Offerings and the Direct Sales, the Operating Company has been assigned a preliminary financial strength rating
of "A" by                , and a preliminary claims-paying ability rating of "A"
by                and                . Such ratings have been granted subject to
the Company raising gross proceeds of $          million in the Offerings and
the Direct Sales.


BUSINESS STRATEGY

     The Company's objective is to capitalize on what it believes to be an opportunity to provide innovative and cost-effective forms of third-party credit enhancement. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Participate in the Development of the "A" Rated Financial Guaranty Market in the United States


     Historically, the United States financial guaranty insurance market has generally been served by "AAA" rated financial guaranty insurance companies. The Company will seek to capitalize on what it believes is a growing market for "A" rated financial guaranty reinsurance and insurance in the United States. ACA Financial Guaranty Corporation ("ACA"), an affiliate of one of the Company's Sponsors, has since the commencement of its operations in October 1997 been developing the market for "A" rated financial guaranty insurance by offering a lower rated alternative to "AAA" rated financial guaranty insurance, which it believes may be particularly attractive to issuers that have previously had limited access to the financial markets. The Company believes that in many cases "A" rated financial guaranty insurance can reduce an issuer's overall cost of borrowing and increase the liquidity of a financial obligation trading in the secondary market while costing less than traditional "AAA" rated financial guaranty insurance or other forms of third-party credit enhancement. The Company has entered into three reinsurance treaties with ACA that will become effective upon consummation of the Offerings. The Company believes that such treaties will provide ACA with additional insurance capacity and will permit ACA to develop further the market for "A" rated financial guaranty insurance. See "-- Reinsurance Treaties with ACA." In addition, the Company will also seek in the United States to enter into reinsurance arrangements with higher rated financial guaranty insurers and reinsurers as well as other providers of third-party credit enhancement. Such arrangements would be structured so that the Company would assume a portion of the risk guaranteed by an insurer or other third-party credit enhancement provider on a basis that would result in the rating agencies and regulatory bodies treating the underlying obligation as "A" rated, thereby providing such insurers or other third-party credit enhancement providers capital relief and other benefits.


- Penetrate the International Credit Enhancement Market


     Traditionally, issuers and holders of financial obligations outside the United States have relied on banks and other financial institutions offering letters of credit and other guaranties rather than financial guaranty insurance. The Company believes that, as is the case in the United States, an opportunity exists to provide "A" rated financial guaranty insurance as an innovative and cost-effective alternative to existing forms of credit enhancement. The Company's principal international focus will be to seek to insure and reinsure financial obligations backed by assets originating in European Union countries by capitalizing on the relationships its management team has developed and will seek to develop with investment banks, commercial banks and other financial services firms. The Company is not currently licensed as a financial guaranty insurer in any European Union country because it believes that it can effectively insure and reinsure such financial obligations while operating from Bermuda. As the Company's business develops, management will monitor the need to obtain licenses in such markets in order to comply with applicable law or to be able to engage in additional insurance-related activities.


- Utilize a Disciplined Underwriting Approach


     The Company's underwriting strategy is to reinsure and insure financial obligations which are expected to make full and timely payment of principal and interest. Nevertheless, given that the Company will be reinsuring and insuring obligations rated from "A-" to "BB" or that are unrated and have in the Company's opinion an equivalent credit quality, the Company does anticipate that its insurance portfolio as a whole may generate a certain level of losses. The Company will over time seek to diversify the risks it reinsures and insures by type of obligor, type of pledged assets, transaction size, geographic location of the obligor, revenue sources and risk duration. Such diversification is intended to mitigate the impact on the Company's insurance portfolio as a whole in the event that higher than expected losses arise in certain segments of the Company's business. The Company also intends initially to seek a private or "shadow" rating evaluation from one or more nationally recognized rating agencies on substantially all unrated financial obligations insured by the Company on a direct basis.


- Capitalize on Skill and Experience of Management and Board of Directors

     The Company has assembled a senior management team of experienced reinsurance and insurance professionals to implement its business strategy. The Company's Chairman of the Board and Chief Executive Officer, Donald J. Matthews, has over 24 years of experience in the insurance and reinsurance industries and was President, Chief Operating Officer and a director of ACA from its formation in October 1997 to August 1998 when he resigned as an officer and director of ACA to join the Company. From 1985 to 1997, he served as Senior Vice President and a Principal of Johnson & Higgins (now Marsh & McLennan Companies, Inc.), where he was employed for 23 years. At Johnson & Higgins, Mr. Matthews most recently served as Chairman of its Global Financial Group, where he oversaw the firm's insurance and reinsurance relationships with financial services companies, including commercial banks and investment banks, on a worldwide basis. Also while at Johnson & Higgins, Mr. Matthews was instrumental in the formation of Corporate Officers & Directors Assurance Ltd. ("CODA") and
     Executive Risk Inc.             , Managing Principal and the Chief
     Underwriter of the Company, has over        years of experience in the
     financial guaranty insurance and reinsurance industries and was formerly
                 . Mary Jane Robertson, Managing Principal and the Chief Financial Officer and Treasurer of the Company, has over 21 years experience in the insurance industry and from 1993 to 1997 was the Chief Financial Officer and a Senior Vice President of Capsure Holdings Corp., an insurance holding company (now part of CNA Surety Corp.) conducting principally surety and fidelity insurance business. From 1986 to 1996, Ms. Robertson served as the Chief Financial Officer and an Executive Vice President of United Capitol Insurance Company, a property/casualty insurance company. Bruce W. Bantz, Managing Principal, Marketing and Business Development of the Company, has over 16 years experience in the investment and consumer banking industries, specializing in asset securitization. From 1997 to 1998, Mr. Bantz was a Director and Global Head of Asset Securitization of Dresdner Kleinwort Benson, an investment banking division of Dresdner Bank A.G. From 1994 to 1997, Mr. Bantz served as a Director and Global Head of Asset Securitization for NatWest Markets, an investment banking division of NatWest Group PLC. The Company's Board of Directors consists of several individuals with extensive experience in the financial guaranty and financial services industries. Management believes that the reputation and expertise possessed by the Company's officers and directors should assist the Company with its underwriting analysis and marketing efforts.


- Maintain Low Cost Structure

     Management believes that through controls on overhead expenses and the absence of a corporate level tax in Bermuda on the Company's profits and income, the Company will have a low cost structure. The Company expects that its cost structure will help enable it to offer its products at attractive prices and to compete effectively in the financial guaranty reinsurance and insurance markets.

     The Company's principal executive office is located at Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda, and its telephone number is (441) 295-3278.

REINSURANCE TREATIES WITH ACA


     The Company has entered into three reinsurance treaties with ACA which will become effective upon consummation of the Offerings. The first treaty is a quota share treaty pursuant to which the Company is required to provide, and ACA is required to purchase, reinsurance on a fixed percentage of certain risks insured by ACA. The second and third treaties are facultative treaties under which the Company and ACA each have the right of first refusal to reinsure each financial obligation the other insures on a direct basis. Such treaties also set forth the basic terms on which the Company and ACA may purchase such reinsurance from the other on a case-by-case basis after individual underwriting decisions have been made. The Company anticipates that at least in the early stages of its business development, the premiums it receives under the treaties with ACA will account for a substantial portion of the Company's total premium income.



     ACA was established in October 1997 and, to the Company's knowledge, is the only "A" rated financial guaranty insurer operating in the United States. ACA is a privately-held Maryland-domiciled insurance company with its principal offices in New York City. ACA is licensed to provide financial guaranty insurance in all 50 states, the District of Columbia, and the territories of Guam, the United States Virgin Islands and Puerto Rico. ACA's primary business is the provision of financial guaranty insurance on financial obligations that are rated from "A-" to "BB" or that are unrated and have in ACA's opinion an equivalent credit quality. ACA has issued such policies both to issuers of financial obligations at the time of original issuance and to holders of financial obligations in connection with secondary market transactions. From January 1, 1998 to August 31, 1998, ACA wrote financial guaranty insurance covering approximately 65 different underlying credits representing approximately $900 million in aggregate principal amount for premiums totaling approximately $21.1 million. Substantially all of the financial guaranty insurance written by ACA has covered municipal obligations and obligations issued by other tax-exempt organizations, although ACA has insured some corporate and asset-backed securities.

SPONSORS AND STRATEGIC INVESTORS


     The Company has been established through the sponsorship of American Capital Access Service Corporation ("ACA Service"), Inter-Atlantic Securities Corporation ("Inter-Atlantic"), Risk Capital Reinsurance Company ("Risk Capital") and The Trident Partnership, L.P. ("Trident" and, together with ACA Service, Inter-Atlantic and Risk Capital, the "Sponsors"). ACA Service is an affiliate of ACA and currently provides management and support services to ACA. Inter-Atlantic is a provider of investment banking services to insurance companies and other financial services firms and was the sponsor of Annuity & Life Re (Holdings), Ltd., the first publicly traded Bermuda-based reinsurance company focusing principally on writing annuity and life reinsurance. Risk Capital provides reinsurance and other forms of capital to insurance companies with capital needs. Trident is a private investment partnership that invests on a global basis in the insurance and reinsurance industries. Inter-Atlantic has provided certain services to the Company in connection with the Offerings and the sales to the Strategic Investors, and ACA Service, Risk Capital and Trident have acted as consultants to Inter-Atlantic in connection with the delivery of such services. See "Certain Relationships and Related Party Transactions."



     The Company has also entered into agreements with Risk Capital , Trident
and             (collectively, the "Strategic Investors") for the purchase for investment directly from the Company of an aggregate of 7,092,197 Common Shares and Class B Warrants to purchase an aggregate of 700,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $100.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price of the Class B Warrants will be $15.00 per share. Each of the Strategic Investors has agreed not to sell or otherwise transfer their Common Shares and Class B Warrants for a period of nine months from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters, and the prior written consent of the Company. See "Shares Eligible for Future Sale" and "Direct Sales."



                                  RISK FACTORS



     Businesses such as that of the Company which are in their initial stages of development present substantial business and financial risks and may suffer significant losses for reasons not anticipated by management. In addition, the Company's business strategy has not been tested and may not succeed. Investors should consider the material risk factors involved in connection with an investment in the Common Shares and the impact to investors from various circumstances which could adversely affect the Company's business, results of operations or financial condition. See "Risk Factors."

                                 THE OFFERINGS



Common Shares Offered in the
  Offerings...................   16,750,000 shares


Direct Sales(1)...............    7,307,197 shares


Common Shares to be
Outstanding after the
  Offerings and the Direct
  Sales(2)....................   24,057,197 shares



Use of Proceeds from the
Offerings and the Direct
  Sales.......................   The net proceeds of the Offerings and the
                                 Direct Sales (after deducting underwriting discounts and commissions, certain advisory fees and other expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic
                                 Investors) will be approximately $231.0 million and $103.0 million, respectively. Substantially all of the net proceeds will be contributed to the capital and surplus of the Operating
                                 Company to support its financial guaranty business. See "Use of Proceeds."



Dividend Policy...............   The Company intends to pay a quarterly cash
                                 dividend of $.04 per Common Share following the end of the first full fiscal quarter following the consummation of the Offerings.



Proposed Nasdaq National
Market Symbol.................   GMALF

---------------

(1) Unless otherwise noted, this Prospectus assumes that upon consummation of the Offerings the sale of 7,092,197 Common Shares and Class B Warrants to purchase 700,000 Common Shares to the Strategic Investors has been completed and the 215,000 Common Shares offered by the Company to its directors, officers and certain other persons involved in the formation of the Company have been purchased. Such individuals who have not contracted with the Company to make such purchases have indicated their intention to purchase such Common Shares, but are not obligated to do so.



(2) The Global Purpose Trust, a Bermuda trust (the "Purpose Trust"), owns 12,000 Common Shares, which constitutes all of the Common Shares currently outstanding. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares to be outstanding after the Offerings and the Direct Sales excludes the 12,000 Common Shares currently held by the Purpose Trust, 3,247,715 Common Shares issuable upon the exercise of outstanding Class A Warrants, 700,000 Common Shares issuable upon the exercise of Class B Warrants to be included in the Direct Sales, 1,013,789 Common Shares issuable upon the exercise of options to be granted to directors and officers of the Company upon consummation of the Offerings and 309,357 Common Shares reserved for future issuance pursuant to the Company's Initial Stock Option Plan (the "Stock Option Plan"). If the Underwriters' over-allotment options are exercised in full, 26,569,697 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to 3,586,903 Common Shares, the number of Common Shares issuable upon the exercise of options to be granted to directors and officers of the Company upon consummation of the Offerings will increase to 1,064,039 Common Shares and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will increase to 397,294 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."

                                  RISK FACTORS

     An investment in the Common Shares involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Common Shares.


     When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions are intended to identify forward-looking statements regarding, among other things, (i) the Company's business and growth strategies; (ii) trends in the financial guaranty reinsurance and insurance industries; (iii) the Company's relationship with clients and third-party service providers; (iv) the use of the net proceeds of the Offerings and the Direct Sales; (v) government regulations;
(vi) trends affecting the Company's financial condition or results of operations; and (vii) the declaration and payment of dividends. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below and under the heading "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and elsewhere in this Prospectus.



     START UP OPERATIONS. GMA and the Operating Company were both formed in August 1998 and neither has any operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses. They must successfully develop business relationships, establish operating procedures, hire staff and complete other tasks appropriate for the conduct of their intended business activities. In particular, the Company's ability to implement successfully its strategy to enter the financial guaranty reinsurance and insurance market is dependent on, among other things, (i) the demand for "A" rated financial guaranty reinsurance and insurance both in the United States and internationally; (ii) the Company's ability to attract clients other than ACA;
(iii) the Company's ability to attract and retain additional personnel with underwriting and credit analysis expertise; and (iv) the Company's ability to evaluate effectively the risks it assumes under the financial guaranty reinsurance and insurance policies it writes. Furthermore, the market for "A" rated financial guaranty insurance is in the early stages of its development and there can be no assurance that the initial demand for such insurance will continue or that the Company will be able to capture a sufficient portion of such market to attain or maintain profitability.



     RELIANCE ON ACA. The Company anticipates that at least during the early stages of its business development, it will depend to a significant extent on reinsurance sold to ACA, an affiliate of one of the Company's Sponsors, pursuant to the reinsurance treaties between the Company and ACA. To the Company's knowledge, ACA is the only company engaged in the business of issuing "A" rated financial guaranty insurance in the United States. Consequently, the Company anticipates that the premiums it receives under its reinsurance treaties with ACA will account for all of the Company's total premium income until such time as the Company successfully develops business from other sources. At least during such period, the success of the Company will depend on the performance of ACA and any adverse development affecting ACA would adversely affect the Company. Because ACA was formed only in October 1997, it is itself subject to the risks associated with a start up operation described above, and there can be no assurance that its business will continue to develop or that its demands for reinsurance will be sufficient to provide the Company with a meaningful source of business. If the market for "A" rated financial guaranty insurance fails to develop further, ACA would be adversely affected and, consequently, its need for reinsurance would be limited. Furthermore, if ACA's underwriting analysis fails to assess accurately the risks it assumes under the financial guaranty insurance policies it writes, a greater level of losses than anticipated by the Company may be incurred under ACA's reinsurance treaties with the Company. If the Company's reinsurance treaties with ACA were to be terminated for any reason, the Company would be adversely affected.


     CONCENTRATION OF REINSURANCE CLIENTS. The Company anticipates that at least during the early stages of its business development, it will rely more heavily on writing financial guaranty reinsurance than direct primary insurance. Due to the limited number of companies providing financial guaranty insurance or reinsurance or other forms of third-party credit enhancement, management expects initially to target a relatively small number of potential reinsurance clients. Furthermore, management expects that a few of these potential clients will account for a high percentage of the Company's revenues for the foreseeable future. If the Company fails to attract or retain business from one or more of these significant potential clients, the Company would be adversely affected.



     ABILITY TO OPERATE BUSINESS FROM BERMUDA. The Operating Company, through which GMA expects to conduct substantially all of its operations, is a registered Bermuda insurance company. Neither GMA nor the Operating Company is currently licensed as a financial guaranty insurer or reinsurer in any other jurisdiction. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as the Operating Company, which are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where an insurer is not admitted to do business is prohibited. In most jurisdictions within the United States, reinsurance contracts can be issued by non-admitted insurers without obtaining an insurance certificate of authority. Similarly, in jurisdictions outside the United States, the Company intends to issue insurance policies through its Bermuda office and not to conduct any activities which will require the Company to be licensed outside of Bermuda. However, the definition of activities which may constitute the transaction of the business of insurance is in some jurisdictions ambiguous and susceptible to judicial interpretation. Accordingly, there can be no assurance that inquiries or challenges to the Company's insurance activities in such jurisdictions will not be raised in the future or that the Company's location, regulatory status or restrictions on its activities resulting therefrom will not adversely affect the Company.



     The Company may be at a competitive disadvantage in jurisdictions where it is not licensed or does not enjoy an exemption from licensing relative to companies that are licensed in such jurisdictions. As the Company's business develops, management will monitor the need to obtain licenses in jurisdictions other than Bermuda in order to comply with applicable law or to be able to engage in additional insurance related activities. Development of the insurance laws themselves in certain jurisdictions may cause management to determine that the Company needs to be licensed in order to continue its insurance-related activities in such jurisdictions. Should management determine that any such licenses should be obtained, there can be no assurance that the Company will be able to obtain such licenses. Furthermore, the process of obtaining such licenses is often costly and may take a long time.


     Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will require it to post a letter of credit or enter into other security arrangements. The Company's quota share and facultative treaties with ACA contain a requirement that the Company must satisfy all regulatory requirements in order to permit ACA to receive credit for such reinsurance. In the event that the Company should default under a letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or otherwise to secure its obligations to its reinsureds, which would adversely affect the Company. If the Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for other types of security, the Company's ability to operate its business may be severely limited. See "Business -- Regulation -- United States and Other."

     Recently, the insurance and reinsurance regulatory framework has become subject to increased scrutiny in many jurisdictions, including the United States, various states within the United States and elsewhere. For example, there have been Congressional and other initiatives in the past in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States ("alien reinsurers") to a greater extent than currently regulated. It is not possible to predict the future impact of changing law or regulation on the operations of the Company. Such changes, if any, could have an adverse effect on the Company.

     FINANCIAL RATINGS.  The Operating Company has been assigned a preliminary
financial strength rating of "A" by                , and a preliminary
claims-paying ability rating of "A" by                and                . Such
ratings have been granted subject to the Company raising gross proceeds of $
million in the Offerings and the Direct Sales. These ratings are used by potential purchasers of financial guaranty insurance and reinsurance as an important means of assessing the financial strength and quality of financial guaranty insurers and reinsurers. In addition, the level of capital charge relief which the rating agencies provide to a financial guaranty insurer that purchases reinsurance is directly dependent on the rating of the reinsurer. Likewise, the decreased overall cost of borrowing realized by an issuer of a financial obligation and the increase in liquidity in the secondary market of a financial obligation that is subject to financial guaranty insurance is largely dependent on the rating of the insurer. The Company's principal competitors are all more highly rated than the Company, which, in some respects, will put the Company at a competitive disadvantage. No assurance can be given that one or more of the rating agencies will not downgrade or withdraw its rating of the Operating Company in the future due to factors that may or may not be within the control of the Company. A downgrade of any of the Operating Company's ratings below "A-" or the withdrawal of any of the Operating Company's ratings would give ACA the right to terminate its reinsurance treaties with the Company, which would adversely affect the Company. Any reinsurance treaty entered into in the future by the Company is expected to contain a similar provision. As a result, a downgrade or withdrawal of any of the Operating Company's ratings would severely limit or prevent the Operating Company from writing any new reinsurance or insurance policies and, consequently, adversely affect the Company. Similarly, a downgrade or withdrawal of any rating of ACA would have adverse consequences to ACA which, in turn, would adversely affect the Company at least during the early stages of its business development.



     DEPENDENCE ON KEY EMPLOYEES. The Company will be substantially dependent in the implementation of its business strategy on its executive officers and key employees. If the Company experiences the unexpected loss of the services of one of those individuals, particularly Donald J. Matthews, the Chairman of the Board
and Chief Executive Officer of the Company,                , Managing Principal
and the Chief Underwriter of the Company, Mary Jane Robertson, Managing Principal and the Chief Financial Officer and Treasurer of the Company, or Bruce
W. Bantz, Managing Principal, Marketing and Business Development of the Company, the Company would be adversely affected. Although the Company has employment agreements with each of such individuals, no assurance can be given that the Company will be able to retain their services. In addition, in order for the Company to assess accurately the risks associated with the financial guaranty reinsurance and insurance policies it writes, it will need to hire and retain additional personnel with underwriting and credit analysis expertise. The Company currently has only five employees, including the individuals named above. The loss of the services of the individuals identified above, or the inability of the Company to hire and retain other talented personnel, could delay or prevent the Company from fully implementing its business strategy and could otherwise adversely affect the Company. The Company does not carry key person life insurance policies for any of its executive officers or key employees.



     Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Such a work permit may be granted or extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised
position. Messrs. Matthews,                and Bantz and Ms. Robertson have not
yet been issued work permits. In addition, the Company will need to obtain work permits for any other non-Bermudian individuals it hires, including individuals with underwriting and credit analysis expertise. While the Company is not currently aware of any reason why the work permits for such individuals would not be issued, there can be no assurance to that effect. The failure of these work permits to be issued would adversely affect the Company.



     UNDERWRITING RISK. Evaluating risk is central to the business of any financial guaranty insurer or reinsurer, and will be particularly important in the case of the Company, which will be engaged in reinsuring and insuring financial obligations that have a credit quality ranging from "A-" to "BB" or that are unrated and have in the Company's opinion an equivalent credit quality. Financial guaranty losses are inherently unpredictable, and the types of obligations insured by the Company will tend to be subject to a higher risk of loss than financial obligations that carry higher ratings. As the Company's
insurance portfolio develops, the Company expects that up to   % of its
insurance portfolio will consist of financial obligations that at the time the Company insures such obligations are rated "BB" or are unrated and have in the Company's opinion an equivalent credit quality. In addition, a substantial portion of the Company's insurance portfolio will consist of policies that cover unrated financial obligations that in the Company's opinion have credit quality equivalent to investment grade obligations. There can be no assurance that material losses will not occur on the insurance risks underwritten by the Company.

     The Company's success will be dependent on its ability to assess accurately the risks associated with the financial obligations it reinsures or insures. If the Company fails to assess accurately the risks it assumes, the Company may fail to establish appropriate premium rates, its reserves may prove to be inadequate to cover losses and, consequently, the Company would be adversely affected. The Company will also need to hire and retain additional personnel with underwriting and credit analysis expertise to assess the risks associated with the financial obligations it reinsures or insures. The inability of the Company to hire or retain such individuals could delay or prevent the Company from fully implementing its business strategy and could otherwise adversely affect the Company.


     The financial guarantees issued by the Company will reinsure or insure the financial performance of obligations over an extended period of time, in some cases over 30 years, under policies that the Company cannot generally cancel. The Company's policy is to provide for loss and loss adjustment expense reserves that are adequate to cover losses that may arise from insured obligations that are currently or imminently in default. The Company also intends to establish general loss reserves in order to account for unidentified risks inherent in its overall portfolio. The establishment of an appropriate level of loss reserves is an inherently uncertain process, made even more so by the immature nature of the "A" rated financial guaranty reinsurance and insurance market, and there can be no assurance that claims made against the Company will not exceed the Company's loss reserves. A significant economic event could trigger widespread claims, particularly if the entire fixed income market were adversely affected. Significant underwriting losses would adversely affect the Company and could cause it to experience net losses. Over time, such losses could impair the Operating Company's ability to maintain its financial strength and claims-paying ability ratings or to pay dividends to GMA.


     MARKET FOR FINANCIAL GUARANTY INSURANCE AND REINSURANCE. The market for financial guaranty insurance is comprised primarily of the issuers of and investors in municipal bonds and asset-backed securities who seek credit enhancement of those financial obligations from insurance companies. Consequently, changes in the underlying market for such obligations may have an impact on the financial guaranty insurance and reinsurance industry. In particular, during periods of rising interest rates or other adverse economic conditions there may be fewer issues of financial obligations and, consequently, a decreased demand for financial guaranty insurance and reinsurance. Similarly, any material change in the United States tax treatment of municipal securities, or the imposition of a "flat tax" or a national sales tax in lieu of the current federal income tax structure in the United States, could adversely affect the market for municipal obligations and, consequently, the demand for financial guaranty insurance and reinsurance of such obligations. During periods of decreasing interest rates, issuers have a greater incentive to enter the capital markets, but typically the interest rate spread between insured and uninsured obligations becomes more narrow, resulting in a decreased incentive to purchase financial guaranty insurance. In addition, a general economic downturn or a downturn in the debt markets could adversely affect the market for financial guaranty insurance and reinsurance. The market for financial guaranty reinsurance is largely dependent on the size and strength of the primary financial guaranty insurance market, as well as the risk retention limitations imposed on primary financial guaranty insurers and other providers of third-party credit enhancement products by rating agencies and regulatory authorities, which limitations are subject to change.

     The market for international financial guaranty insurance and reinsurance is substantially less developed than the market in the United States, particularly with respect to "A" rated financial guaranty insurance. In addition to the factors described above, the risks inherent in international markets, including confiscatory taxation, nationalization of assets, establishment of exchange controls, political or social instability and fluctuation in foreign exchange rates, could adversely affect the Company's performance in the international financial guaranty reinsurance and insurance market. Instability of a country's currency or political situation could result in widespread defaults on issues reinsured or insured by the Company in the country experiencing such instability, which would adversely affect the Company.

     CONFIDENCE IN THE FINANCIAL GUARANTY INDUSTRY. Because the financial guaranty industry is composed of a relatively small number of companies, should any one major financial guaranty insurer suffer a downgrade of its financial strength or claims-paying ability rating, investor confidence in the market as a whole could suffer, causing a decrease in the demand for financial guaranty insurance which would adversely affect the Company. In particular, if ACA's financial strength or claims-paying ability rating is downgraded, its ability to develop further its business would be severely limited and, in turn, the Company would be adversely affected.

     COMPETITION. The traditional financial guaranty insurance and reinsurance industry is highly competitive. The United States market for financial guaranty reinsurance is dominated by a small number of companies that have greater financial resources and are more established than the Company. Similarly, the international market for third-party credit enhancement products is dominated by a number of large banks and other financial institutions, which also have greater financial resources and are more established than the Company. There can be no assurance that such insurers, banks and financial institutions will not seek to duplicate the Company's business strategy and compete directly with the Company by providing lower-priced financial guaranty reinsurance or insurance or comparable forms of credit enhancement. Furthermore, the Company's reinsurance treaties with ACA do not prohibit ACA from competing directly with the Company. If ACA, other financial guaranty insurers, or other third-party credit enhancement providers enter the Company's target markets, the Company could be adversely affected. If ACA is adversely affected by competition in its target markets, the Company would also be adversely affected. Under the Company's quota share reinsurance treaty with ACA, the Company is not permitted to write direct financial guaranty insurance in the United States so long as such treaty remains in effect.

     Competition in the financial guaranty insurance and reinsurance industry is based on many factors, including premium charges, the general reputation and perceived financial strength of the financial guaranty insurer, other terms and conditions of products offered, and reputation and experience in the particular line of financial guaranty to be written. The Company will also compete with alternative methods of credit enhancement that do not employ third-parties, such as over-collateralization of a structured finance transaction to achieve the desired rating. There can be no assurance that the Company's strategy will permit it to compete effectively with these alternative methods of credit enhancement. See "Business -- Competition."


     REGULATION. The Operating Company, through which GMA expects to conduct substantially all of its operations, is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. Among other things, the Bermuda statutes and regulations require the Operating Company to maintain minimum levels of capital and surplus; prescribe minimum solvency and liquidity standards that it must meet; limit transfers of ownership of its capital shares; and provide for the performance of certain periodic examinations of the Operating Company and its financial condition. These statutes and regulations may, in effect, restrict the ability of the Operating Company to write reinsurance and insurance policies and distribute funds to GMA. Generally the Bermudian statutes and regulations applicable to the Operating Company are less restrictive than those that would be applicable to the Operating Company were it subject to the insurance laws of any state in the United States. It is not possible to predict the future impact of changing law or regulation on the operations of the Company. Such changes, if any, could have an adverse effect on the Company. See "Business -- Regulation."



     Neither GMA nor the Operating Company is currently licensed as a financial guaranty insurer or reinsurer in any jurisdiction other than Bermuda. The Company expects to issue insurance policies through its Bermuda office and does not intend to conduct any activities which may constitute the transaction of the business of insurance in any jurisdiction in which the Company is not licensed or otherwise authorized to engage in such activities. However, the definition of such activities is in some jurisdictions ambiguous and susceptible to judicial interpretation. Accordingly, there can be no assurance that inquiries or challenges to the Company's insurance activities in such jurisdictions will not be raised in the future or that the Company's location, regulatory status or restrictions on its activities resulting therefrom will not adversely affect the Company. The Company may be at a competitive disadvantage in jurisdictions where it is not licensed or does not enjoy an exemption from licensing relative to companies that are licensed in such jurisdictions. As the Company's business develops, management will monitor the need to obtain licenses in jurisdictions other than

Bermuda in order to comply with applicable law or to be able to engage in additional insurance related activities. Development of the insurance laws themselves in certain jurisdictions may cause management to determine that the Company needs to be licensed in order to continue its insurance-related activities in such jurisdictions. Should management determine that any such licenses should be obtained, there can be no assurance that the Company will be able to obtain such licenses. Furthermore, the process of obtaining such licenses is often costly and may take a long time.



     INVESTMENT RISKS. There can be no assurance that the investment objectives of the Company will be achieved. The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of such fixed income securities. Volatility or illiquidity in the markets in which the Operating Company directly or indirectly holds positions could adversely affect the Company. See
"Business -- Investment Strategy."



     The Operating Company has retained Alliance Capital Management L.P. and The Prudential Investment Corporation (collectively, the "Investment Managers") to manage the Operating Company's investment portfolio. Each Investment Manager will have discretionary authority over the portion of the Operating Company's investment portfolio allocated to it, subject to the investment guidelines adopted by the Operating Company (the "Investment Guidelines"). The performance of the Operating Company's investment portfolio, therefore, will depend to a great extent on the ability of the Investment Managers to select and manage appropriate investments. There can be no assurance that the Investment Managers will be successful in meeting the Company's investment objectives. The Operating Company may retain additional or different firms to manage its investment portfolio from time to time. See "Business -- Investment Managers."


INCOME TAX RISKS


     United States Taxation of GMA and the Operating Company. GMA and the Operating Company are Bermuda corporations and neither intends to file United States tax returns. GMA and the Operating Company plan to operate in such a manner that they will not be subject to United States tax (other than United States excise tax on reinsurance premiums and withholding tax on certain investment income from United States sources) because they do not intend to engage in a trade or business in the United States. However, because definitive identification of activities which constitute being engaged in a trade or business in the United States is not provided by the Internal Revenue Code of 1986, as amended (the "Code"), or regulations or court decisions, there can be no assurance that the Internal Revenue Service ("IRS") will not contend that GMA and/or the Operating Company is engaged in a trade or business in the United States. If GMA or the Operating Company were considered to be engaged in a trade or business in the United States (and, if such company were to qualify for benefits under the income tax treaty between the United States and Bermuda, such business were attributable to a "permanent establishment" in the United States), it would be subject to United States tax at regular corporate rates on its taxable income that is effectively connected with its United States business plus an additional 30% "branch profits" tax on such income remaining after the regular tax, in which case there could be an adverse affect on the Company. See "Certain Tax Considerations."


     The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. In addition, the Company may be subject to withholding tax on certain investment income from United States sources. There can be no assurance that such taxes will not be increased or that other taxes will not be imposed on the Company's business.


     Controlled Foreign Corporation Rules. United States persons who may, directly or through certain attribution rules, acquire 10% or more of the Common Shares of GMA, should consider the possible application of the "controlled foreign corporation" ("CFC") rules. (Such persons also should see "Limitations on Ownership, Transfers and Voting Rights," below.) Each "United States shareholder" of a CFC who owns shares in the CFC on the last day of the CFC's taxable year generally must include in his gross income for United States federal income tax purposes his pro-rata share of the CFC's "subpart F income," even if the subpart F income has not been distributed. For these purposes, any United States person who owns directly or indirectly 10% or more of the voting stock of a foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as the Operating Company is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the company's stock for an uninterrupted period of 30 days or more during any year. Because of the anticipated dispersion of GMA's share ownership following the Offerings and because under GMA's Bye-Laws no single shareholder (other than Trident) will be permitted to own or to exercise 10% or more of the total combined voting power of GMA, and because neither Trident nor its general partner is a United States person and no direct or indirect Trident partner who is a United States person will own a large enough interest in Trident to own, by attribution, 10% or more of the vote or value of GMA stock, shareholders of GMA should not be viewed as "United States shareholders" of a CFC for purposes of these rules. There can be no assurance, however, that the IRS will not successfully take a contrary position. See "Certain Tax Considerations."



     Related Person Insurance Income Risks. If the Operating Company's related person insurance income ("RPII") determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year and direct or indirect insureds and persons related to such insureds were directly or indirectly to own more than 20% of the voting power or value of the Operating Company's capital stock, a United States person who owns Common Shares in GMA directly or indirectly on the last day of the taxable year may be required to include in income for United States federal income tax purposes the shareholder's pro-rata share of the Operating Company's RPII for the taxable year, determined as if such RPII were distributed proportionately to such United States persons at that date. RPII is generally underwriting premium and related investment income attributable to insurance or reinsurance policies where the direct or indirect insureds are United States shareholders or are related to United States shareholders of the insurance or reinsurance company issuing such policies. The Operating Company believes it is highly unlikely that it will enter into reinsurance agreements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Common Shares. Furthermore, the Operating Company believes it is highly unlikely that the 20% gross insurance income threshold will be met or exceeded in 1998 and subsequent years. However, there can be no assurances regarding either of these thresholds, particularly because the Operating Company's direct insureds are likely to include the owners of securities with respect to which the Operating Company issues financial guaranty insurance or reinsurance, and many of these securities, as well as the Common Shares, are expected to be publicly traded. Consequently, there can be no assurance that a United States person will not be required to include amounts in its income in respect of RPII in any taxable year. Furthermore, no effort will be made by GMA or the Operating Company to identify the extent to which owners of securities for which the Operating Company has issued financial guaranty insurance or reinsurance are also shareholders of GMA. Thus, GMA, the Operating Company and GMA's United States shareholders may not know with certainty whether GMA's United States shareholders are subject to the RPII rules, or how much RPII the Operating Company has earned in any taxable year. See "Certain Tax Considerations."



     Even if the 20% thresholds described in the preceding paragraph are not met, if a shareholder who is a United States person disposes of shares in a foreign insurance corporation that has RPII and in which United States persons own 25% or more of the voting power or value of the corporation's shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (potentially whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Common Shares because GMA is not itself directly engaged in the insurance business and because proposed United States Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of Common Shares. See "Certain Tax Considerations."

     Passive Foreign Investment Company Risks. To avoid significant potential adverse United States federal income tax consequences for any United States person who owns Common Shares of GMA, it is important that GMA not constitute a "passive foreign investment company" (a "PFIC") in any year in which such person is a shareholder. In general, a foreign corporation is a PFIC for a taxable year if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. "Passive income" generally includes interest, dividends and other investment income. However, "passive income" does not include income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Because GMA, through the Operating Company, intends to be predominantly engaged in an insurance business and does not intend to have financial reserves in excess of the reasonable needs of its insurance business, GMA does not expect to meet the requirements for a PFIC. There can be no assurance, however, that the IRS or a court will concur in this view. See "Certain Tax Considerations."



     Bermuda Taxes. Bermuda does not currently impose a corporate level tax on the profits or income of the Company, although it may do so in the future. GMA and the Operating Company have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to GMA, the Operating Company or to any of their operations or the shares, debentures or other obligations of GMA or the Operating Company until March 2016. There can be no assurance that after such date GMA or the Operating Company would not be subject to any such tax.



     Other Taxes. GMA and the Operating Company plan to operate in such a manner that they will not generally be subject to tax in other jurisdictions except for withholding taxes on certain kinds of investment income, excise taxes as described above and other taxes attributable to marketing activities in certain jurisdictions. It is possible, however, that the Operating Company may be held to be doing business in one or more foreign jurisdictions and therefore subject to tax on the profits of such business beyond that contemplated above.



     LIMITATIONS ON OWNERSHIP, TRANSFERS AND VOTING RIGHTS. Except as described below with respect to transfers of Common Shares executed on The Nasdaq National Market under GMA's Bye-Laws, GMA's directors (or their designee) are required to decline to register any transfer of shares of GMA, including Common Shares, if they have any reason to believe that such transfer would result in a person other than Trident (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of any class of shares of GMA. Similar restrictions apply to issuances and repurchases of shares by GMA. The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing reinsurance or insurance from the Operating Company to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act of 1933, as amended (the "Securities Act"), or under any blue sky or other United States securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. A transferor of Common Shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of GMA. GMA is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.



     GMA's directors will not decline to register any transfer of Common Shares executed on The Nasdaq National Market for the reasons described above. However, if any transfer results in the transferee other than Trident (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of GMA's shares or causes GMA's directors (or their designee) to have reason to believe that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing reinsurance or insurance from the Operating Company to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act or under any blue sky or other United States securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected, under GMA's Bye-Laws, the directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from GMA. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on The Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.



     In addition, GMA's Bye-Laws generally provide that any person other than Trident (or any group of which such person is a member) holding directly, or by attribution, or otherwise beneficially owning voting shares of GMA carrying 10% or more of the total voting rights attached to all of GMA's outstanding capital shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Securities and Exchange Commission (the "Commission") regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of the voting shares of GMA. Further, the directors (or their designee) have the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designee) discretion to disregard all votes attached to such shareholder's Common Shares. See "Description of Capital Stock -- Common Shares."


     FOREIGN CURRENCY FLUCTUATIONS. The Company's functional currency is the United States dollar. However, because the Company's business strategy includes reinsuring and insuring financial obligations issued outside the United States, the Company expects that it will write a portion of its business and receive premiums in currencies other than United States dollars. Furthermore, the Operating Company may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars. Consequently, the Company may experience exchange losses to the extent its foreign currency exposure is not properly hedged, which in turn would adversely affect the Company. The Company may use forward foreign currency exchange contracts in an effort to hedge against movements in the value of foreign currencies relative to the United States dollar. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts will not eliminate fluctuations in the value of the Company's assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. The Company will make determinations as to whether to hedge its foreign currency exposure on a case-by-case basis. Given the contingent and long-term nature of the Company's expected foreign currency exposure, it may not be feasible in all instances to hedge effectively such exposure. If the Company does seek to hedge its foreign currency exposure through the use of forward currency exchange contracts or currency swaps, it will be subject to the risk that the counterparties to such arrangements fail to perform.

     SHARES ELIGIBLE FOR FUTURE SALE. Upon consummation of the Offerings and the Direct Sales, GMA expects to have outstanding 24,057,197 Common Shares, Class A Warrants to purchase an aggregate of 3,247,715 Common Shares, Class B Warrants to purchase an aggregate of 700,000 Common Shares and options to purchase an aggregate of 1,013,789 Common Shares. If the Underwriters' over-allotment options are exercised in full, 26,569,697 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to an aggregate of 3,586,903 Common Shares and the number of Common Shares issuable upon the exercise of outstanding options will increase to an aggregate of 1,064,039 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales." Except as disclosed in "Description of Capital Stock -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offerings and any Common Shares sold in the Direct Sales to GMA's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to volume limitations and certain other restrictions). The Common Shares to be sold to the Strategic Investors in the Direct Sales, the Common Shares the Company has contracted to sell to its directors and officers in the Direct Sales and the Common Shares underlying the Class A Warrants, the Class B Warrants and the options are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration. The Strategic Investors, the holders of Class A Warrants and the holders of the Class B Warrants have been granted rights to require the Company to register under the Securities Act the Common Shares purchased by the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants and the Class B Warrants, which rights are not exercisable before the first anniversary of the consummation of the Offerings. The Company has agreed not to permit the acceleration of the exercisability of such rights without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters. The Company does intend to register the resale of the Common Shares underlying any outstanding options promptly following the first anniversary of the consummation of the Offerings. The Company, its directors and officers, the Strategic Investors and the holders of the Class A Warrants have executed agreements (the "lock-up agreements") under which they have agreed that they will not, without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters and, in the case of the Strategic Investors, the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus or, in the case of the Strategic Investors, nine months after the date of this Prospectus. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch & Co., Prudential Securities Incorporated and, in the case of the Strategic Investors, the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements.



     No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offerings, including sales by persons holding the Common Shares sold to the Strategic Investors in the Direct Sales or the Class A Warrants, Class B Warrants or options, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate. See "Shares Eligible for Future Sale."

     YEAR 2000 RISK. Many existing computer programs use only two digits to identify a year in the date field. These programs, if not corrected, could fail or create erroneous results by or at the year 2000. This "Year 2000" issue is believed to affect virtually all companies and organizations, including the Company. Because the Company expects to purchase computer hardware and software that is either new or less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems will not be significant. However, the Company will be exposed to the risk that its third-party service providers, reinsurance clients and issuers of financial obligations insured or reinsured by the Company may be exposed to Year 2000-related problems. The Company is in the process of assessing whether its third-party service providers are or on a timely basis will be Year 2000 compliant. Similarly, the Company has received assurances from ACA that its computer systems are expected to be Year 2000 compliant on a timely basis and the Company intends to seek similar assurances from other future reinsurance clients. Furthermore, as part of the Company's underwriting analysis, it will review the Year 2000 compliance efforts of the issuers of financial obligations insured by the Company and, with respect to the Company's reinsurance operations, will rely on the analysis performed by the primary insurer. There can be no assurance, however, that the Company's operations will not experience material disruptions due to the failure of the Company's third-party service providers, reinsurance clients or the issuers of financial obligations reinsured or insured by the Company to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company. Furthermore, the Company's strategy to penetrate the international financial guaranty reinsurance and insurance markets may subject the Company to additional Year 2000 risk resulting from the possibility that foreign entities may not address Year 2000 compliance issues with as much vigor as their United States counterparts. In the event the Company's plans with respect to its Year 2000 readiness fail to protect its operations from disruptions, the Company has no contingency plan other than the replacement of existing third-party service providers which are not Year 2000 compliant with comparable third-party service providers which are Year 2000 compliant.


     HOLDING COMPANY STRUCTURE. GMA is a holding company that will not conduct significant operations of its own and, at least initially, will have no significant operations or assets other than its ownership of the capital stock of the Operating Company. Dividends and other permitted payments from the Operating Company are expected to be GMA's sole source of funds to pay expenses and dividends, if any. The payment of dividends by the Operating Company to GMA is limited under Bermuda law and regulations, including Bermuda insurance law. Under the Insurance Act 1978 of Bermuda, as amended, and the related regulations (the "Insurance Act"), the Operating Company is prohibited from declaring or paying dividends that would result in the Operating Company failing to comply with its solvency margin and liquidity ratio. In addition, under the Bermuda Companies Act 1981, GMA and the Operating Company may only declare or pay a dividend if there are reasonable grounds for believing that they are, or would after the payment be, able to pay their respective liabilities as they become due. Accordingly, there is no assurance that dividends will be declared or paid by the Company in the future. See "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Plan of Operations -- Liquidity and Capital Resources" and "Business -- Regulation -- Bermuda."



     FOREIGN CORPORATION, SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS. GMA and the Operating Company are both organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of GMA, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of GMA are or may be located in jurisdictions outside the United States. Although GMA has appointed an agent in the City of New York to receive service of process with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares in the U.S. Offering, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against them or GMA on judgments of United States courts, including judgments predicated upon civil liability provisions of the United States federal securities laws. See "Enforceability of Civil Liabilities Under United States Federal Securities Laws."

     NO PRIOR PUBLIC MARKET. Before the Offerings there has been no public market for the Common Shares. There can be no assurance that an active trading market for the Common Shares will develop or be sustained following the completion of the Offerings or that the market price of the Common Shares will not decline from the initial public offering price. The initial public offering price for the Common Shares offered hereby was established by the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Shares after the Offerings.



     DILUTION. Purchasers of Common Shares in the Offerings will experience immediate and substantial dilution of approximately $1.13 per share in the net tangible book value of their Common Shares from the initial public offering price. See "Dilution."

                                USE OF PROCEEDS


     The net proceeds from the sale of the 16,750,000 Common Shares in the Offerings are estimated to be approximately $231.0 million (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic Investors). See "Certain Relationships and Related Party Transactions." The net proceeds from the Direct Sales are estimated to be approximately $103.0 million. The purpose of the Offerings and the Direct Sales is to enable the Company to implement its business plan to provide financial guaranty reinsurance and insurance. Substantially all of the net proceeds of the Offerings and the Direct Sales will be contributed to the capital and surplus of the Operating Company to support its financial guaranty business and will be invested in accordance with the Investment Guidelines. See
"Business -- Investment Strategy." Until so invested, such proceeds will be invested in short-term, investment grade, interest-bearing securities.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company as of August 28, 1998, as adjusted for amounts payable upon consummation of the Offerings and as adjusted to give effect to the Offerings and the Direct Sales and the receipt of the estimated net proceeds therefrom. See "Use of Proceeds."



                                                               AS ADJUSTED FOR
                                                               AMOUNTS PAYABLE     AS ADJUSTED FOR THE
                                                              UPON CONSUMMATION     OFFERINGS AND THE
                                                    ACTUAL    OF THE OFFERINGS       DIRECT SALES(D)
                                                    ------    -----------------    -------------------
                                                                     ($ IN THOUSANDS)
Preferred Shares, par value $1.00 per share
  (50,000,000 shares authorized; no shares
  outstanding; no shares outstanding as
  adjusted).......................................   $ --         $     --              $     --
Common Shares, par value $1.00 per share
  (100,000,000 shares authorized; 12,000 shares
  outstanding; 24,057,197 shares outstanding as
  adjusted for the Offerings and the Direct
  Sales)(a).......................................     12               12                24,057
Additional paid-in capital........................    108           (5,042)(b)           310,107
Accumulated deficit...............................     --             (500)(c)              (500)
                                                     ----         --------              --------
     Total shareholders' equity...................   $120         $ (5,530)             $333,664
                                                     ----         --------              --------
Total capitalization..............................   $120         $ (5,530)             $333,664
                                                     ====         ========              ========


---------------

(a) The Purpose Trust owns 12,000 Common Shares, which constitute all of the Common Shares currently outstanding. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares outstanding excludes 3,247,715 Common Shares issuable upon the exercise of outstanding Class A Warrants, 700,000 Common Shares issuable upon the exercise of the Class B Warrants to be included in the Direct Sales, 1,013,789 Common Shares issuable upon the exercise of options to be granted to directors and officers of the Company upon consummation of the Offerings and 309,357 Common Shares reserved for future issuance pursuant to the Stock Option Plan. If the Underwriters' over-allotment options are exercised in full, 26,569,697 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to 3,586,903 Common Shares, the number of Common Shares issuable upon the exercise of options to be granted to directors and officers of the Company upon consummation of the Offerings will increase to 1,064,039 Common Shares and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will increase to 397,294 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."



(b) Reflects amounts payable upon consummation of the Offerings of $3.9 million to Inter-Atlantic for certain advisory services related to the Offerings and the sales to the Strategic Investors; and $1.25 million for estimated out-of-pocket expenses consisting of legal, accounting and printing expenses as well as filing fees and other costs related to the Offerings and the sales to the Strategic Investors. Inter-Atlantic has contracted with ACA Service, Risk Capital and Trident to provide consulting services to Inter-Atlantic in connection with the services Inter-Atlantic has agreed to provide to the Company. Pursuant to such arrangements, Inter-Atlantic has agreed to pay $1.95 million to ACA Service, $108,225 to Risk Capital and $324,675 to Trident upon consummation of the Offerings.



(c) Reflects estimated expenses incurred by the Company in connection with its operations in the period subsequent to August 28, 1998, including expenses incurred by Inter-Atlantic on the Company's behalf for which Inter-Atlantic is entitled to be reimbursed by the Company upon consummation of the Offerings.



(d) Reflects 24,057,197 Common Shares sold in the Offerings and the Direct Sales and the receipt of the estimated net proceeds therefrom. Does not give effect to any exercise of the Underwriters' over-allotment options and excludes the 12,000 Common Shares currently held by the Purpose Trust.

                                DIVIDEND POLICY


     GMA is a newly formed corporation and has not declared or paid any cash dividends on its Common Shares. The Board of Directors of GMA intends to declare and pay out of current and retained earnings a quarterly cash dividend of $.04 per Common Share following the first full fiscal quarter following the consummation of the Offerings. It will be GMA's policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If GMA's current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If GMA makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by GMA will be at the discretion of its Board of Directors and will depend upon GMA's results of operations and cash flows, the financial position and capital requirements of the Operating Company, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of GMA deems relevant. GMA's ability to pay dividends depends on the ability of the Operating Company to pay dividends to GMA. While GMA is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, the Operating Company is subject to Bermuda regulatory constraints which affect its ability to pay dividends to GMA. Accordingly, there is no assurance that dividends on the Common Shares will be declared or paid in the future. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations -- Liquidity and Capital Resources" and "Business -- Regulation."

                                    DILUTION


     Purchasers of the Common Shares offered in the Offerings will experience an immediate and substantial dilution in net tangible book value of their Common Shares from the initial public offering price. After giving effect to the Offerings and the Direct Sales, the pro forma net tangible book value of the Common Shares (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses, including payments to Inter-Atlantic for its services and reimbursement of certain expenses related to the Offerings and the sales to the Strategic Investors) will be approximately $333.7 million, or approximately $13.87 per outstanding Common Share. This represents an immediate and substantial dilution in net tangible book value to investors purchasing shares in the Offerings of approximately $1.13 per share, without taking into account any Common Shares issuable upon the exercise of Class A Warrants, Class B Warrants and options. Pro forma "net tangible book value" per outstanding share represents shareholders' equity divided by the number of outstanding Common Shares, including the Common Shares issued in the Offerings and the Direct Sales. The following table illustrates this per share dilution:



Initial public offering price...............................  $15.00
Pro forma net tangible book value per outstanding share upon
  completion of the Offerings and the Direct Sales(1).......   13.87
                                                              ------
Dilution to new investors in the Offerings..................  $ 1.13
                                                              ======


---------------

(1) Does not include 3,247,715 Common Shares issuable upon the exercise of outstanding Class A Warrants (3,586,903 Common Shares if the Underwriters' over-allotment options are exercised in full), 700,000 Common Shares issuable upon the exercise of Class B Warrants to be included in the Direct Sales, 1,013,789 Common Shares issuable upon the exercise of options expected to be granted to directors and officers of the Company upon consummation of the Offerings (1,064,039 Common Shares if the Underwriters' over-allotment options are exercised in full) and 309,357 Common Shares reserved for future issuance under the Stock Option Plan (397,294 Common Shares if the Underwriters' over-allotment options are exercised in full). The number of Common Shares issuable upon the exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. The exercise of the Class A Warrants, Class B Warrants and the options are not expected to be dilutive to purchasers of the Common Shares in the Offerings because the exercise price per share of such warrants and options is equal to the initial public offering price per share. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales."



     The following table summarizes the number of Common Shares issued by GMA, the total consideration paid and the average price per share paid in the Direct Sales and the Offerings:



                                        SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                                      ---------------------    -----------------------    PRICE PER
                                        AMOUNT      PERCENT       AMOUNT       PERCENT      SHARE
                                      ----------    -------    ------------    -------    ---------
Direct Sales........................   7,307,197     30.37%    $103,031,478(a)  29.08%     $14.10(b)
Offerings...........................  16,750,000     69.63      251,250,000     70.92      $15.00
                                      ----------    ------     ------------    ------      ------
          Total.....................  24,057,197    100.00%    $354,281,478    100.00%     $14.73
                                      ==========    ======     ============    ======


---------------
(a) Includes amounts paid in the aggregate for Common Shares and Class B Warrants in the Direct Sales.

(b) The average price per share is based on the number of Common Shares purchased in the Direct Sales and does not take into account the Common Shares underlying the Class B Warrants.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


     The following unaudited pro forma consolidated balance sheet has been based on the historical consolidated balance sheet of the Company as of August 28, 1998, and gives effect to the amounts payable upon consummation of the Offerings and to the receipt of the net proceeds of the Offerings and the Direct Sales as if they were consummated on August 28, 1998. The unaudited pro forma consolidated balance sheet is based on assumptions management believes are reasonable and is presented for informational purposes only and does not purport to be indicative of the balance sheet data as of any future date. The unaudited pro forma consolidated balance sheet should be read in conjunction with the Company's historical consolidated balance sheet and notes thereto and other information contained herein. As the Company had no operations on or prior to August 28, 1998, pro forma consolidated statements of income and cash flows are not presented.


                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                AUGUST 28, 1998


                                                                                       AS ADJUSTED FOR THE
                                                            AS ADJUSTED FOR AMOUNTS    RECEIPT OF THE NET
                                                                 PAYABLE UPON            PROCEEDS OF THE
                                             HISTORICAL          CONSUMMATION           OFFERINGS AND THE
                                             INFORMATION       OF THE OFFERINGS           DIRECT SALES
                                             -----------    -----------------------    -------------------
ASSETS
Cash.......................................   $120,000            $   120,000             $334,164,478(d)
                                              --------            -----------             ------------
          Total Assets.....................   $120,000            $   120,000             $334,164,478
                                              ========            ===========             ============
LIABILITIES
Accounts payable...........................   $     --            $ 5,650,000(a)          $    500,000(e)
                                              --------            -----------             ------------
          Total Liabilities................   $     --            $ 5,650,000             $    500,000
                                              ========            ===========             ============
STOCKHOLDERS' EQUITY
Preferred Shares (par value $1.00;
  50,000,000 shares authorized; no shares
  outstanding).............................   $     --            $        --             $         --
Common Shares (par value $1.00; 100,000,000
  shares authorized; 12,000 shares
  outstanding; 24,057,197 shares
  outstanding as adjusted for the receipt
  of the net proceeds of the Offerings and
  the Direct Sales)........................     12,000                 12,000               24,057,197(f)
Additional paid-in capital.................    108,000             (5,042,000)(b)          310,107,281(g)
Accumulated deficit........................         --               (500,000)(c)             (500,000)
                                              --------            -----------             ------------
          Total stockholders' equity.......   $120,000            $(5,530,000)            $333,664,478
                                              ========            ===========             ============
Total liabilities and stockholders'
  equity...................................   $120,000            $   120,000             $334,164,478
                                              ========            ===========             ============


---------------

(a) Reflects amounts payable upon consummation of the Offerings of $3.9 million to Inter-Atlantic for certain advisory services related to the Offerings and the sales to the Strategic Investors; and $1.25 million for estimated out-of-pocket expenses consisting of legal, accounting and printing expenses as well as filing fees and other costs related to the Offerings and the sales to the Strategic Investors. Inter-Atlantic has contracted with ACA Service, Risk Capital and Trident to provide consulting services to Inter-Atlantic in connection with the services that Inter-Atlantic has agreed to provide to the Company. Pursuant to such arrangements, Inter-Atlantic has agreed to pay $1.95 million to ACA Service, $108,225 to Risk Capital and $324,675 to Trident upon consummation of the Offerings. Also reflects $500,000 of estimated expenses incurred by the Company in connection with its operations in the period subsequent to August 28, 1998, including expenses incurred by Inter-Atlantic on the Company's behalf for which Inter-Atlantic is entitled to be reimbursed by the Company upon consummation of the Offerings.



(b) Reflects the estimated costs associated with the Offerings and the sales to the Strategic Investors described in the first two sentences of footnote
    (a).

(c) Reflects the estimated operating expenses described in the final sentence of footnote (a).



(d) Reflects the estimated net proceeds of the Offerings and the Direct Sales, less $12,000 which will be paid to the Purpose Trust in exchange for the Common Shares it currently holds, net of the estimated costs associated with the Offerings and the sales to the Strategic Investors described in the first two sentences of footnote (a).



(e) Reflects payment of the estimated costs associated with the Offerings and the sales to the Strategic Investors described in the first two sentences of footnote (a).



(f) Reflects 24,057,197 Common Shares sold in the Offerings and the Direct Sales, less the 12,000 Common Shares to be repurchased by the Company from the Purpose Trust.



(g) Reflects additional paid-in capital received in the Offerings and the Direct Sales, net of the estimated costs associated with the Offerings and the sales to the Strategic Investors described in the first two sentences of footnote (a).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL


     GMA and the Operating Company were both incorporated in August 1998 in Bermuda and neither has any operating history. The Operating Company was licensed in Bermuda on August 28, 1998 as a Class 3 insurer, which license authorizes it to write, among other things, financial guaranty reinsurance and insurance. The Operating Company is not currently licensed or admitted as an insurer in any jurisdiction other than Bermuda. The Company's fiscal year ends on December 31 and its financial statements are prepared in accordance with GAAP.


LIQUIDITY AND CAPITAL RESOURCES


     GMA will rely primarily on cash dividends and other permissible payments from the Operating Company to pay its operating expenses and dividends on its Common Shares. The Board of Directors of GMA intends to declare and pay out of current and retained earnings a quarterly cash dividend of $.04 per Common Share following the end of the first full fiscal quarter following the consummation of the Offerings. It will be GMA's policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If GMA's current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If GMA makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by GMA will be at the discretion of its Board of Directors and will depend upon GMA's results of operations and cash flows, the financial position and capital requirements of the Operating Company, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of GMA deems relevant. GMA's ability to pay dividends depends on the ability of the Operating Company to pay dividends to GMA. While GMA is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, the Operating Company is subject to Bermuda regulatory constraints which affect its ability to pay dividends to GMA. Accordingly, there is no assurance that dividends on the Common Shares will be declared or paid in the future. See "Dividend Policy" and "Business -- Regulation -- Bermuda."



     The principal sources of funds for the Operating Company's operations are initially expected to be substantially all of the net proceeds of the Offerings and the Direct Sales (after deducting underwriting discounts and commissions, certain advisory fees and other expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic Investors), financial guaranty reinsurance premiums and realized net investment income. These funds are expected to be used primarily to pay operating expenses (including personnel expenses), the cost of new computer equipment and software and, subject to Bermuda law, to make dividend payments to GMA. The balance of the net proceeds will be invested in accordance with the Investment Guidelines. The Company believes that the net proceeds of the Offerings and the Direct Sales will be sufficient to fund its planned growth and operating activities for the next several years.



     The Company's underwriting strategy is to reinsure and insure financial obligations which are expected to make full and timely payment of principal and interest. Nevertheless, given that the Company will be reinsuring and insuring obligations rated from "A-" to "BB" or that are unrated and have in the Company's opinion an equivalent credit quality, the Company does anticipate that its insurance portfolio as a whole may generate a certain level of losses. If the Company fails to assess accurately the risks it assumes, the Company may fail to establish appropriate premium rates, and its reserves may prove to be inadequate to cover losses. The financial guarantees issued by the Company will reinsure or insure the financial performance of obligations over an extended period of time, in some cases over 30 years, under policies that the Company cannot generally cancel. The Company's policy is to provide for loss and loss adjustment expense reserves that the Company expects are adequate to cover losses that may arise from insured obligations that are currently or imminently in default. The Company also intends to establish general loss reserves in order to account for unidentified risks inherent in its overall portfolio. The establishment of an appropriate level of loss reserves is an inherently uncertain process, made even more so by the immature nature of the "A" rated financial guaranty reinsurance and insurance market, and there can be no assurance that claims made against the Company will not exceed the Company's loss reserves. See "Business -- Reserves."



     Historically, insured losses in the financial guaranty insurance business have occurred infrequently. When such losses occur, they have the potential to be significant in amount. While the Company would be required to establish a case basis reserve equal to the present value of all payments due under an insured obligation that goes into default, the Company is only obligated to make payments of principal and interest as they would otherwise become due under such obligation. A significant economic event could trigger widespread claims, particularly if the entire fixed income market were adversely affected. Significant underwriting losses would adversely affect the Company and could cause it to experience net losses. Over time, such losses could impair the Operating Company's ability to maintain its financial strength and claims-paying ability ratings or to pay dividends to GMA.



     The Operating Company, through which GMA expects to conduct substantially all of its operations, is a registered Bermuda insurance company. Neither GMA nor the Operating Company is currently licensed as a financial guaranty insurer or reinsurer in any other jurisdiction. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as the Operating Company, which are not admitted to do business within such jurisdiction. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will require it to post a letter of credit or enter into other security arrangements. The Company's quota share and facultative treaties with ACA contain a requirement that the Company must satisfy all regulatory requirements in order to permit ACA to receive credit for such reinsurance. In the event that the Company should default under a letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or otherwise secure its obligations to its reinsureds, which would adversely affect the Company. If the Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for other types of security, the Company's ability to operate its business may be severely limited.


     Because the Company expects to purchase computer hardware and software that is either new or less than two years old, the Company believes that its exposure with respect to its own computer systems to Year 2000-related problems will not be significant. However, the Company will be exposed to the risk that its third-party service providers, reinsurance clients and issuers of financial obligations insured or reinsured by the Company may be exposed to Year 2000-related problems. The Company is in the process of assessing whether its third-party service providers are or on a timely basis will be Year 2000 compliant. Similarly, the Company has received assurances from ACA that its computer systems are expected to be Year 2000 compliant on a timely basis and the Company intends to seek similar assurances from other future reinsurance clients. Furthermore, as part of the Company's underwriting analysis, it will review the Year 2000 compliance efforts of the issuers of financial obligations insured by the Company and, with respect to the Company's reinsurance operations, will rely on the analysis performed by the primary insurer. There can be no assurance, however, that the Company's operations will not experience material disruptions due to the failure of the Company's third-party service providers, reinsurance clients or the issuers of financial obligations reinsured or insured by the Company to become fully Year 2000 compliant in a timely manner or that such failure will not otherwise have an adverse effect on the Company. Furthermore, the Company's strategy to penetrate the international financial guaranty reinsurance and insurance markets may subject the Company to additional Year 2000 risk resulting from the possibility that foreign entities may not address Year 2000 compliance issues with as much vigor as their United States counterparts. In the event the Company's plans with respect to its Year 2000 readiness fail to protect its operations from disruptions, the Company has no contingency plan other than the replacement of existing third-party service providers which are not Year 2000 compliant with comparable third-party service providers which are Year 2000 compliant.

     Pursuant to an agreement between Inter-Atlantic and the Company, Inter-Atlantic has agreed to provide certain services in connection with the Offerings and the sales to the Strategic Investors, including assistance in preparing a registration statement for the Common Shares, retaining underwriters in connection with the Offerings and such other services as the Company or Inter-Atlantic deems appropriate. Pursuant to such Agreement, the Company has agreed to pay Inter-Atlantic a fee of $3.9 million upon consummation of the Offerings. Inter-Atlantic has in turn contracted with ACA Service, Risk Capital and Trident to provide consulting services to Inter-Atlantic in connection with the services Inter-Atlantic has agreed to provide to the Company. Pursuant to such agreement, Inter-Atlantic has agreed to pay $1.95 million to ACA Service, $108,225 to Risk Capital and $324,675 to Trident upon consummation of the Offerings. The Company is also obligated upon consummation of the Offerings to reimburse Inter-Atlantic for expenses it incurs in connection with performing services under its agreement with the Company. Such expense reimbursements will not include the fees Inter-Atlantic is obligated to pay ACA Service, Risk Capital and Trident, but will include expenses incurred by ACA Service, Risk Capital and Trident in connection with performing services under their agreements with Inter-Atlantic for which Inter-Atlantic is obligated to reimburse ACA Service, Risk Capital and Trident upon consummation of the Offerings. At September 30, 1998, Inter-Atlantic had incurred expenses in connection with the Company's operations of approximately $38,000 and expenses in connection with the Offerings and the sales to the Strategic Investors of approximately $278,000, including reimbursements it owed to ACA Service, Risk Capital and Trident. Upon consummation of the Offerings, expenses incurred by the Company, including expenses incurred by Inter-Atlantic on the Company's behalf are currently estimated to be approximately $1,750,000, of which approximately $500,000 is estimated to relate to expenses in connection with the Company's operations and approximately $1,250,000 is estimated to relate to expenses in connection with the Offerings and the sales to the Strategic Investors, including reimbursements it will owe to ACA Service, Risk Capital and Trident.



     The Company has retained Insurance Consulting Services Limited ("ICS"), a Bermuda corporation, to provide risk management services and other related financial services. Pursuant to such agreement, ICS is entitled to receive an annual fee of $425,000, which is payable in quarterly installments commencing on the consummation of the Offerings through the fifth anniversary of the consummation of the Offerings. See "Certain Relationships and Related Party Transactions."


PLAN OF OPERATION


     The Company's plan of operation for the remainder of fiscal 1998 is to begin full-scale implementation of its business plan. The Company does not currently have any material commitments for any capital expenditures over the next twelve months. Its principal expenditures are expected to consist of operating expenses (including personnel expenses), the cost of new computer equipment and software and, subject to Bermuda law, the payment of dividends. By the end of 1999, the Company anticipates that it will hire thirteen additional employees, which would bring the total number of employees to eighteen.



     The Company expects that the net proceeds of the Offerings and Direct Sales (after deducting underwriting discounts and commissions, certain advisory fees and other expenses, including payments to Inter-Atlantic for its services and reimbursement for certain expenses related to the Offerings and the sales to the Strategic Investors) will be sufficient to satisfy its cash requirements and to provide a level of capital sufficient to enable the Company to provide financial guaranty reinsurance and insurance for the next several years and that, at a minimum, the Company believes that it will not be necessary during the six months immediately following the Offerings and the Direct Sales to raise additional funds to meet the expenditures required to operate the Company's business. Over time, internally generated funds from the Company's insurance operations and investment portfolio plus a working capital line of credit and the capital base established by the Offerings and Direct Sales are expected to be sufficient to operate the Company's business, although no such working capital line has yet been established and no assurance can be given that such a facility will be obtained on terms acceptable to the Company. Consequently, the Company does not presently anticipate that it will incur any material indebtedness in the ordinary course of its business other than obtaining letters of credit as security for its reinsurance agreements and a working capital line of credit.

However, there can be no assurance that the Company will not be required to incur other indebtedness in order to implement its business strategy.

CURRENCY


     The Company's functional currency is the United States dollar. However, because the Company's business strategy includes reinsuring and insuring financial obligations issued outside the United States, the Company expects that it will write a portion of its business and receive premiums in currencies other than United States dollars. Furthermore, the Operating Company may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars. Consequently, the Company may experience exchange losses to the extent its foreign currency exposure is not properly hedged, which in turn would adversely affect the Company. The Company may use forward foreign currency exchange contracts in an effort to hedge against movements in the value of foreign currencies relative to the United States dollar. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts will not eliminate fluctuations in the value of the Company's assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. The Company will make determinations as to whether to hedge its foreign currency exposure on a case-by-case basis. Given the contingent and long-term nature of the Company's expected foreign currency exposure, it may not be feasible in all instances to hedge effectively such exposure. If the Company does seek to hedge its foreign currency exposure through the use of forward foreign currency exchange contracts or currency swaps, it will be subject to the risk that the counterparties to such arrangements will fail to perform.


TAXATION


     Bermuda does not currently impose a corporate level tax on the profits or income of the Company. GMA and the Operating Company have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to GMA, the Operating Company or to any of their operations or shares, debentures or other obligations of GMA or the Operating Company until March 2016. There can be no assurance that after such date GMA or the Operating Company would not be subject to any such tax. See "Certain Tax
Considerations -- Taxation of GMA and the Operating Company -- Bermuda."



     Because GMA and the Operating Company are not expected to conduct business in the United States, and because GMA and the Operating Company expect to qualify for the benefits of the tax convention between the United States and Bermuda, it is not expected that GMA or the Operating Company will be subject to United States federal income taxes or any other corporate level tax. The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums to be paid to the Operating Company is currently 1%. The rate of tax for any premiums for direct issuance of financial guarantees would be 4%. In addition, the Company may be subject to withholding tax on certain investment income from United States sources. There can be no assurance that such taxes will not be increased or that other taxes will not be imposed on the Company's business. See "Certain Tax Considerations."



     GMA and the Operating Company plan to operate in such a manner that they will not generally be subject to tax in other jurisdictions except for withholding taxes on certain kinds of investment income, excise taxes as described above and other taxes attributable to marketing activities in certain jurisdictions. It is possible, however, that the Operating Company may be held to be doing business in one or more foreign jurisdictions and therefore subject to tax on the profits of such business beyond that contemplated above.

IMPACT OF INFLATION

     The effects of inflation will be implicitly considered in pricing the Company's products and estimating the Company's loss reserves. The actual effects of inflation on the results of the Company cannot be accurately known until claims are ultimately settled.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as "derivatives") and for hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The statement also sets forth the criteria for determining whether a derivative may be specifically designated as a hedge of a particular exposure with the intent of measuring the effectiveness of that hedge in the statement of operations. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management does not believe that the adoption of this statement will have a material impact on the Company's consolidated financial position, results of operations or cash flows although the Company does expect to hold certain derivative instruments that pursuant to SFAS No. 133 may have to be valued on the Company's balance sheet at their fair value.

                                    BUSINESS


     GMA and the Operating Company were both recently organized in Bermuda to provide "A" rated financial guaranty reinsurance and insurance on financial obligations, principally municipal and asset-backed securities and other structured finance obligations, that are rated from "A-" to "BB" or that are unrated and have in the Company's opinion an equivalent credit quality. The Company will seek to provide financial guaranty reinsurance on a worldwide basis and direct financial guaranty insurance outside of the United States. Upon consummation of the Offerings, the Company expects to be the only publicly traded "A" rated financial guaranty insurance company and the first publicly traded Bermuda-based company focused principally on the financial guaranty industry.


     Financial guaranty insurance provides the holder of a financial obligation with a guaranty against financial loss. Such insurance is principally used to guarantee the payment of principal and interest on a debt security, and is typically unconditional, irrevocable and, except for non-payment of premiums, non-cancelable. Financial guaranty insurance is primarily offered as a credit enhancement to municipal and asset-backed securities, and can be provided at the time of the original issuance of financial obligations or to holders of such obligations in connection with secondary market transactions. Issuers of financial obligations generally purchase financial guaranty insurance to raise the credit ratings of their financial obligations and, consequently, to reduce their overall cost of borrowing. Holders of financial obligations benefit from financial guaranty insurance because the risk of loss associated with an issuer's default is reduced and because an obligation that is insured is typically more liquid in the secondary market than it would be without such insurance. Under a financial guaranty reinsurance contract, the reinsurer agrees to bear part or all of the loss the primary insurer may sustain under a financial guaranty insurance policy it has written. In consideration for this reinsurance, the primary insurer pays premiums to the reinsurer. Reinsurance in the financial guaranty industry serves to (i) increase the insurance capacity of a primary insurer; (ii) assist a primary insurer in meeting applicable capital and other requirements imposed by rating agencies and regulatory authorities; and (iii) manage the risk exposure of a primary insurer.


     The Company expects to have an equity capitalization of approximately $333.7 million upon consummation of the Offerings and the Direct Sales. Management believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to potential clients and is necessary to establish itself as a competitive financial guaranty reinsurer and insurer. As a newly formed entity, the Company's capital is presently unencumbered by such issues as insured portfolio leverage, loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. In addition, although the Company does expect that it may seek a working capital line of credit to finance its operations, the Company does not presently have or plan to have any indebtedness other than obtaining letters of credit in connection with its reinsurance agreements. In part because of the Company's expected capitalization following the Offerings and the Direct Sales, the Operating Company has been assigned a preliminary financial strength rating
of "A" by                , and a preliminary claims-paying ability rating of "A"
by                and                . Such ratings have been granted subject to
the Company raising gross proceeds of $          million in the Offerings and
the Direct Sales.


BUSINESS STRATEGY

     The Company's objective is to capitalize on what it believes to be an opportunity to provide innovative and cost-effective forms of third-party credit enhancement. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Participate in the Development of the "A" Rated Financial Guaranty Market in the United States


     Historically, the United States financial guaranty insurance market has generally been served by "AAA" rated financial guaranty insurance companies. The Company will seek to capitalize on what it believes is a growing market for "A" rated financial guaranty reinsurance and insurance in the United States. ACA, an affiliate of one of the Company's Sponsors, has since the commencement of its operations in October 1997 been developing the market for "A" rated financial guaranty insurance by offering a lower rated alternative to "AAA" rated financial guaranty insurance, which it believes may be particularly attractive to issuers that have previously had limited access to the financial markets. The Company believes that in many cases "A" rated financial guaranty insurance can reduce an issuer's overall cost of borrowing and increase the liquidity of a financial obligation trading in the secondary market while costing less than traditional "AAA" rated financial guaranty insurance or other forms of third-party credit enhancement. The Company has entered into three reinsurance treaties with ACA that will become effective upon consummation of the Offering. The Company believes that such treaties will provide ACA with additional insurance capacity and will permit ACA to develop further the market for "A" rated financial guaranty insurance. See "-- Reinsurance Treaties with ACA." In addition, the Company will also seek in the United States to enter into reinsurance arrangements with higher rated financial guaranty insurers and reinsurers as well as other providers of third-party credit enhancement. Such arrangements would be structured so that the Company would assume a portion of the risk guaranteed by an insurer or other third-party credit enhancement provider on a basis that would result in the rating agencies and regulatory bodies treating the underlying obligation as "A" rated, thereby providing such insurers or other third-party credit enhancement providers capital relief and other benefits.


- Penetrate the International Credit Enhancement Market


     Traditionally, issuers and holders of financial obligations outside the United States have relied on banks and other financial institutions offering letters of credit and other guaranties rather than financial guaranty insurance. The Company believes that, as is the case in the United States, an opportunity exists to provide "A" rated financial guaranty insurance as an innovative and cost-effective alternative to existing forms of credit enhancement. The Company's principal international focus will be to seek to insure and reinsure financial obligations backed by assets originating in European Union countries by capitalizing on the relationships its management team has developed and will seek to develop with investment banks, commercial banks and other financial services firms. The Company is not currently licensed as a financial guaranty insurer in any European Union country because it believes that it can effectively insure and reinsure such financial obligations while operating from Bermuda. As the Company's business develops, management will monitor the need to obtain licenses in such markets in order to comply with applicable law or be able to engage in additional insurance related activities.


- Utilize a Disciplined Underwriting Approach


     The Company's underwriting strategy is to reinsure and insure financial obligations which are expected to make full and timely payment of principal and interest. Nevertheless, given that the Company will be reinsuring and insuring obligations rated from "A-" to "BB" or that are unrated and have in the Company's opinion an equivalent credit quality, the Company does anticipate that its insurance portfolio as a whole may generate a certain level of losses. The Company will over time seek to diversify the risks it reinsures and insures by type of obligor, type of pledged assets, transaction size, geographic location of the obligor, revenue sources and risk duration. Such diversification is intended to mitigate the impact on the Company's insurance portfolio as a whole in the event that higher than expected losses arise in certain segments of the Company's business. The Company also intends initially to seek a private or "shadow" rating evaluation from one or more nationally recognized rating agencies on substantially all unrated financial obligations insured by the Company on a direct basis.


- Capitalize on Skill and Experience of Management and Board of Directors

     The Company has assembled a senior management team of experienced reinsurance and insurance professionals to implement its business strategy. The Company's Chairman of the Board and Chief Executive Officer, Donald J. Matthews, has over 24 years of experience in the insurance and reinsurance industries and was President, Chief Operating Officer and a director of ACA from its formation in October 1997 to August 1998 when he resigned as an officer and director of ACA to join the Company. From 1985 to 1997, he served as Senior Vice President and a Principal of Johnson & Higgins (now Marsh & McLennan Companies, Inc.), where he was employed for 23 years. At Johnson & Higgins, Mr. Matthews most recently served as Chairman of its Global Financial Group, where he oversaw the firm's insurance and reinsurance relationships with financial services companies, including commercial banks and investment banks, on a worldwide basis. Also while at Johnson & Higgins, Mr. Matthews was instrumental in the formation of Corporate Officers & Directors Assurance Ltd. ("CODA") and

     Executive Risk Inc.,             , Managing Principal and the Chief
     Underwriter of the Company, has over      years of experience in the
     financial guaranty insurance and reinsurance industries and was formerly
                 . Mary Jane Robertson, Managing Principal and the Chief Financial Officer and Treasurer of the Company, has over 21 years experience in the insurance industry and from 1993 to 1997 was the Chief Financial Officer and a Senior Vice President of Capsure Holdings Corp., an insurance holding company (now part of CNA Surety Corp.) conducting principally surety and fidelity insurance business. From 1986 to 1996, Ms. Robertson served as the Chief Financial Officer and an Executive Vice President of United Capitol Insurance Company, a property/casualty insurance company. Bruce W. Bantz, Managing Principal, Marketing and Business Development of the Company, has over 16 years experience in the investment and consumer banking industries, specializing in asset securitization. From 1997 to 1998, Mr. Bantz was a Director and Global Head of Asset Securitization of Dresdner Kleinwort Benson, an investment banking division of Dresdner Bank A.G. From 1994 to 1997, Mr. Bantz served as a Director and Global Head of Asset Securitization for NatWest Markets, an investment banking division of NatWest Group PLC. The Company's Board of Directors consists of several individuals with extensive experience in the financial guaranty and financial services industries. Management believes that the reputation and expertise possessed by the Company's officers and directors should assist the Company with its underwriting analysis and marketing efforts.


- Maintain Low Cost Structure.

     Management believes that through controls on overhead expenses and the absence of a corporate level tax in Bermuda on the Company's profits and income, the Company will have a low cost structure. The Company expects that its cost structure will help enable it to offer its products at attractive prices and to compete effectively in the financial guaranty reinsurance and insurance markets.


REINSURANCE TREATIES WITH ACA


     The following description of the reinsurance treaties between the Company and ACA does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such treaties. A copy of each reinsurance treaty is filed as an exhibit to the Registration Statement of which this Prospectus is a part.


     The Company has entered into three reinsurance treaties with ACA, an affiliate of a Sponsor of the Company, which will become effective upon consummation of the Offerings. The first treaty is a "quota share" treaty pursuant to which the Company is required to provide, and ACA is required to purchase, reinsurance on a fixed percentage of certain risks insured by ACA. The second and third treaties are "facultative" treaties under which the Company and ACA each have the right of first refusal to reinsure each financial obligation the other insures on a direct basis. Such treaties also set forth the basic terms on which the Company and ACA may purchase such reinsurance from the other on a case-by-case basis after individual underwriting decisions have been made. The Company anticipates that at least in the early stages of its business development, the premiums it receives under the treaties with ACA will account for a substantial portion of the Company's total premium income.


  Quota-Share Reinsurance Treaty


     Under a quota-share reinsurance treaty, dated             , 1998 and
effective as of the closing of the Offerings, between ACA as reinsured and the Company as reinsurer, ACA has agreed to cede and the Company has agreed to accept as reinsurance a pro rata share of the insurance policies, surety bonds, indemnity contracts, financial guaranties and other evidences of insurance (including contracts, agreements, binders and endorsements) written by ACA during the term of the agreement. ACA will pay the Company a premium for each calendar quarter equal to the Company's pro rata share of the gross net written premium income collected by ACA with respect to policies covered by the treaty during each quarter less a 35% ceding commission. The premiums are payable in full 60 days following the close of each calendar quarter. Under the quota-share treaty, the Company is not permitted to write direct financial guaranty insurance in the United States so long as such treaty remains in effect.

     The Company's pro rata share will be equal to 22.5% of each transaction for which the total premium is estimated to equal at least $100,000; however, the quota-share treaty will not apply to any portion of a transaction that would cause the risk retained by ACA to exceed any single-risk limit applicable to ACA assessed by any rating agency or regulatory authority or by ACA's internal guidelines. Any risks not covered by the quota-share treaty may be ceded under the master facultative treaty between the Company and ACA as described below. The Company will have no obligation to accept any share of a transaction to the extent such acceptance would cause the Company to exceed any applicable single- or aggregate-risk limit established by law or by a nationally recognized rating agency. In addition, the Company will not be required to accept a share of a transaction that would cause the Company to violate its internal underwriting guidelines, provided that such guidelines are not made more restrictive in the future without ACA's written consent. In the event that the Company is obligated to accept a share of a transaction that would cause the Company to violate its internal underwriting guidelines, the Company will seek to reinsure such exposure. There can be no assurance that the Company will be able to obtain such reinsurance.



     The quota-share treaty expires on December 31, 1999 but will be automatically renewed for successive one-year terms, unless the Company gives written notice at least 90 days prior to any December 31 of its intent not to renew for the succeeding calendar year. In the event the Company gives such notice, the business reinsured under the quota-share treaty will become fixed (i.e., no new business will be added to the business already reinsured) as of such December 31. The business reinsured will also become fixed on the day that any of the following events occurs: (i) either ACA or the Company ceases to have a financial strength rating or claims-paying ability rating from any of Standard & Poor's, Fitch IBCA or Duff & Phelps that is at least "A-" and such rating has not been restored within one month (a "Ratings Event"); (ii) either ACA or the Company becomes insolvent or has a final order of liquidation, rehabilitation, conservatorship or receivership entered against it; (iii) the Company, in its sole discretion, determines that ACA has materially violated its underwriting guidelines and delivers a notice to such effect to ACA; (iv) either ACA or the Company breaches certain covenants set forth in the quota share treaty and such breach is not cured within 60 days of notice to the breaching party by the other party; or (v) ACA fails to pay the premiums owed to the Company and such failure is not remedied within ten days of notice thereof. In the event of termination, the Company will remain liable for the reinsurance liabilities ceded thereunder until the earlier of (i) the settlement, natural expiration or cancellation of such liabilities and (ii) the cut-off date, if any. The cut-off date is any December 31 as to which ACA has given at least 90 days' prior written notice and either (i) the business reinsured has become fixed as described above (provided that such December 31 falls in the year 2000 or later) or (ii) no net incurred losses have been paid by the Company under the quota-share treaty (provided that such December 31 falls in the year 2003 or later). The Company's liability thereunder will terminate on such cut-off date, if any, and the Company will return all unearned premiums to ACA within 30 business days.



  Master Facultative Reinsurance Treaties



     Under reciprocal master facultative reinsurance agreements, each dated
            , 1998 and effective as of the closing of the Offerings between (in the case of one of such agreements) ACA as reinsured and the Company as reinsurer and (in the case of the other such agreement) the Company as reinsured and ACA as reinsurer, the Company or ACA (as the case may be) as reinsured will agree to cede and the reinsurer will agree to accept as reinsurance such share of any risk insured by the reinsured as may be specified and agreed upon by the parties in a reinsurance memorandum. The reinsured under each master facultative treaty will present to the reinsurer each of the risks it incepts or renews during the term of such agreement, and the reinsurer will have the right, in its sole discretion, to reject or accept any individual risk presented to it by the reinsured. Such arrangements are equivalent to a right of first refusal of the Company and ACA with respect to all business originated by the other.


     Each reinsured will pay the related reinsurer its share of the premium related to any policy after first deducting a ceding commission allowed by the reinsurer, as such premium and ceding commission are set forth in the related reinsurance memorandum. Such reinsurance memorandum may also modify any of the terms, conditions or coverage set forth in the related master facultative treaty.

     Each master facultative treaty will be a continuous contract until canceled. It may be canceled at any time by mutual consent, or by either party by giving at least 90 days prior written notice. In either such event, the reinsurer will continue to be liable with respect to policies ceded pursuant to such agreement until the natural expiration or cancellation of such policies, except to the extent that both parties agree to a withdrawal of the reinsured risks from the reinsurer and return or payment by the reinsurer of an amount equal to its share of incurred loss and loss expenses and of unearned premiums (less the corresponding ceding commission). Such agreement may also be canceled at the discretion (in the case of the Company) of the Minister of Finance of Bermuda or (in the case of ACA) the Commissioner of Insurance of the State of Maryland acting (in either case) as rehabilitator, liquidator or receiver of the reinsured party.

     In addition, the reinsured under each master facultative treaty will have the right to terminate its participation in policies covered thereunder by giving written notice thereof if any of: (i) the performance of such agreement is prohibited or rendered impossible by any applicable law or regulation, such reinsured fails to receive all or substantially all financial credit for the reinsurance provided by such agreement in all applicable jurisdictions, or the insurance regulator in the applicable jurisdiction directs such reinsured to cancel its participation in such agreement; (ii) the related reinsurer becomes insolvent, fails to maintain (in the case of the Company) the minimum capital and surplus or surplus to policyholders requirements required by the laws of its domicile or (in the case of ACA) by certain applicable sections of the New York Insurance Law, is the subject of a voluntary or involuntary filing of a petition in bankruptcy, goes into liquidation or rehabilitation, has a receiver appointed, allows its surplus to policyholders to decline by 25% during any twelve-month period as reported in any financial statement or fails to maintain the approval of (in the case of the Company) the Minister of Finance of Bermuda or (in the case of ACA) the Commissioner of Insurance of the State of Maryland;
(iii) such reinsurer (a) is acquired, or comes under the control of any other insurance company or organization, provided that the reinsured gives notice of its intention to terminate within fifteen days of its receipt of notice of such occurrence, or (b) fails to timely cure a breach of any of its respective covenants as set forth in the master facultative treaty; or (iv) a Ratings Event occurs with respect to such reinsurer. Termination will be effective upon the related reinsurer's receipt of written notice thereof, except that termination in the case of clause (iii) will be effective 60 days after such reinsurer's receipt of written notice thereof. Upon any such termination, the reinsurer will return the reinsured risks to the reinsured and pay to such reinsured an amount equal to such reinsurer's share of incurred loss and loss expenses and of statutory unearned premiums (less the corresponding ceding commission), unless such reinsurer's notice of termination provides that it will continue to cover all policies written by such reinsured prior to such termination and coming within the scope of such master facultative treaty until the natural expiration or cancellation of such policies.

DESCRIPTION OF ACA

     ACA was established in October 1997 and, to the Company's knowledge, is the only "A" rated financial guaranty insurer operating in the United States. ACA is a privately-held Maryland-domiciled insurance company with its principal offices in New York City. ACA is licensed to provide financial guaranty insurance in all 50 states, the District of Columbia and the territories of Guam, the United States Virgin Islands and Puerto Rico. ACA's primary business is the provision of financial guaranty insurance on financial obligations that are rated from "A-" to "BB" or that are unrated and have in ACA's opinion an equivalent credit quality. ACA has issued such policies both to issuers of financial obligations at the time of original issuance and to holders of financial obligations in connection with secondary market transactions. Standard & Poor's currently rates ACA's financial strength as "A," and its claims-paying ability is currently rated "A" by Duff & Phelps and Fitch IBCA.

     ACA was founded by H. Russell Fraser, a director of the Company, Mr. Matthews, the Chairman and Chief Executive Officer of the Company, and a group of senior executives having extensive experience in financial guaranty insurance, credit analysis and related areas. Mr. Fraser, the Chairman of the Board and Chief Executive Officer of ACA, formerly served as the Chairman and Chief Executive Officer of Fitch Investors Service, L.P. (now Fitch IBCA) and the President and Chief Executive Officer of AMBAC Indemnity Corporation (now Ambac Assurance Corporation).


     From January 1, 1998 to August 31, 1998, ACA wrote financial guaranty insurance covering approximately 65 different underlying credits representing approximately $900 million in aggregate principal amount for premiums totaling approximately $21.1 million. Substantially all of the financial guaranty insurance written by ACA has covered municipal obligations and obligations issued by other tax-exempt organizations, although ACA has insured some corporate and asset-backed securities. ACA's insured portfolio as of August 31, 1998 consisted solely of financial obligations of obligors located in the United States, although the portfolio was diversified across different states within the United States. Also as of August 31, 1998, approximately 40% of ACA's insured portfolio consisted of obligations issued by obligors in the health care sector and approximately 10% consisted of obligations issued by obligors in the education sector. Because ACA has only recently commenced operations, the composition and diversification of its insured portfolio is expected to change as its business continues to mature, although there can be no assurance as to the future composition of ACA's insured portfolio. As of June 30, 1998, ACA had admitted assets of $127.2 million, total liabilities of $19.6 million, and total capital and surplus of $107.6 million, as determined in accordance with statutory accounting practices prescribed or permitted by United States insurance regulatory authorities.



     ACA's initial gross capital raised consisted of $126.25 million, of which $120.0 million was contributed by five institutional investors and $6.25 million by ACA management and employees. ACA also has $125.0 million of reinsurance capacity in the form of two excess of loss facilities, one for $50.0 million with Zurich Reinsurance (North America) Inc. and the other for $75.0 million with Capital Credit Reinsurance Company.


     To evaluate the credit quality of each potential transaction, ACA has established underwriting guidelines that incorporate conventional credit criteria, including adequacy of projected cash flows, value and availability of collateral, legal structure and documentation and due diligence. As part of its business strategy, however, ACA considers variations from such guidelines that, in its view, do not materially impair credit quality and analyzes each transaction individually. ACA's underwriting process, which requires approval of all substantial transactions by a committee that includes (among others) its Chief Executive Officer, Chief Financial Officer and General Counsel, is designed to ensure the full utilization of the experience and expertise of its staff of eight underwriters and three attorneys. All transactions that ACA enters into are reviewed by the rating agencies that have assigned financial strength or claims-paying ability ratings to ACA. In addition, ACA has an experienced surveillance staff that, with its legal department, monitors the performance of all transactions. In the event a claim is made under a policy, ACA will aggressively pursue its remedies to ensure maximum recoveries.

     So as to maintain its "A" rating, ACA adheres to the capital charges, single-risk limits and investment-grade limits prescribed by its rating agencies. Standard & Poor's, for example, has published rating-sensitive capital charges for municipal and corporate obligations and representative capital charges for asset-backed securities; it has also established single-risk limits applicable to ACA for investment-grade and non-investment-grade municipal and corporate bonds and asset-backed securities. Standard & Poor's requires at least 70% of ACA's "public finance volume" (as defined by Standard & Poor's) and at least 75% of its "asset-backed volume" (as so defined) to be investment grade.

     In addition, although ACA operates as a financial guaranty insurance company throughout the United States, legislation in effect in most states does not provide for financial guaranty insurance as a distinct type of insurance; such states classify ACA's business differently depending on their statutory framework. As a result, ACA is regulated as a financial guaranty insurer, as a surety and as a property/casualty insurer depending on the jurisdiction involved. State laws regulate the amount of both the aggregate and individual risks that may be insured, the amount of reinsurance from any one reinsurer for which regulatory credit will be given, the payment of dividends by ACA, changes in control, and certain transactions among affiliates. ACA is also required to maintain varying contingency reserves with respect to its liabilities in certain amounts and for certain periods of time.

UNDERWRITING STRATEGY

     The Company's underwriting strategy is to reinsure and insure financial obligations which are expected to make full and timely payment of principal and interest. Nevertheless, given that the Company will be reinsuring and insuring obligations rated from "A-" to "BB" or that are unrated and have in the Company's opinion an equivalent credit quality, the Company does anticipate that its insurance portfolio as a whole may generate a certain level of losses. The Company will over time seek to diversify the risks it reinsures and insures by type of obligor, type of pledged assets, transaction size, geographic location of the obligor, revenue sources and risk duration. Such diversification is intended to mitigate the impact on the Company's insurance portfolio as a whole in the event that higher than expected losses arise in certain segments of the Company's business. In addition, the Company intends to limit its risk exposure to the single-risk limits and non-investment grade limits prescribed by its rating agencies and the Company's internal underwriting guidelines. Such limitation is intended to help mitigate the financial effect upon the Company of a catastrophic event affecting any single issuer.

     The Company has hired                to act as its Chief Underwriter. Mr.
               has over      years of experience in analyzing the risks
associated with financial guaranty insurance. All risks insured by the Company will be approved by its Credit Committee, which consists of Mr.
as well as the Company's Chief Executive Officer and Chief Financial Officer. Each risk insured by the Company must comply with the underwriting guidelines the Company has established in consultation with the rating agencies that have assigned preliminary financial strength and claims-paying ratings to the Operating Company, unless an exception to the guidelines is specifically approved by the Company's Board of Directors. The Company's underwriting guidelines will regularly be reviewed and modified when necessary to conform to changing market, economic and legal conditions.

     Whenever necessary, the Company intends to retain external assistance to expedite and support its underwriting review process, including contracting for analytical, legal, technical and engineering expertise. The Company also intends
initially to seek a private or "shadow" rating evaluation from                on
most unrated financial obligations insured by the Company on a direct basis.

RESERVES


     Policy claims are expected to comprise the majority of the Company's financial obligations, and reserves therefor will be maintained on both a Bermuda regulatory and GAAP basis. The financial guarantees issued by the Company will reinsure or insure the financial performance of obligations over an extended period of time, in some cases over 30 years, under policies that the Company cannot generally cancel. The Company's policy is to provide for loss and loss adjustment expense reserves that the Company expects are adequate to cover losses that may arise from insured obligations that are currently or imminently in default. When a default occurs or is imminent with respect to a particular insured obligation, a case basis reserve will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and the estimated expenses associated with settling relevant claims, less any estimated recoveries under salvage or subrogation rights.



     Consistent with industry practice, the Company also intends to establish general loss reserves in order to account for unidentified risks inherent in its overall portfolio. The general reserve amount will be calculated by applying a loss factor to the total exposure of the Operating Company's insured obligations outstanding over the term of such insured obligations and discounted to present value. The loss factor used for this purpose will be determined based on a variety of criteria including industry data, the Company's actual claims exposure, the characteristics and exposure to risk of the Operating Company's insured portfolio, the insurance portfolios of the Operating Company's ceding companies, obligations of the Operating Company under its reinsurance treaties, and general economic conditions. At least initially, the Company intends to establish a general loss reserve equal to 15% of earned premium income, which amount is consistent with the current general loss reserve policy of ACA. The Company will, on an ongoing basis, monitor the general reserve and may periodically adjust such reserve based on the Company's actual loss experience, its future mix of business and future economic conditions. The establishment of an appropriate level of loss reserves is an inherently uncertain process, made even more so by the immature nature of the "A" rated financial guaranty reinsurance and insurance market, and there can be no assurance that claims made against the Company will not exceed the Company's loss reserves.



     Historically, insured losses in the financial guaranty insurance business have occurred infrequently. When such losses occur, they have the potential to be significant in amount. While the Company would be required to establish a case basis reserve (as described above) equal to the present value of all payments due under an insured obligation that goes into default, the Company is only obligated to make payments of principal and interest as they would otherwise become due under such obligation. A significant economic event could trigger widespread claims, particularly if the entire fixed income market were adversely affected. Significant underwriting losses would adversely affect the Company and could cause it to experience net losses. Over time, such losses could impair the Operating Company's ability to maintain its financial strength and claims-paying ability ratings or to pay dividends to GMA.


RETROCESSIONAL ARRANGEMENTS

     The Company may reinsure, or retrocede, portions of certain risks for which it has accepted liability, including through its master facultative reinsurance agreement with ACA. Retrocessional arrangements will allow the Company greater underwriting capacity while limiting its risk profile. There can be no assurance that there will be companies other than ACA that are willing to reinsure risks for which the Company has accepted liability.

SALES AND MARKETING

     The Company expects that the relationships developed by its experienced management team with domestic and international firms and persons in the markets the Company has targeted will allow the Company to develop business opportunities. With respect to the Company's reinsurance operations, the Company will seek to capitalize on the relationships its management team has developed with primary financial guaranty insurers, particularly ACA, as well as other providers of third-party credit enhancement. With respect to the Company's direct insurance operations, the Company will seek to capitalize on the relationships its management team has developed with investment banks, commercial banks and other financial services firms involved in the distribution and structuring of financial obligations which are typically in a position to refer business to the Company. It is expected that such entities will seek the Company's direct insurance products in circumstances in which an "A" rated financial guaranty would serve to facilitate in a material way the offering or placement of the underlying financial obligation. Senior management of the Company intends to take an active part in the sale and promotion of the Company's products.

COMPETITION


     The traditional financial guaranty insurance and reinsurance industry is highly competitive. The United States market for financial guaranty reinsurance is dominated by a small number of companies, including Capital Reinsurance Co. and Enhance Reinsurance Co., that have greater financial resources and are more established than the Company. Similarly, the international market for third-party credit enhancement products is dominated by a number of large banks and other financial institutions, which also have greater financial resources and are more established than the Company. There can be no assurance that such insurers, banks and financial institutions will not seek to duplicate the Company's business strategy and compete directly with the Company by providing lower-rated financial guaranty reinsurance or insurance or comparable forms of credit enhancement. Furthermore, the Company's reinsurance treaties with ACA do not prohibit ACA from competing directly with the Company. If ACA, other financial guaranty insurers, or other third-party credit enhancement providers enter the Company's target markets, the Company could be adversely affected. If ACA is adversely affected by competition in its target markets, the Company would also be adversely affected. Under the Company's quota share reinsurance treaty with ACA, the Company is not permitted to write direct financial guaranty insurance in the United States so long as such treaty remains in effect.


     Competition in the financial guaranty insurance and reinsurance industry is based on many factors, including premium charges, the general reputation and perceived financial strength of financial guaranty providers, other terms and conditions of products offered, and reputation and experience in the particular line of financial guaranty to be written. The Company will also compete with alternative methods of credit enhancement that do not employ third-parties, such as over-collateralization of a structured financial transaction to achieve the desired rating. There can be no assurance that the Company's strategy will permit it to compete effectively with these alternative methods of credit enhancement.


     The Operating Company has been assigned a preliminary financial strength
rating of "A" by                , and a preliminary claims-paying ability rate
of "A" by                and                . Such ratings have been granted
subject to the Company raising gross proceeds of $     million in the Offerings
and the Direct Sales. These ratings are used by potential purchasers of financial guaranty insurance and reinsurance as an important means of assessing the financial strength and quality of financial guaranty insurers and reinsurers. In addition, the level of capital charge relief which the rating agencies may provide to a financial guaranty insurer that purchases reinsurance is directly dependent on the rating of the reinsurer. Likewise, the decreased overall cost of borrowing realized by an issuer of a financial obligation and the increase in liquidity in the secondary market of a financial obligation that is subject to financial guaranty insurance is largely dependent on the rating of the insurer. The Company's principal competitors are all more highly rated than the Company, which, in some respects, will put the Company at a competitive disadvantage.


INVESTMENT STRATEGY


     Investments made by the Operating Company will be governed by the Investment Guidelines and by accounting regulations prescribed by Bermuda insurance laws and regulations. The Operating Company's investment portfolio will consist of investment grade fixed income securities and will be invested in an effort to maximize total return while providing for appropriate liquidity and diversification of risk. The Investment Guidelines require the Operating Company's overall investment portfolio to maintain a minimum weighted average credit quality rating of "A." A fixed income security rated "A" by Standard & Poor's is somewhat susceptible to the adverse effects of changes in circumstances and economic conditions, however, the issuer's capacity to meet its financial commitment on the security is still strong. The Operating Company will not invest in any securities in emerging markets.


     The Investment Guidelines also provide that the Operating Company may purchase, among other things, securities issued by the United States government and its agencies and instrumentalities, securities issued by foreign governments if rated "A" or better by at least one major rating agency, asset-backed securities, preferred stocks, mortgage-backed securities and corporate debt securities (including convertible debt securities), but may not include payment-in-kind securities.

     Furthermore, the Investment Guidelines prohibit investments in (i) direct real estate; (ii) oil and gas limited partnerships; (iii) commodities; (iv) venture capital investments, including private equity or its equivalent; (v) United States investments consisting of (a) partnership interests, (b) residual interests in Real Estate Mortgage Investment Conduits, (c) any "pass through" certificate unless all underlying debt was issued on or after July 18, 1984, (d) cash settlement options and forwards, if no United States exchange traded future on the same property exists, (e) options and forwards on indices which are not traded on United States exchanges, (f) collateralized mortgage obligations, unless issued with an opinion of counsel stating that such obligations will be considered debt for tax purposes, (g) real property interests, including equity in and convertible debt obligations of real property holding corporations the sale of which would be subject to tax, (h) any tangible property, (i) any debt obligation the interest on which does not qualify as "portfolio interest" or is otherwise subject to United States withholding tax and (j) any investment that does not qualify as a stock or security for purposes of Section 864(b)(2) of the Code.


     The Operating Company will be exposed to two primary sources of investment risk on its fixed income investments: credit risk, relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, and interest rate risk, relating to the market price and/or cash flow variability associated with changes in market interest rates. The Operating Company will seek to manage credit risk through industry and issuer diversification. The Operating Company will seek to manage interest rate risk by monitoring the duration of its investment portfolio relative to current market conditions. The Investment Guidelines provide that the investment portfolio may not be leveraged and that purchases of securities on margin and short sales may not be made without approval from the Finance and Investment Committee of the Company's Board of Directors.

     The Finance and Investment Committee of the Company's Board of Directors will periodically review the Operating Company's investment portfolio and the performance of the Investment Managers. The Finance and Investment Committee can approve exceptions to the Investment Guidelines. For example, although the Investment Guidelines do not currently permit investments in below investment grade securities, the Finance and Investment Committee may in certain situations allow portions of the investment portfolio to be invested in below investment grade securities. The risks associated with below investment grade securities are greater than the risks associated with investment grade securities. The Finance and Investment Committee will also periodically review the Investment Guidelines in light of prevailing market conditions. The Investment Managers and the Investment Guidelines may change from time to time as a result of such reviews.



INVESTMENT MANAGERS



     The Operating Company has entered into investment advisory agreements with the Investment Managers, Alliance Capital Management L.P. ("Alliance") and The Prudential Investment Corporation ("Prudential Investment"), each of which is anticipated to manage initially approximately 50% of the Operating Company's investment portfolio. The Company conducted extensive interviews with several investment management firms before selecting the Investment Managers. The Investment Managers were selected primarily based on their expertise in managing fixed-income investments. Each Investment Manager will have discretionary authority over the portion of the Operating Company's investment portfolio allocated to it, subject to the Investment Guidelines.



     Alliance will receive a fee for its services at an annual rate of
          % of the value of the assets it manages on behalf of the Operating Company and Prudential Investment will receive a fee for its services at an
annual rate of           % of the value of the assets it manages on behalf of
the Operating Company. The exact fee rate charged by each Investment Manager is dependent upon the amount of assets it manages on behalf of the Company. The agreement with Alliance may be terminated by either party upon 30 days' prior written notice. The agreement with Prudential Investment may be terminated by the Company without advance notice and by Prudential Investment upon 45 days' prior written notice.



ADMINISTRATION


     The Company has entered into an agreement with J&H Marsh & McLennan Management (Bermuda) Ltd. ("Marsh & McLennan") to provide management, administrative and consulting services to the Company. These services are anticipated initially to include (i) maintenance of the Company's books and records, (ii) preparation of periodic reports to the Company, (iii) administration of payroll and employee benefits, (iv) maintenance of bank accounts, and (v) preparation of Bermuda governmental reports. The contract is subject to termination by either party at any time upon 90 days' written notice or upon shorter notice in specified circumstances including an uncured breach or bankruptcy. Pursuant to the contract, Marsh & McLennan is entitled to receive fees based on hourly rates with a $20,000 per year minimum. In addition, the Company has agreed to indemnify Marsh & McLennan with regard to certain liabilities to which Marsh & McLennan may become subject in connection with performing services for the Company. As the Company's business grows, management expects that it may become more cost effective to retain additional employees to perform some of the functions that will initially be provided by Marsh & McLennan. Management believes that the contractual relationship with Marsh & McLennan will provide the Company with the flexibility needed to add such additional employees in an orderly fashion.

PROPERTY


     The Company has leased office space in Hamilton, Bermuda at which the principal offices of GMA and the Operating Company are located. The leased
office space consists of                square feet. The $          monthly rent
includes utilities and certain office furnishings and equipment. The lease is
scheduled to expire on                .

LEGAL PROCEEDINGS

     The Company is not currently involved in any litigation or arbitration. The Company anticipates that it will be subject to litigation and arbitration in the ordinary course of business.

REGULATION

  Bermuda


     The Insurance Act 1978, as amended, and Related Regulations. As a holding company, GMA is not subject to Bermuda insurance regulations. The Insurance Act 1978, as amended (the "Insurance Act"), which regulates the insurance business of the Operating Company, provides that no person shall carry on an insurance business in or from within Bermuda unless registered as an insurer under the Insurance Act by the Minister of Finance (the "Minister"). The Minister, in deciding whether to grant registration, has broad discretion to act as the Minister thinks fit in the public interest. The Minister is required by the Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise. The registration of an applicant as an insurer is subject to its complying with the terms of its registration and such other conditions as the Minister may impose at any time.


     An Insurance Advisory Committee appointed by the Minister advises the Minister on matters connected with the discharge of the Minister's functions and the subcommittees thereof supervise and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures.

     The Insurance Act imposes on Bermuda insurance companies solvency and liquidity standards and auditing and reporting requirements and grants to the Minister powers to supervise, investigate and intervene in the affairs of insurance companies. Certain significant aspects of the Bermuda insurance regulatory framework are set forth below.

     Classification of Insurers. The Insurance Act distinguishes between insurers carrying on long-term business and insurers carrying on general business. There are four classifications of insurers carrying on general business, with Class 4 insurers subject to the strictest regulation. As the Operating Company has been incorporated to provide reinsurance and insurance of financial guaranty insurance-related risks, it has been registered as a Class 3 insurer in Bermuda and will be regulated as such under the Insurance Act.

     Cancellation of Insurer's Registration. An insurer's registration may be cancelled by the Minister on certain grounds specified in the Insurance Act, including failure of the insurer to comply with its obligations under the Insurance Act or, if in the opinion of the Minister after consultation with the Insurance Advisory Committee, the insurer has not been carrying on business in accordance with sound insurance principles.

     Independent Approved Auditor. Every registered insurer must appoint an independent auditor who will annually audit and report on the Statutory Financial Statements and the Statutory Financial Return of the insurer, which are required to be filed annually with the Registrar of Companies in Bermuda. The independent auditor of the insurer must be approved by the Minister and may be the same person or firm which audits the insurer's financial statements and reports for presentation to its shareholders. The Operating Company's independent auditor is KPMG Peat Marwick.

     Statutory Financial Statements. An insurer must prepare annual Statutory Financial Statements. The Insurance Act prescribes rules for the preparation and substance of such Statutory Financial Statements (which include, in statutory form, a balance sheet, income statement, a statement of capital and surplus and notes thereto). The insurer is required to give detailed information and analyses regarding premiums, claims, reinsurance and investments. The Statutory Financial Statements are not prepared in accordance with United States GAAP and are distinct from the financial statements prepared for presentation to the insurer's shareholders under the Companies Act 1981 of Bermuda, which financial statements may be prepared in accordance with United States GAAP. An insurer is required to submit the annual Statutory Financial Statements as part of the annual Statutory Financial Return.

     Annual Statutory Financial Return. The Operating Company is required to file with the Registrar of Companies in Bermuda a Statutory Financial Return no later than four months after its financial year end (unless specifically extended). The Statutory Financial Return includes, among other matters, a report of the approved independent auditor on the Statutory Financial Statements of the insurer, a solvency certificate, the Statutory Financial Statements themselves and an opinion of the Operating Company's loss reserve specialist in respect of the Operating Company's loss and loss expense provisions. The solvency certificate must be signed by the principal representative and at least two directors of the insurer who are required to certify whether the Minimum Solvency Margin has been met, and the independent approved auditor is required to state whether in its opinion it was reasonable for the directors to so certify. Where an insurer's accounts have been audited for any purpose other than compliance with the Insurance Act, a statement to that effect must be filed with the Statutory Financial Return. The Operating Company's loss reserve specialist is Andre Perez of KPMG Peat Marwick.


     Minimum Solvency Margin. The Insurance Act provides that the statutory assets of an insurer must exceed its statutory liabilities by an amount greater than the prescribed minimum solvency margin.

     Pursuant to the Insurance Act, the Operating Company, is registered as a Class 3 insurer and, as such: (i) is required to maintain a minimum solvency margin equal to the greatest of: (a) $1,000,000, (b) 20% of net premium written up to $6,000,000 plus 15% of net premiums written over $6,000,000, and (c) 15% of loss reserves; (ii) is prohibited from declaring or paying any dividends during any financial year it is in breach of its minimum solvency margin or minimum liquidity ratio or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio (if it fails to meet its minimum solvency margin or minimum liquidity ratio on the last day of any financial year, the insurer will be prohibited, without the approval of the Minister, from declaring or paying any dividends during the next financial year); (iii) is prohibited, without the approval of the Minister, from reducing by 15% or more its total statutory capital, as set out in its previous year's financial statements; and (iv) if it appears to the Minister that there is a risk of the insurer becoming insolvent or that it is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, in addition to the restrictions specified above, direct the insurer not to declare or pay any dividends or any other distributions or may restrict it from making such payments to such extent as the Minister may think fit.

     Minimum Liquidity Ratio. The Insurance Act provides a minimum liquidity ratio for general business. An insurer engaged in general business is required to maintain the value of its relevant assets of not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, account and premiums receivable and reinsurance balances receivable. There are certain categories of assets which, unless specifically permitted by the Minister, do not automatically qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates and real estate and collateral loans. The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income tax and sundry liabilities (by interpretation, those not specifically defined).

     Supervision, Investigation and Intervention. The Minister may appoint an inspector with extensive powers to investigate the affairs of an insurer if the Minister believes that an investigation is required in the interest of the insurer's policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the Minister, the Minister may direct an insurer to produce documents or information relating to matters connected with the insurer's business.

     If it appears to the Minister that there is a risk of the insurer becoming insolvent, or that it is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, among other things, direct the insurer (i) not to take on any new insurance business, (ii) not to vary any insurance contract if the effect would be to increase the insurer's liabilities,
(iii) not to make certain investments, (iv) to realize certain investments, (v) to maintain, or transfer to the custody of a specified bank, certain assets,
(vi) not to declare or pay any dividends or other distributions or to restrict the making of such payments, and/or (vii) to limit its premium income.

     An insurer is required to maintain a principal office in Bermuda and to appoint and maintain a principal representative in Bermuda. For the purpose of the Insurance Act, the principal office of the Operating Company is at the Company's offices in Hamilton, Bermuda, and Donald J. Matthews is the principal representative of the Operating Company. Without a reason acceptable to the Minister, an insurer may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days' notice in writing to the Minister is given of the intention to do so. It is the duty of the principal representative, within 30 days of reaching the view that there is a likelihood of the insurer for which the principal representative acts becoming insolvent or that a reportable "event" has, to the principal representative's knowledge, occurred or is believed to have occurred, to make a report in writing to the Minister setting out all the particulars of the case that are available to the principal representative. Examples of such a reportable "event" include failure by the insurer to comply substantially with a condition imposed upon the insurer by the Minister relating to a solvency margin or a liquidity ratio.



     Certain Bermuda Law Considerations. GMA and the Operating Company have been designated as non-resident for exchange control purposes by the Bermuda Monetary Authority whose permission for the issue and transfer of the Common Shares has been obtained. This designation allows GMA and the Operating Company to engage in transactions, or to pay dividends to non-residents of Bermuda who are holders of the Common Shares, in currencies other than the Bermuda Dollar.



     The transfer of the Common Shares between persons regarded as non-resident in Bermuda for exchange control purposes and the issue of the Common Shares after the completion of the Offerings to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of the Common Shares to any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval under the Exchange Control Act 1972. The common shares of the Operating Company cannot be transferred without the consent of the Bermuda Monetary Authority.



     In accordance with Bermuda law, share certificates are issued only in the names of corporations or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any such special capacity, GMA is not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. GMA will take no notice of any trust applicable to any of its Common Shares whether or not it had notice of such trust.



     As "exempted companies," GMA and the Operating Company are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians, but as exempted companies they may not participate in certain business transactions, including (i) the acquisition or holding of land in Bermuda (except that required for their business and held by way of lease or tenancy for terms of not more than 21 years) without the express authorization of the Bermuda legislature, (ii) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister, (iii) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities, or (iv) the carrying on of business of any kind in Bermuda, including insuring domestic risks and the risks of other Bermuda-exempted companies, except in furtherance of their business carried on outside Bermuda, and, in the case of the Operating Company, reinsuring any long-term business risks undertaken by any company incorporated in Bermuda and permitted to engage in the insurance and reinsurance business, or under a license granted by the Minister.


  United States and Other


     The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as the Operating Company, which are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where an insurer is not admitted to do business is prohibited. The Company expects to conduct its business through its Bermuda office and does not intend to conduct any activities which may constitute the transaction of the business of insurance in any jurisdiction in which the Company is not licensed or otherwise authorized to engage in such activities. However, the definition of such activities is in some jurisdictions ambiguous and susceptible to judicial interpretation. Accordingly, there can be no assurance that inquiries or challenges to the Company's insurance activities in such jurisdictions will not be raised in the future or that the Company's location, regulatory status or restrictions on its activities resulting therefrom will not adversely affect the Company.


     Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated in certain instances that the Company's reinsurance clients will require it to post a letter of credit or enter into other security arrangements. The Company's quota share and facultative treaties with ACA contain a requirement that the Company must satisfy all regulatory requirements in order to permit ACA to receive credit for such reinsurance. In the event that the Company should default under a letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or otherwise to secure its obligations to its reinsureds, which would adversely affect the Company. If the Company is unable to obtain a letter of credit facility on commercially acceptable terms or is unable to arrange for other types of security, the Company's ability to operate its business may be severely limited.

                  OVERVIEW OF THE FINANCIAL GUARANTY INDUSTRY

     Financial guaranty insurance provides the holder of a financial obligation with a guaranty against financial loss. Such insurance is principally used to guaranty the payment of principal and interest on a debt security, and is typically unconditional, irrevocable and, except for non-payment of premiums, non-cancelable. Financial guaranty insurance is primarily offered as a credit enhancement to municipal and asset-backed securities, and can be provided at the time of the original issuance of financial obligations or to holders of such obligations in connection with secondary market transactions. Issuers of financial obligations generally purchase financial guaranty insurance to raise the credit ratings of their financial obligations and, consequently, to reduce their overall cost of borrowing. Holders of financial obligations benefit from financial guaranty insurance because the risk of loss associated with an issuer's default is reduced and because an obligation that is insured is typically more liquid than it would be without such insurance. Under a financial guaranty reinsurance contract, the reinsurer agrees to bear part or all of the loss the primary insurer may sustain under a financial guaranty insurance policy it has written. In consideration for this reinsurance, the primary insurer pays premiums to the reinsurer.

     Financial guaranty insurers write secondary market insurance on financial obligations that were issued on an uninsured basis. Secondary market financial guaranty insurance and reinsurance has been issued to holders of municipal bonds, asset-backed securities and, to a lesser extent, corporate obligations.

     The premium for financial guaranty insurance is generally paid by the issuer of the obligation either in periodic installments, as is generally the case with asset-backed securities, or, with respect to municipal debt obligations, in full at the inception of the policy. Financial guaranty premiums are non-refundable and those paid in full at the inception of the policy are earned over the term of the related insured obligation. Because many obligations insured by financial guaranty insurers have long maturities, the portion of premiums earned on a policy in any year represents a relatively small percentage of the initial premium received. Premium rates are typically calculated as a percentage of the principal amount of the insured obligation or the principal and interest scheduled to come due during the stated term of the insured obligation. Premium rates reflect such factors as the credit strength of the issuer, size and type of an issue, rating agency capital charges, sources of income, collateral pledged, restrictive covenants, maturity, prevailing market spreads between insured and uninsured obligations and competition from other insurers, other providers of credit enhancements and alternatives to credit enhancement.

     Municipal Bond Market. Municipal bond insurance issued by financial guaranty insurance companies provides a credit enhancement of debt obligations issued by or on behalf of states or other political subdivisions (counties, cities, towns and villages, utility districts, public universities, hospitals, public housing and transportation authorities) and other public and quasi-public entities (including non-United States sovereigns and subdivisions thereof). Municipal bonds insured include, among others, the following types: general obligations, special tax and assessment transactions, development districts, utilities (electric, water, sewer and gas), housing (local agency, taxable, single and multi-family), transportation (airports, ports and mass transit), toll facilities (highways, tunnels, parking facilities and bridges), education (private and certain public universities, private colleges, community colleges, vocational and technical schools, elementary and high schools, special education and research facilities), healthcare (acute, rehabilitation, assisted living, nursing homes and congregate care), lease transactions and economic and industrial development transactions. Municipal bonds are generally supported by the issuer's taxing power in the case of general obligation or special tax-supported bonds, or by its ability to impose and collect fees and charges for public services or specific projects in the case of most revenue bonds.

     Asset-Backed Securities Market. Asset-backed securities are payable primarily from the payments on and proceeds of a specific financial asset or pool of financial assets. In contrast to secured financing, in which an operating company retains ownership of the pledged collateral, the assets of asset-backed securities are insulated from the credit risk of any operating company. As a result, asset-backed securities may be, and typically are, rated independently of the rating of the company that originated the assets. While non-agency residential mortgages, home equity loans, credit card receivables, auto loans and student loans constitute the largest percentage of assets backing asset-backed securities, the variety of asset-backed obligations available to investors has continued to expand to include different types of assets. In recent years, "hybrid" asset-backed structures have been developed in which the rating of the securities is more or less loosely linked to (rather than dependent on) the rating of an operating company. Such structures include, for example, "future flow" transactions in which payment of the securities depends on the generation and payment of future receivables and, as a result, on the continued operation of the company originating the receivables. Because companies frequently continue to operate even when in default on their financial obligations, such companies' operating risk is significantly lower than their credit risk.

     Financial Guaranty Reinsurance Market. Reinsurance is an arrangement under which a financial guaranty insurance company (the "reinsurer") agrees to indemnify or assume the obligations of another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies (reinsurers) under indemnity reinsurance agreements. Such practice permits primary insurers to write policies in amounts larger than the risks they are willing to retain for their own account.

     The two principal kinds of reinsurance are automatic treaty reinsurance and facultative reinsurance. Automatic treaty reinsurance requires the ceding company automatically to cede and the reinsurer to assume specific classes of risk underwritten by the ceding company over a period of time. Facultative reinsurance is the reinsurance of part or all of one or more insurance policies or specific risks which is subject to separate negotiation for each reinsurance placement. It offers the option of accepting or rejecting individual submissions by a ceding company as distinguished from the obligation to automatically accept specified classes of risk as an automatic treaty reinsurer.

     Reinsurance in the financial guaranty industry serves to (i) increase the insurance capacity of a primary insurer, (ii) assist a primary insurer in meeting applicable capital and other requirements imposed by rating agencies and regulatory authorities; and (iii) manage the risk exposure of a primary insurer. State insurance laws and regulations, as well as the rating agencies, impose minimum capital requirements on financial guaranty insurance companies, limiting the aggregate amount of insurance which may be written and the maximum size of any single risk which may be insured. Reinsurance enables the reinsured to increase its capacity to write new business by effectively reducing the reinsured's gross liability on an aggregate and single-risk basis. Furthermore, primary insurers manage the risk of their insured portfolios based on internal underwriting criteria and portfolio management guidelines. Reinsurance is instrumental in achieving those portfolio management goals. The reinsurer sometimes pays a ceding commission to the primary insurer to compensate the insurer for its costs of producing and underwriting the insured risk.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


     The table below sets forth the names, ages and titles of the directors and executive officers of GMA and the Operating Company.



NAME                                   AGE         POSITION WITH GMA AND THE OPERATING COMPANY
----                                   ---         -------------------------------------------
Donald J. Matthews...................  64     Chairman of the Board, Chief Executive Officer and
                                              Director
Mary Jane Robertson..................  45     Managing Principal, Chief Financial Officer and
                                              Treasurer
Bruce W. Bantz.......................  48     Managing Principal, Marketing and Business
                                              Development
Charles G. Collis*...................  36     Director and Secretary
Charles A. Davis.....................  49     Director
H. Russell Fraser....................  57     Director
William M. Goldstein.................  63     Director
Frederick S. Hammer..................  63     Director
Robert M. Lichten....................  58     Deputy Chairman of the Board and Director
Paul T. Walker.......................  63     Director


---------------

* Mr. Collis has indicated his intention to resign as a director of GMA and the Operating Company upon consummation of the Offerings.



     Donald J. Matthews was elected Chairman of the Board, Chief Executive Officer and a director of GMA and the Operating Company upon their formation. Mr. Matthews was President, Chief Operating Officer and a director of ACA from its formation in October 1997 to August 1998 when he resigned as an officer and director of ACA to join the Company. From 1985 to 1997, he served as Senior Vice President and a Principal of Johnson & Higgins (now Marsh & McLennan Companies, Inc.), an international insurance intermediary and employee benefits consulting firm, where he was employed for 23 years. At Johnson & Higgins, Mr. Matthews most recently served as Chairman of its Global Financial Group, where he oversaw the firm's insurance and reinsurance relationships with financial services companies, including commercial banks and investment banks, on a worldwide basis. Also while at Johnson & Higgins, Mr. Matthews was instrumental in the formation of Corporate Officers & Directors Assurance Ltd. ("CODA") and Executive Risk Inc. Prior to joining Johnson & Higgins, Mr. Matthews was Chairman of the Board and President of Midland Insurance Company. Mr. Matthews is currently a director of Annuity and Life Re (Holdings), Ltd., and from 1985 to 1988 served as a director of AMBAC Indemnity Corporation (now Ambac Assurance Corporation).



     Mary Jane Robertson became Managing Principal and the Chief Financial Officer and Treasurer of GMA and the Operating Company on October 28, 1998. Ms. Robertson was Chief Financial Officer and a Senior Vice President of Capsure Holdings Corp., an insurance holding company (now part of CNA Surety Corp.) conducting principally surety and fidelity insurance business, from 1993 to 1997. From 1986 to 1996, Ms. Robertson served as the Chief Financial Officer and an Executive Vice President of United Capitol Insurance Company, a property/casualty insurance company. Prior thereto, Ms. Robertson served as an Audit Manager of Coopers & Lybrand from 1978 to 1986.



     Bruce W. Bantz became Managing Principal, Marketing and Business Development of GMA and the Operating Company on September 1, 1998. Mr. Bantz was a Director and the Global Head of Asset Securitization of Dresdner Kleinwort Benson, an investment banking division of Dresdner Bank A.G., from 1997 to 1998. From 1994 to 1997, he served as a Director and the Global Head of Asset Securitization for NatWest Markets, an investment banking division of NatWest Group PLC. Prior thereto, Mr. Bantz served as a Vice President of Citibank from 1982 to 1994, where he was responsible for creating many of the innovations for Citibank's credit card asset securitization program that have become basic features of the asset-backed securities market and where he assisted in the formation of CIESCO, an innovative multi-seller securitization conduit.

     Charles G. Collis was elected a director of GMA and the Operating Company upon their formation. He is a partner in the law firm of Conyers Dill & Pearman, the Company's Bermuda counsel, where he has worked since 1990.



     Charles A. Davis was elected a director of GMA and the Operating Company on October 28, 1998. Mr. Davis has been the President and Chief Operating Officer of Marsh & McLennan Risk Capital Corp. since April 1998. Prior thereto, Mr. Davis worked at Goldman, Sachs & Co. for 23 years. He was a Senior Director and Limited Partner at Goldman, Sachs & Co. from 1995 to 1998 and, prior to that, was Head of Investment Banking Services worldwide, Co-head of the Americas Group, Head of the Financial Services Industry Group, a member of the International Executive Committee and a General Partner. Mr. Davis is also a director of Media General, Inc., Heilig-Meyers Company, Progressive Corporation, Lechters, Inc., Merchants Bancshares, Inc. and Sen-Tech International Holdings, Inc.



     H. Russell Fraser was elected a director of GMA and the Operating Company on August 25, 1998. Mr. Fraser has been Chairman and Chief Executive Officer of ACA since its formation in October 1997. From April 1989 to February 1995, he served as Chairman and Chief Executive Officer of Fitch Investors Service, L.P. (now Fitch IBCA). Mr. Fraser also served as President and Chief Executive Officer of AMBAC Indemnity Corporation (now Ambac Assurance Corporation), a financial guaranty insurer, from 1980 to 1988.



     William M. Goldstein was elected a director of GMA and the Operating Company upon their formation. Mr. Goldstein is Chairman of the Tax Department and former Chairman of the Managing Partners of the law firm of Drinker Biddle & Reath LLP, the Company's United States counsel, where he has been a partner since 1982. Mr. Goldstein served as Deputy Assistant Secretary for Tax Policy with the United States Department of Treasury from 1975 to 1976.



     Frederick S. Hammer was elected a director of GMA and the Operating Company upon their formation. Mr. Hammer has been Vice Chairman of Inter-Atlantic Capital Partners, Inc. since 1994. He is the non-executive Chairman of the Board of Annuity and Life Re (Holdings), Ltd., a Bermuda-based reinsurance company, and serves as a director of IKON Office Solutions, Inc., Provident American Corporation, an insurance company, and Medallion Financial Corporation. Mr. Hammer served as Chairman and Chief Executive Officer of Mutual of America Capital Management Corporation, an investment management company, from 1993 to 1994 and as President of SEI Asset Management Group, an investment management company, from 1989 to 1993. From 1985 to 1989, Mr. Hammer was Chairman and Chief Executive Officer of Meritor Savings Bank, and prior thereto he was an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for its global consumer activities.



     Robert M. Lichten was elected a director of GMA and the Operating Company upon their formation. Mr. Lichten has been Vice Chairman of Inter-Atlantic Capital Partners, Inc. since 1994. He is the non-executive Deputy Chairman of the Board of Annuity and Life Re (Holdings), Ltd., a Bermuda-based reinsurance company. Mr. Lichten served as a Managing Director of Smith Barney Inc. from 1990 to 1994 and as a Managing Director of Lehman Brothers Inc. from 1988 to 1990. Prior thereto, he served as an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for asset liability management and was President of The Chase Investment Bank.



     Paul T. Walker was elected a director of GMA and the Operating Company on October 28, 1998. Mr. Walker has served as President of Walker, Truesdell & Associates, a financial consulting firm, since its formation in 1996. From 1992 to 1996, Mr. Walker served as a Trustee of the DBL Liquidating Trust, which was responsible for liquidating Drexel Burnham Lambert for investors. Prior thereto, he was employed at The Chase Manhattan Bank, N.A. from 1957 to 1990, where he most recently served as an Executive Vice President and the Senior Credit Policy Officer.


PROVISIONS GOVERNING THE BOARD OF DIRECTORS

  Number and Terms of Directors


     GMA's Bye-Laws provide that the Board of Directors will be divided into three classes. The first class, whose initial term expires at the first annual meeting of GMA's shareholders following completion of the

Offerings, is comprised of Messrs. Collis and Davis; the second class, whose initial term expires at the second annual meeting of GMA's shareholders following completion of the Offerings, is comprised of Messrs. Hammer and Goldstein; and the third class, whose initial term expires at the third annual meeting of GMA's shareholders following completion of the Offerings, is comprised of Messrs. Matthews, Fraser, Lichten and Walker. Following their initial terms, all classes of directors will be elected to three-year terms.


  Committees of the Board


     The Board of Directors has established Executive, Finance and Investment, Audit, Compensation and Underwriting committees. Each committee reports to the Board.



     Executive Committee. The Board has established an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to take any action on matters committed or reserved by Bermuda law, GMA's Bye-Laws or resolution of the Board of Directors to the full Board or another committee of the Board. The Executive Committee presently consists of four members (presently Messrs. Matthews (Chairman), Davis, Hammer and Lichten).



     Finance and Investment Committee. The Board has established a Finance and Investment Committee to establish and monitor the Operating Company's investment policies and the performance of the Investment Managers. The Finance and Investment Committee presently consists of four members (presently Messrs. Lichten (Chairman), Goldstein, Hammer and Matthews).



     Audit Committee. The Board has established an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board the appointment of independent auditors. The Audit Committee presently consists of four members (presently Messrs. Davis (Chairman), Fraser, Goldstein and Walker).



     Compensation Committee. The Board has established a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers the Company's stock option plans and incentive compensation plans. The Compensation Committee presently consists of two members (presently Messrs. Hammer (Chairman) and Collis).



     Underwriting Committee. The Board has established an Underwriting Committee to review and monitor the risks insured by the Company. The Underwriting Committee presently consists of three members (presently Messrs. Walker (Chairman), Hammer and Lichten).


  Compensation of Directors


     Directors who are employees of the Company will not be paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee directors will receive cash in the amount of BD$20,000 per annum and BD$1,000 per board or committee meeting attended. The non-employee Deputy Chairman of the Board and non-employee Committee Chairmen will receive an additional BD$1,000 per annum. Mr. Fraser will receive options to acquire 100,000 Common Shares; Mr. Davis will receive options to acquire 75,000 Common Shares; Messrs. Hammer and Lichten will receive options to acquire 33,333 Common Shares; the director to be designated by Risk Capital will receive options to acquire 25,000 Common Shares; and other non-employee directors (excluding Mr. Collis) will receive options to acquire 15,000 Common Shares, in each case upon the later of (i) their election to the Company's Board of Directors or (ii) the consummation of the Offerings. Michael
P. Esposito, Jr., a former director of the Company, will receive options to acquire 33,333 Common Shares upon consummation of the Offerings as compensation for services rendered in connection with the formation of the Company. All such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and will have an exercise price equal to the fair market value of the Common Shares on the date of grant, except for any options granted upon consummation of the Offerings, which will have an exercise price equal to the initial public offering price per share. On the date of each annual meeting of the Company's shareholders, each non-employee director whose term as a director has not ended as of the date of such annual meeting will receive options to acquire 2,000 Common Shares. Such options will be immediately exercisable if granted on or after the first anniversary of the consummation of the Offerings and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. If any such options are granted before the first anniversary of the consummation of the Offerings, they will not become exercisable until such first anniversary. All directors will be reimbursed for travel and other expenses incurred in attending meetings of the Board or committees thereof.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     No member of the Compensation Committee is or was an officer or employee of the Company, nor has any executive officer of the Company served as a director or a member of the compensation committee of any other company, one of whose executive officers serves as a member of GMA's Board or Compensation Committee.



     Mr. Hammer has contracted with GMA to purchase 12,500 Common Shares directly from the Company as part of the Direct Sales at a price of $14.10 per share. Such purchase is expected to be consummated simultaneously with the consummation of the Offering. Mr. Hammer also purchased on August 25, 1998 for $11,007 a Class A Warrant to purchase an aggregate number of Common Shares equal to 1.37593% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan. Mr. Hammer has transferred a portion of his Class A Warrants to certain family members or trusts that have been established for the benefit of certain family members. Mr. Hammer is also an owner and officer of Inter-Atlantic Capital Partners, Inc., the parent corporation of Inter-Atlantic. See "Certain Relationships and Related Party Transactions."


EXECUTIVE COMPENSATION


     The Company did not pay any compensation to its executive officers during the fiscal period ended August 28, 1998. Messrs. Matthews, Bantz, ________ and Ms. Robertson are currently receiving compensation from the Company pursuant to the terms of their respective employment agreements.


EMPLOYMENT AGREEMENTS


     GMA, the Operating Company and Mr. Matthews have entered into an Employment Agreement under which Mr. Matthews has agreed to serve as Chairman of the Board and Chief Executive Officer of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Matthews is entitled to receive an annual salary of BD$360,000 as of October 1, 1998. Upon consummation of the Offerings, Mr. Matthews will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly housing and travel allowance of BD$12,000. Mr. Matthews' Employment Agreement provides that he will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.



     GMA, the Operating Company and Ms. Robertson have entered into an Employment Agreement under which Ms. Robertson has agreed to serve as Managing Principal and the Chief Financial Officer and Treasurer of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of her Employment Agreement, Ms. Robertson is entitled to receive an annual salary of BD$250,000 as of October 15, 1998. Upon consummation of the Offerings, Ms. Robertson will be eligible to participate in all employee benefit programs maintained by GMA and will receive a monthly travel and housing allowance of BD$8,333. Ms. Robertson's Employment Agreement provides that she will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.

     GMA, the Operating Company and Mr. Bantz have entered into an Employment Agreement under which Mr. Bantz has agreed to serve as Managing Principal, Marketing and Business Development, of GMA and the Operating Company for an initial term ending on the third anniversary of the consummation of the Offerings and for consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew the Employment Agreement. Pursuant to the terms of his Employment Agreement, Mr. Bantz is entitled to receive an annual salary of BD$250,000 as of October 1, 1998. Upon consummation of the Offerings, Mr. Bantz will be eligible to participate in all employee benefit programs maintained by the Company and will receive a monthly housing allowance of L7,200. Mr. Bantz's Employment Agreement provides that he will be eligible for an annual cash bonus based on performance targets to be established by the Compensation Committee of the Company's Board of Directors.



     The Employment Agreements of Messrs. Matthews and Bantz and of Ms. Robertson provide that each of them will receive, subject to the consummation of the Offerings, options to purchase Common Shares under the Stock Option Plan. Mr. Matthews will receive options to purchase Common Shares equal to 2.0% of the Company's Common Shares outstanding immediately following the consummation of the Offerings and the Direct Sales, provided, however, that such amount shall not exceed 727,272 Common Shares. Mr. Bantz and Ms. Robertson will each receive options to purchase 100,000 Common Shares. The exercise price of the options to be awarded under the Employment Agreements will be equal to the initial public offering price per share. The options become exercisable in three equal annual installments beginning on the first anniversary of the consummation of the Offerings provided, however, that upon a change in control of the Company, the options will become exercisable immediately.



     Each Employment Agreement also provides that if the officer is terminated by the Company for serious cause or resigns without good reason, the officer will forfeit all bonus amounts for the then current fiscal year, and the Operating Company will be liable to the officer only for accrued but unpaid salary, accrued but unpaid bonuses from a prior fiscal year and reimbursable business expenses incurred prior to the date of termination. If the employment of the officer is terminated by the Company without serious cause or by the officer with good reason, the Operating Company will continue to pay the officer's base salary for a period of 18 months from such termination (or, if such termination occurs within the period commencing on the date that a change of control is formally proposed to the Company's Board of Directors and ending on the first anniversary of the date on which such change of control occurs, a lump sum payment equal to two times the officer's annual base salary as of the date of termination plus, with respect to Mr. Matthews, an amount equal to any income taxes payable by them by reason of such payments occurring in connection with a change of control). Additionally, the officer shall be entitled to any accrued but unpaid salary, any accrued but unpaid bonuses from a prior fiscal year, reimbursable business expenses incurred prior to the termination, travel and housing allowances for twelve months after the date of termination and reasonable relocation expenses.



     The Employment Agreements of Messrs. Matthews and Bantz and of Ms. Robertson provide that none of them will for a period of one year following the termination of the officer's employment for any reason, acquire any financial or beneficial interest (unless such interest is less than one percent in a publicly traded corporation) in, provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in any business similar to that of the Company at the time of the termination of his employment. Furthermore, the officers are prohibited from directly or indirectly employing or seeking to employ any person or entity employed by the Company at the time their employment is terminated or enticing any such person or entity to leave such employment for a period of two years following the termination of their employment. The Employment Agreements of Messrs. Matthews and Bantz and Ms. Robertson also provide that they will keep secret and retain in the strictest confidence all confidential matters that relate to the Company or any affiliate of the Company.


STOCK OPTION PLAN


     The Company's Board of Directors adopted the Global Markets Access Ltd. Initial Stock Option Plan on October 28, 1998. The Stock Option Plan is intended to attract and retain selected employees, directors and consultants (collectively, the "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of GMA and any subsidiary or parent of GMA (a "Related Corporation"). Options granted under the

Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code, or may be options not intended to be ISOs ("Non-Qualified Stock Options"). The aggregate maximum number of Common Shares for which options may be granted under the Stock Option Plan will be equal to the lesser of (i) 5.5% of the Common Shares outstanding immediately following the consummation of the Offerings and the Direct Sales or (ii) 2,000,000 Common Shares. No option may be granted under the Stock Option Plan after August 25, 2008, although options outstanding on that date may extend beyond that date.



     Administration. The Stock Option Plan is administered by the Compensation Committee, whose members are designated by the Company's Board of Directors. Under the terms of the Stock Option Plan, the Compensation Committee must consist of at least two directors. It is intended (although not required) that each member of the Compensation Committee administering the Plan be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) or any successor provision. If the Compensation Committee does not consist solely of two or more non-employee directors (within the meaning of Rule 16b-3), each option must be approved by the full Board. The Compensation Committee has the authority to (i) select the Eligible Individuals to be granted ISOs and Non-Qualified Stock Options under the Stock Option Plan, (ii) grant options on behalf of the Company and (iii) set the date of grant and other terms of the options, including the times and the price at which options may be exercised. Except for annual grants of options to GMA's non-employee directors and except as may be otherwise specified in a particular option agreement, options under the Stock Option Plan are exercisable in three equal annual installments, commencing with the first anniversary of the grant date. The Compensation Committee may, in its discretion, accelerate the date on which an option may be exercised.



     Eligibility. Only employees of GMA and/or a Related Corporation are eligible to receive ISOs under the Stock Option Plan. Non-Qualified Stock Options may be granted to all Eligible Individuals. (An Eligible Individual who receives an option grant is hereinafter referred to as an "Optionee.") As of October 30, 1998, there were five employees of the Company eligible to receive ISOs and twelve Eligible Individuals (including employees) eligible to receive Non-Qualified Stock Options.


     Terms and Conditions of Option. All options will terminate on the earliest of: (i) the expiration of the term specified in the option agreement, which may not exceed ten years (five years, in the case of an ISO if the Optionee on the date of grant owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company); or
(ii) an accelerated expiration date if the Optionee's employment or service as a director or consultant terminates before the expiration of the term specified in the option agreement, unless otherwise provided in the option agreement. However, if the Optionee's employment or service as a director or consultant terminates for "cause" (as defined in the Stock Option Plan) prior to the expiration date of the option, such option will terminate immediately.

     The option price for an ISO may not be less than 100% of the fair market value of the shares subject to the option on the date that the option is granted. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the option price must be at least 110% of the fair market value of the shares on the date that the option is granted. The aggregate fair market value of the Common Shares (determined on the date the ISOs are granted) with respect to which ISOs are exercisable for the first time by any one employee during any calendar year will not exceed $100,000.

     An Optionee may, in the discretion of the Compensation Committee, pay for Common Shares covered by his or her option (i) in cash or its equivalent, (ii) in Common Shares previously acquired by the Optionee (subject, in the discretion of the Compensation Committee, to certain holding period requirements), (iii) in Common Shares newly acquired by the Optionee upon exercise of the option (which will be a "disqualifying disposition" in the case of an ISO), (iv) through a combination of (i), (ii) or (iii), above, or (v) in the case of options granted to an employee or consultant, by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option.


     If an Optionee's employment or service with GMA (or a Related Corporation in the case of an employee or consultant) is terminated prior to the expiration date fixed for his or her option for any reason other than death, disability or cause, the Optionee may exercise such option to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination, or in the case of an employee or consultant, to such other extent permitted by the Compensation Committee, at any time prior to the earlier of the expiration date of such option or (i) in the case of a director, three months after the date of such termination of service as a director, and (ii) in the case of an employee or consultant, an accelerated termination date determined by the Compensation Committee, which, unless otherwise determined by the Compensation Committee, may not be later than three months after the date of such termination of employment or service.


     If an Optionee's employment or service with GMA (or a Related Corporation in the case of an employee or consultant) is terminated by reason of death or disability, or if an Optionee dies after termination of the Optionee's employment or service but before expiration of the Optionee's option, the Optionee may exercise such option to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination or death, or in the case of an employee or consultant, to such other extent permitted by the Compensation Committee, at any time prior to the earlier of the expiration date of such option or (i) in the case of a director, one year after the date of such termination of service or death, and (ii) in the case of an employee or consultant, an accelerated termination date determined by the Compensation Committee, which, in the case of disability, unless otherwise determined by the Compensation Committee, may not be later than one year after the termination of employment, and in the case of death, may not be later than one year after the date of death.


     In the event of a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, each outstanding option will be assumed by the surviving corporation or by a parent or subsidiary of such corporation if such corporation is the employer corporation; provided, however, the Compensation Committee has the discretion to terminate all or a portion of the outstanding options if it determines it is in the best interests of the Company. Additionally, upon a "change in control" of the Company, all outstanding options shall become fully vested and exercisable. In the event of a change in control in which outstanding options are not assumed by the surviving entity, the Compensation Committee will terminate all outstanding options on at least seven days' notice.

     Option Agreement; Restriction on Transferability. All options will be evidenced by a written option agreement containing provisions consistent with the Stock Option Plan and such other provisions as the Compensation Committee deems appropriate. Except as may be provided in an option agreement with regard to Non-Qualified Stock Options, no option granted under the Stock Option Plan may be transferred, except by will or the laws of descent and distribution. If the Optionee is married at the time of exercise and if the Optionee requests at the time of exercise, the certificate for the Common Shares will be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

     Amendments to Options and the Stock Option Plan; Discontinuance of the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Compensation Committee may not amend an option agreement without an Optionee's consent if the amendment is unfavorable to the Optionee. The Board of Directors may suspend or discontinue the Stock Option Plan or amend it in any respect whatsoever, except that, without the approval of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote at a duly called meeting, no such action may be taken, with respect to ISOs, to change the class of employees eligible to participate in the Stock Option Plan, to increase the maximum number of Common Shares with respect to which ISOs may be granted under the Stock Option Plan (except as permitted under the Stock Option Plan with respect to capital adjustments) or to extend the duration of the Stock Option Plan. Shareholder approval is also required for any amendment that requires shareholder approval to comply with Rule 16b-3 or any successor thereto, if such compliance is intended.


     Registration Statement on Form S-8. The Company intends to file with the Commission a registration statement on Form S-8 covering the resale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offerings.

     Stock Option Grants. The following table sets forth information concerning the outstanding options and options expected to be granted by the Company to its executive officers upon consummation of the Offerings under the Stock Option Plan.


                             INITIAL OPTION GRANTS


                                         INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                        ---------------------------------------------------        VALUE AT ASSUMED
                        NUMBER OF                                                   ANNUAL RATE OF
                          COMMON                                                  COMMON SHARE PRICE
                          SHARES      PERCENT OF                                APPRECIATION FOR OPTION
                        UNDERLYING     OPTIONS      EXERCISE                            TERM(2)
                         OPTIONS      GRANTED TO    PRICE PER    EXPIRATION    -------------------------
NAME                    GRANTED(1)    EMPLOYEES       SHARE         DATE           5%            10%
----                    ----------    ----------    ---------    ----------    ----------    -----------
Donald J. Matthews....    481,143       70.64%       $15.00         (3)        $4,538,824    $11,502,270
Mary Jane Robertson...    100,000       14.68%       $15.00         (3)        $  943,342    $ 2,390,614
Bruce W. Bantz........    100,000       14.68%       $15.00         (3)        $  943,342    $ 2,390,614


---------------

(1) If the Underwriters' over-allotment options are exercised in full, the number of Common Shares underlying Mr. Matthews' options will increase to 531,393 Common Shares.


(2) The assumed annual rates of Common Share price appreciation have been provided for illustrative purposes only in accordance with the rules and regulations of the Commission and should not be construed as projected appreciation rates for the price of the Common Shares.


(3) The options expire on the tenth anniversary of the consummation of the Offerings.

                             PRINCIPAL STOCKHOLDERS


     The table below sets forth the expected beneficial ownership of Common Shares, after giving effect to the Offerings and the Direct Sales, by all persons who are expected beneficially to own 5% or more of the Common Shares and by each director and executive officer of GMA and by the directors and executive officers of GMA as a group (assuming no exercise of the Underwriters' over-allotment options). Certain directors and officers of GMA have expressed their intention to purchase the Common Shares indicated in the table below in the Direct Sales, but are under no obligation to purchase any such Common Shares.



                                                              NUMBER OF    PERCENT OF
          NAME AND ADDRESS OF BENEFICIAL OWNERS(1)             SHARES        CLASS
          ----------------------------------------            ---------    ----------
The Trident Partnership, L.P.(2)............................  3,191,489      13.27%
Risk Capital Reinsurance Company(3).........................  1,063,829       4.42%
Donald J. Matthews(4).......................................
Robert M. Lichten(5)........................................     12,500       *
Frederick S. Hammer(6)......................................     12,500       *
H. Russell Fraser(7)........................................
Charles A. Davis(8).........................................
William M. Goldstein(9).....................................
Paul T. Walker(9)...........................................
Mary Jane Robertson(7)......................................
Bruce W. Bantz(7)...........................................
Charles G. Collis...........................................         --         --
All directors and executive officers as a group (ten
  persons)..................................................                  *


---------------
* Less than 1%.


 (1) The address for Trident is Victoria Hall, Victoria Street, Hamilton, HM FX, Bermuda. The address for Risk Capital is 20 Horseneck Lane, Greenwich, Connecticut 06830. The address for each other beneficial owner is c/o Global Markets Access Ltd., Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda.



 (2) Does not include 270,643 Common Shares (298,909 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 375,000 Common Shares issuable upon the exercise of Class B Warrants which are not currently exercisable.



 (3) Does not include 90,214 Common Shares (99,636 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 125,000 Common Shares issuable upon the exercise of Class B Warrants which are not currently exercisable.



 (4) Does not include        Common Shares (       Common Shares if the
     Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 481,143 Common Shares (531,393 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of options which are not currently exercisable. Also does not include
     Common Shares issuable upon the exercise of Class A Warrants initially acquired by Mr. Matthews and subsequently transferred to certain trusts for the benefit of his children and grandchildren, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."



 (5) Does not include 231,010 Common Shares (265,580 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 33,333 Common Shares issuable upon the exercise of options which are not currently exercisable. Also does not include 100,000 Common Shares issuable upon the exercise of Class A Warrants initially acquired by Mr. Lichten and subsequently transferred to certain trusts for the benefit of his children and grandchildren, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."


 (6) Does not include 231,010 Common Shares (265,580 Common Shares if the Underwriters' over-allotment options are exercised in full) issuable upon the exercise of Class A Warrants which are not currently exercisable, and 33,333 Common Shares issuable upon the exercise of options which are not currently exercisable. Also does not include 100,000 Common Shares issuable upon the exercise of Class A Warrants initially acquired by Mr. Hammer and subsequently transferred to certain trusts for the benefit of his children and grandchildren, as to which he disclaims beneficial ownership. The trustees of such trusts have executed lock-up agreements for a period of one year after the date of this Prospectus. See "Underwriting."



 (7) Does not include 100,000 Common Shares issuable upon the exercise of options which are not currently exercisable.



 (8) Does not include 75,000 Common Shares issuable upon the exercise of options which are not currently exercisable.



 (9) Does not include 15,000 Common Shares issuable upon the exercise of options which are not currently exercisable.



     The Purpose Trust currently owns 12,000 Common Shares which constitute all of the currently outstanding Common Shares. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000 and such Common Shares will be cancelled.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain agreements of the Company. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

SPONSORS RELATIONSHIPS


     Certain directors of the Company (Messrs. Hammer and Lichten) are owners, directors and/or officers of Inter-Atlantic and/or its parent corporation, Inter-Atlantic Capital Partners, Inc. Inter-Atlantic is a registered broker-dealer which provides investment banking services for insurance companies and other financial services firms. Pursuant to an agreement between Inter-Atlantic and the Company, Inter-Atlantic has agreed to provide certain services in connection with the Offerings and the sales to the Strategic Investors, including assistance in preparing a registration statement for the Common Shares, retaining underwriters in connection with the Offerings and such other services as the Company or Inter-Atlantic deems appropriate. Pursuant to such Agreement, the Company has agreed to pay Inter-Atlantic a fee of $3.9 million upon consummation of the Offerings. Inter-Atlantic has in turn contracted with ACA Service, Risk Capital and Trident to provide consulting services to Inter-Atlantic in connection with the services Inter-Atlantic has agreed to provide to the Company. Pursuant to such agreements, Inter-Atlantic has agreed to pay $1.95 million to ACA Service, $108,225 to Risk Capital and $324,675 to Trident upon consummation of the Offerings. The Company is also obligated upon consummation of the Offering to reimburse Inter-Atlantic for expenses it incurs in connection with performing services under its agreement with the Company. Such expense reimbursements will not include the fees Inter-Atlantic is obligated to pay ACA Service, Risk Capital and Trident, but will include expenses incurred by ACA Service, Risk Capital and Trident in connection with performing services under their agreements with Inter-Atlantic for which Inter-Atlantic is obligated to reimburse ACA Service, Risk Capital and Trident. At September 30, 1998, Inter-Atlantic had incurred expenses in connection with the Company's operations of approximately $38,000 and expenses in connection with the Offerings and the sales to the Strategic Investors of approximately $278,000, including reimbursements it owed to ACA Service, Risk Capital and Trident. Upon consummation of the Offerings, expenses incurred by the Company, including expenses incurred by Inter-Atlantic on the Company's behalf are currently estimated to be approximately $1,750,000, of which approximately $500,000 is estimated to relate to expenses in connection with the Company's operations and approximately $1,250,000 is estimated to relate to expenses in connection with the Offerings and the sales to the Strategic Investors, including reimbursements it will owe to ACA Service, Risk Capital and Trident.



     In connection with the formation of the Company, ACA Holdings, Donald J. Matthews, five individuals associated with Inter-Atlantic and/or its parent corporation, Inter-Atlantic Capital Partners, Inc. (Messrs. Michael P. Esposito, Jr., Frederick S. Hammer, Andrew S. Lerner, Robert M. Lichten and William S. Ogden, Jr.), Risk Capital and Trident purchased for an aggregate of $108,000 Class A Warrants to purchase up to an aggregate number of Common Shares equal to 13.5% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering other than the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan. Messrs. Esposito, Hammer and Lichten have each transferred a portion of their Class A Warrants to certain family members or trusts that have been established for the benefit of certain family members. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain future events, including stock splits and the issuance of Common Shares at a price below the exercise price or the market price of the Common Shares at the time of such issuance. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offerings. In the event of a change of control of GMA, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants will expire on September 30, 2008. The holders of the Class A Warrants have also been granted rights to require the Company to register under the Securities Act the Common Shares underlying the Class A Warrants, which rights become exercisable on the first anniversary of the consummation of the Offerings. See "Description of Capital Stock -- Warrants."



     The Company has retained ICS, a Bermuda corporation, to provide risk management and other related financial services. Pursuant to such agreement, ICS is entitled to receive an annual fee of $425,000, which is payable in quarterly installments commencing on the consummation of the Offerings through the fifth anniversary of the consummation of the Offerings. ICS is owned by Messrs. Esposito, Hammer, Lerner and Lichten, each of whom is affiliated with Inter-Atlantic. Messrs. Hammer and Lichten are directors of GMA and the Operating Company. ICS intends to sub-contract a portion of the services that it is required to provide to the Company to Risk Capital, one of the Company's Sponsors, in exchange for an annual fee of $94,000.



     ICS has loaned $12,000 to the Purpose Trust which will be repaid upon consummation of the Offerings.



     The Company believes that the arrangements between the Company and the Sponsors, ICS and certain individuals associated with the Sponsors or ICS described above were entered into on an arm's-length basis in the ordinary course of the Company's business and on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


OTHER ACA RELATIONSHIPS

     H. Russell Fraser, a director of the Company, is the Chairman of the Board and Chief Executive Officer of ACA and its parent corporation, ACA Holdings.


     The Company has entered into three reinsurance treaties with ACA, an affiliate of a Sponsor of the Company, which will become effective upon consummation of the Offerings. The first treaty is a "quota share" treaty pursuant to which the Company is required to provide, and ACA is required to purchase, reinsurance on a fixed percentage of certain risks insured by ACA. The second and third treaties are "facultative" treaties under which the Company and ACA each have the right of first refusal to reinsure each financial obligation the other insures on a direct basis. Such treaties also set forth the basic terms on which the Company and ACA may purchase such reinsurance from the other on a case-by-case basis after individual underwriting decisions have been made. See "Business -- Reinsurance Treaties with ACA."


     The Company believes that each of the reinsurance treaties with ACA described above was entered into on an arm's-length basis in the ordinary course of the Company's business and on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

OTHER INTER-ATLANTIC RELATIONSHIPS

     On August 27, 1998, Messrs. Esposito, Lichten, Hammer and Lerner subscribed to purchase from the Company an aggregate of 115,000 Common Shares at a purchase price of $14.10 per share. The purchases of the Common Shares are subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties and compliance with the parties' respective covenants set forth in the purchase agreements. The purchases are also subject to the condition that an initial public offering of not less than 14,000,000 Common Shares shall have been consummated.


STRATEGIC INVESTOR RELATIONSHIPS



     Risk Capital has agreed to purchase Common Shares and Class B Warrants to purchase Common Shares as part of the Direct Sales. See "Direct Sales." Charles
A. Davis, a director of the Company, currently serves as the President and Chief Operating Officer of Marsh & McLennan Capital, Inc., an affiliate of Risk Capital and Marsh & McLennan. The Company has contracted with Marsh & McLennan to provide certain administrative services. See "Business -- Administration."


     In connection with the Direct Sales to Risk Capital and Trident, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital and one person selected by Trident. Risk Capital and Trident will each have such right for so long as they own
Common Shares. In exchange for such right, and, for so long as any person selected by Risk Capital or Trident, respectively, is a director (and during any period after such person's designation but before his or her election), each such Strategic Investor will not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of the Company, other than the nominee selected by it. Each such Strategic Investor is permitted to assign its right to select one person to be nominated for election as a director of the Company only upon the prior written consent of the Company, which may not be unreasonably withheld.
                    is serving as a director of the Company as the nominee of Risk Capital and Charles A. Davis is serving as a director of the Company as the nominee of Trident.

MANAGEMENT RELATIONSHIPS


     The Company's executive officers, Messrs. Matthews, Bantz and and Ms. Robertson, have expressed their non-binding intention to purchase
approximately $          , $          , $          and $          of Common
Shares, respectively, directly from the Company as part of the Direct Sales. Based on the initial public offering price of $15.00 per share, the number of
Common Shares that Messrs. Matthews, Bantz and             and Ms. Robertson are
expected to purchase would be           ,           ,           and
Common Shares, respectively, and, collectively, such purchases are expected to
total           Common Shares. Similarly, certain directors of the Company have
expressed their intention to purchase an aggregate of           Common Shares
directly from the Company as part of the Direct Sales. Because the Common Shares sold to the officers and directors will not be sold through the Underwriters as part of the Offerings, the purchase price per share will be equal to the initial public offering price per share, less the per share underwriting discounts and commissions. The Company intends to make loans to Messrs. Matthews, Bantz and
            and Ms. Robertson in the amounts of $          , $          ,
$          and $          , respectively, to partially finance such purchases in
the event such purchases are completed. Such loans will bear interest at   % per
annum and must be repaid within five years of the consummation of the Direct Sales. Any such purchases will be completed simultaneously with the consummation of the Offerings and the other Direct Sales.


OTHER RELATIONSHIPS

     Charles G. Collis, a director of the Company, is a partner in the law firm of Conyers Dill & Pearman, the Company's Bermuda counsel.

     William M. Goldstein, a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, the Company's United States counsel.

                          DESCRIPTION OF CAPITAL STOCK


     The following description of GMA's capital stock summarizes certain provisions of GMA's Memorandum of Association and Bye-Laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of GMA's Memorandum of Association and Bye-Laws. A copy of GMA's Memorandum of Association and Bye-Laws are filed as exhibits to the Registration Statement of which this Prospectus is a part.


GENERAL


     GMA's authorized share capital upon consummation of the Offerings and the Direct Sales will consist of: (i) 100,000,000 Common Shares, of which 24,057,197 Common Shares will be outstanding and (ii) 50,000,000 preferred shares, par value $1.00 per share (the "Preferred Shares"), none of which will be outstanding. In addition, an aggregate of 3,247,715 Common Shares will be issuable upon the exercise of outstanding Class A Warrants, an aggregate of 700,000 Common Shares will be issuable upon the exercise of Class B Warrants to be included in the Direct Sales and an aggregate of 1,013,789 Common Shares will be issuable upon the exercise of options to be granted to directors and officers of the Company upon consummation of the Offerings, in each case, subject to adjustment as provided therein. If the Underwriters' over-allotment options are exercised in full, 26,569,697 Common Shares will be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to an aggregate of 3,586,903 Common Shares and the number of Common Shares issuable upon the exercise of options to be granted to directors and officers of the Company upon consummation of the Offerings will increase to an aggregate of 1,064,039 Common Shares. The number of Common Shares issuable upon the exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. The Purpose Trust currently owns 12,000 Common Shares, which constitutes all of the currently outstanding Common Shares. Upon consummation of the Offerings, the Purpose Trust has agreed to sell such Common Shares to GMA for an aggregate price of $12,000, and such Common Shares will be cancelled.


COMMON SHARES


     Holders of the Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described below). Subject to the limitation on voting rights described below, holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Most matters to be approved by holders of Common Shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. However, a resolution to remove GMA's auditor before the expiration of the auditor's term of office must be approved by the holders of at least two-thirds of the Common Shares present in person or by proxy and voting thereon (after giving effect to the limitation on voting rights) at a meeting at which a quorum is present.



     In the event of a liquidation, dissolution or winding-up of GMA, the holders of Common Shares are entitled to share equally and ratably in the assets of GMA, if any remain after the payment of all debts and liabilities of GMA and the liquidation preference of any outstanding Preferred Shares.



     Limitation on Voting Rights. Each Common Share has one vote on a poll of the shareholders, except that if and for as long as the number of issued Controlled Shares (as defined below) of any person other than Trident would constitute 10% or more of the combined voting power of the issued voting shares of GMA (after giving effect to any prior reduction in voting power as described below), each such issued Controlled

Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):


                              (T - C) / (9.1 X C)

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to that application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below; and

        "C" is the number of issued Controlled Shares attributable to such person. "Controlled Shares" of any person refers to all Common Shares or voting Preferred Shares owned by such person, whether (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations thereunder.


     The Formula will be applied successively as many times as may be necessary to ensure that no person (except as excluded from the application of the Formula above) will be a Controlling Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. "Controlling Shareholder" means a person who owns, in aggregate, (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the Exchange Act, issued voting shares of GMA carrying 10% or more of the total combined voting rights attaching to all issued shares.


     The directors are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

     The directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a Controlling Shareholder at any time.


     Restrictions on Transfer. GMA's Bye-Laws contain several provisions restricting the transferability of Common Shares. Except as described below with respect to transfers of Common Shares executed on The Nasdaq National Market, the directors (or their designee) are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person other than Trident to 10% or more of a class of GMA's shares. Similarly, GMA is restricted from issuing or repurchasing Common Shares if such issuance or repurchase would increase the number of total Controlled Shares of any person other than Trident to 10% or more of a class of GMA's shares.



     The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any Common Shares, except for transfers executed on The Nasdaq National Market, if they have reason to believe (i) that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing insurance or reinsurance from GMA or any subsidiary thereof to adverse tax or regulatory treatment in any jurisdiction, or (ii) that registration of such transfer under the Securities Act or under any

United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.


     GMA's directors will not decline to register any transfer of Common Shares executed on The Nasdaq National Market for the reasons described above. However, if any such transfer results in the transferee other than Trident (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of GMA's shares or causes GMA's directors (or their designee) to have reason to believe that such transfer may expose GMA, any subsidiary or shareholder thereof or any person purchasing insurance or reinsurance from GMA or any subsidiary thereof to adverse tax or regulatory treatment in any jurisdiction or that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected, under GMA's Bye-Laws, the directors (or their designee) are empowered to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on The Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of GMA or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.



     GMA is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.



     Conyers Dill & Pearman, Bermuda counsel to the Company, have advised the Company that while the precise form of the restrictions on transfer contained in GMA's Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any Common Shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such Common Shares will be deemed to own such Common Shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of GMA.



     If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. GMA's Bye-Laws also provide that the Board may suspend the registration of transfers at such time and for such periods as the Board may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.


     The directors have designated the Company's Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as such officer is also a director.

PREFERRED SHARES


     Pursuant to GMA's Bye-Laws and Bermuda law, the Board by resolution may establish one or more series of Preferred Shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by the Board without any further shareholder approval, which, if any such Preferred Shares are issued, will include restrictions on voting and transfer intended to avoid having GMA constitute a "controlled foreign corporation" for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of GMA. The issuance of Preferred Shares could also adversely affect the voting power of the holders of Common Shares, deny shareholders the receipt of a premium on their Common Shares in the event of a tender or other offer for the Common Shares and have a depressive effect on the market price of the Common Shares. The Company has no present plan to issue any Preferred Shares.

WARRANTS


     Class A Warrants. In connection with the formation of the Company, ACA Holdings, an affiliate of ACA, Donald J. Matthews, five individuals associated with Inter-Atlantic and/or its parent corporation, Inter-Atlantic Capital Partners, Inc. (Messrs. Esposito, Hammer, Lerner, Lichten and Ogden), Risk Capital and Trident purchased on August 25, 1998 for an aggregate of $108,000 Class A Warrants to purchase up to an aggregate number of Common Shares equal to 13.5% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offerings (including the Direct Sales, but excluding any Common Shares held by the Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offerings other than the Class A Warrants, the Class B Warrants and any options granted by the Company under its Stock Option Plan. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain future events, including stock splits and the issuance of Common Shares at a price below the exercise price or the market price of the Common Shares at the time of such issuance. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offerings. In the event of a change of control of GMA, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants will expire on September 30, 2008.



     The holders of the Class A Warrants have also been granted rights to require the Company to register under the Securities Act the Common Shares underlying the Class A Warrants, which rights become exercisable on the first anniversary of the consummation of the Offerings, and have entered into agreements with the Underwriters under which they have agreed not to dispose of such Common Shares or the Class A Warrants for a one-year period from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."



     Class B Warrants. Upon consummation of the Offerings and the Direct Sales, Class B Warrants to purchase an aggregate of 700,000 Common Shares, subject to adjustment as provided in the warrants, will be outstanding. The exercise price of the Class B Warrants is $15.00 per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below the exercise price for the Class B Warrants or below the then current fair market value of the Common Shares. The Class B Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Direct Sales. In the event of a change of control of GMA, the Class B Warrants then outstanding will become immediately exercisable. The Class B Warrants will expire on the tenth anniversary of the consummation of the Direct Sales.



     The Class B Warrant holders have been granted certain registration rights with respect to the sale of the Common Shares underlying the warrants, and have entered into agreements with the Underwriters under which they have agreed not to dispose of such Common Shares or the Class B Warrants for a nine month period from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters and the prior written consent of the Company. See "Shares Eligible for Future Sale," "Direct Sales" and "Underwriting."


OPTIONS


     Upon consummation of the Offerings, there will be 1,013,789 Common Shares issuable upon the exercise of outstanding options and 309,357 Common Shares reserved for future issuance pursuant to the Stock Option Plan. If the Underwriters' over-allotment options are exercised in full, the number of Common Shares issuable upon exercise of outstanding options will increase to 1,064,039 Common Shares and the number of Common

Shares reserved for future issuance pursuant to the Stock Option Plan will increase to 397,294 Common Shares. See "Management -- Stock Option Plan."



     The Company intends to file with the Commission a registration statement on Form S-8 covering the resale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offerings. The individuals who will be granted options upon consummation of the Offerings have entered into agreements with the Underwriters under which they have agreed not to dispose of such options for a one-year period from the date of this Prospectus without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters. See "Shares Eligible for Future Sale" and "Underwriting."


BYE-LAWS


     GMA's Bye-Laws provide for the corporate governance of GMA, including the establishment of share rights, modification of such rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares and other debts or liabilities of a shareholder to GMA, calls on shares which are not fully paid, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of GMA.



     GMA's Bye-Laws provide that the Board shall be elected annually and shall consist of three approximately equal classes, each class to be elected to serve for a three year term. Shareholders may only remove a director prior to the expiration of such director's term at a special meeting of shareholders at which a majority of the votes cast thereon is cast in favor of such action. A special meeting of shareholders may be convened by the Chairman or any two directors or any director and the Secretary or on the request of shareholders holding not less than 10% of the paid-up share capital of GMA that carries the right to vote at general shareholders' meetings.



     GMA's Bye-Laws also provide that if the Board in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to GMA, any of its subsidiaries or any other shareholder, then GMA will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the Board determines it is necessary or advisable to avoid or cure such adverse or potential adverse consequences. GMA will also be entitled to assign this repurchase right to one or more third parties, including other shareholders. The price to be paid for such Common Shares will be the fair market value of such shares.



     GMA's Bye-Laws provide that each director may appoint an alternate director, who shall have the power to attend and vote at any meeting of the Board at which such director is not personally present and generally to perform at such meeting all the functions of such director. In addition, the Board may delegate any of its powers to a committee appointed by the Board, which may consist partly or entirely of non-directors.


TRANSFER AGENT

     The Company's registrar and transfer agent for the Common Shares is ChaseMellon Shareholder Services, L.L.C.

DIFFERENCES IN CORPORATE LAW


     The Companies Act 1981 of Bermuda (the "Act"), which applies to the Company, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Act (including modifications adopted pursuant to GMA's Bye-Laws) applicable to the Company which differ in certain respects from provisions of Delaware corporate law. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.



     Interested Directors. Bermuda law and GMA's Bye-Laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law such transaction would not be voidable if (i) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

     Mergers and Similar Arrangements. The Company may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when such business is within its business purpose as set forth in its Memorandum of Association. The Company may, with the approval of a majority of votes cast at a general meeting of the shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

     Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its direction to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.


     Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of GMA's Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. GMA's Bye-Laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

     Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and
(ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

     Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda, which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. The shareholders have the additional right to inspect the Bye-Laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon consummation of the Offerings and the Direct Sales, GMA expects to have outstanding 24,057,197 Common Shares, Class A Warrants to purchase an aggregate of 3,247,715 Common Shares, Class B Warrants to purchase an aggregate of 700,000 Common Shares and options to purchase an aggregate of 1,013,789 Common Shares. If the Underwriters' over-allotment options are exercised in full, 26,569,697 Common Shares are expected to be outstanding, the number of Common Shares issuable upon the exercise of outstanding Class A Warrants will increase to an aggregate of 3,586,903 Common Shares and the number of Common Shares issuable upon the exercise of outstanding options will increase to an aggregate of 1,064,039 Common Shares. The number of Common Shares issuable upon exercise of the Class B Warrants will not change if the Underwriters' over-allotment options are exercised. The Class A Warrants, Class B Warrants and options will not be exercisable upon consummation of the Offerings. See "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Direct Sales." Except as disclosed in "Description of Capital
Stock -- Restrictions on Transfer" and as discussed below with respect to the lock-up agreements, the Common Shares sold in the Offerings and any Common Shares sold in the Direct Sales to GMA's directors and officers will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions). The Common Shares to be sold to the Strategic Investors in the Direct Sales, the Common Shares the Company has contracted to sell to its directors and officers in the Direct Sales and the Common Shares underlying the Class A Warrants, the Class B Warrants and the options are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration.



     GMA, its directors and officers, the Strategic Investors and the holders of Class A Warrants have executed agreements (the "lock-up agreements") under which they have agreed that they will not, without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters and, in the case of the Strategic Investors, the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Prospectus or, in the case of the Strategic Investors, for a period of nine months after the date of this Prospectus. Such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch & Co., Prudential Securities Incorporated and, in the case of the Strategic Investors, the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements.



     The Strategic Investors, the holders of the Class A Warrants and the holders of the Class B Warrants have been granted rights to require the Company to register under the Securities Act the Common Shares purchased by the Strategic Investors in the Direct Sales and the Common Shares underlying the Class A Warrants and the Class B Warrants, which rights are not exercisable before the first anniversary of the consummation of the Offerings. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters.



     The holders of the Class A Warrants have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such warrants for sale in an underwritten public offering if, at any time on or after the first anniversary of the consummation of the Offerings and before the tenth anniversary thereof, holders of 10% or more of such Common Shares give written notice to the Company requesting such registration. Holders of Class A Warrants also have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such Warrants for sale in open market transactions or negotiated block trades if, at any time on or after the first anniversary of the consummation of the Offerings and before the tenth anniversary thereof, holders of 5% or more of such Common Shares give written notice to the Company requesting such registration. In addition, if the Company proposes, other than pursuant to the two methods mentioned immediately above, to file a registration statement under the Securities Act to register any of its Common Shares for public sale under the Securities Act (including pursuant to requests of the holders of Class B Warrants or the Common Shares sold to the Strategic Investors in the Direct Sales) other than on Form S-4 or Form S-8 or in certain other circumstances including mergers or acquisitions, the holders of the Class A Warrants have the right to request the inclusion of all or a portion of their Common Shares underlying the Class A Warrants in the registration statement, and the Company is required to use commercially reasonable efforts to include such Common Shares in the registration statement.

     The holders of the Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales each have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such warrants or sold to the Strategic Investors in the Direct Sales for sale in an underwritten public offering if, at any time on or after the first anniversary of the consummation of the Direct Sales and before the tenth anniversary thereof, holders of 30% or more of such Common Shares give written notice to the Company requesting such registration. Holders of Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales also each have the right to require the registration under the Securities Act of all or a portion of the Common Shares underlying such warrants or sold to the Strategic Investors in the Direct Sales for sale in open market transactions or negotiated block trades if, at any time on or after the first anniversary of the consummation of the Direct Sales and before the tenth anniversary thereof, holders of 30% or more of such Common Shares give written notice to the Company requesting such registration. In addition, if the Company proposes, other than pursuant to the two methods mentioned immediately above, to file a registration statement under the Securities Act to register any of its Common Shares for public sale under the Securities Act (including pursuant to requests of the holders of Class A Warrants or other Common Shares sold to the Strategic Investors in the Direct Sales) other than on Form S-4 or Form S-8 or in certain other circumstances including mergers or acquisitions, the holders of the Class B Warrants and the Common Shares sold to the Strategic Investors in the Direct Sales have the right to request the inclusion of all or a portion of the Common Shares underlying the Class B Warrants or sold in the Direct Sales in the registration statement, and the Company is required to use commercially reasonable efforts to include such Common Shares in the registration statement.

     Each of the registration rights agreements entered into by the Company provides that at any time when a registration statement covering Common Shares sold to the Strategic Investors in the Direct Sales and the Common Shares underlying the warrants is effective, if the Company determines after a good faith inquiry that a sale of such Common Shares would require disclosure of non-public material information, the disclosure of which would have a material adverse effect on the Company, sales of such Common Shares will be suspended until the earlier of (i) 120 days after the Company makes notification of its good faith determination or (ii) such time as the Company makes notification that the material information has been disclosed to the public, or ceases to be material or that sales pursuant to the registration statement can resume.

     In connection with such registrations, the Company is required to bear certain legal, accounting, printing, filing fee and other expenses, including underwriters' discounts and compensation, brokers' commissions and similar selling expenses. The registration rights may be transferred to any assignee or transferee of the Common Shares sold to the Strategic Investors in the Direct Sales, the Class A Warrants, the Class B Warrants or the Common Shares underlying such warrants.

     The Company also intends to file with the Commission a registration statement on Form S-8 covering the resale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offering.

     No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offering, including sales by persons holding the Common Shares sold to the Strategic Investors in the Direct Sales or the Class A Warrants, Class B Warrants or options, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate.

                                  DIRECT SALES

     The Company has entered into an agreement with each of the Strategic Investors for the purchase of Common Shares and Class B Warrants as part of the Direct Sales. Risk Capital has agreed to purchase 1,063,829 Common Shares and Class B Warrants to purchase an additional 125,000 Common Shares for an aggregate purchase price of approximately $15.0 million. Trident has agreed to purchase 3,191,489 Common Shares and Class B Warrants to purchase an additional 375,000 Common Shares for an aggregate purchase price of approximately $45.0
million.                has agreed to purchase                Common Shares and
Class B Warrants to purchase an additional                Common Shares for an
aggregate purchase price of approximately $          million. The Company did
not separately negotiate a price for the Common Shares and the Class B Warrants issued to the Strategic Investors. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The Class B Warrants will be exercisable at $15.00 per share.


     The issuance of the Common Shares and Class B Warrants in the Direct Sales is subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties, delivery of legal opinions and compliance with the parties' respective covenants set forth in the securities purchase agreements. In addition, such issuances to the Strategic Investors are further subject to the satisfaction or waiver of the closing conditions contained in the Underwriting Agreement with respect to the Offerings other than the condition that the sales
in excess of $     million have been made to the Strategic Investors.
Furthermore, such issuances are subject to the condition that the Company will receive net proceeds of not less than $150.0 million from the Offerings when they are consummated. The issuances to Risk Capital and Trident are each further subject to the completion of mutually acceptable definitive purchase agreements and other documentation and approval by Risk Capital's and Trident's respective Boards of Directors. Risk Capital and Trident also have the right not to consummate their investments if they are not satisfied with the terms of the Company's reinsurance treaties with ACA, including the non-compete provision contained in the quota share treaty. If the Offerings are not consummated prior to November 30, 1998, Risk Capital and Trident will not be obligated to complete their purchases of Common Shares and Class B Warrants, unless the Underwriters have advised the Company that the Offerings should be delayed past such date due to market conditions, provided that such delay may not extend for more than 90 days. If the issuance of Common Shares and Class B Warrants to Risk Capital or Trident is not consummated prior to the consummation of the Offerings, the Company will have the option to purchase Risk Capital's and Trident's Class A Warrants in exchange for the original purchase price therefor.


STRATEGIC INVESTOR RELATIONSHIPS


     Risk Capital has agreed to purchase Common Shares and Class B Warrants to purchase Common Shares as part of the Direct Sales. See "Direct Sales." Charles
A. Davis, a director of the Company, currently serves as the President and Chief Operating Officer of Marsh & McLennan Risk Capital Corp., an affiliate of Risk Capital and Marsh & McLennan. The Company has contracted with Marsh & McLennan to provide certain administrative services. See "Business -- Administration."


     In connection with the Direct Sales to Risk Capital and Trident, the Company has agreed to nominate for election as a director of the Company one person selected by Risk Capital and one person selected by Trident. Risk Capital
and Trident will each have such right for so long as they own           Common
Shares. In exchange for such right, and, for so long as any person selected by Risk Capital or Trident, respectively, is a director (and during any period after such person's designation but before his or her election), each such Strategic Investor will not vote or permit any of the Common Shares beneficially owned by it to be voted for the election of any director of the Company, other than the nominee selected by it. Each such Strategic Investor is permitted to assign its right to select one person to be nominated for election as a director of the Company only upon the prior written consent of the Company, which may not
be unreasonably withheld.                is serving as a director of the Company
as the nominee of Risk Capital and Charles A. Davis is serving as a director of the Company as the nominee of Trident.

     The Company has also agreed with Risk Capital and Trident that such parties will mutually agree on the number of directors that will compose the Company's Board of Directors and that Risk Capital and Trident shall assist the Company in jointly attracting additional nominees for the Company's Board of Directors, which nominees must be satisfactory to Risk Capital and Trident. Similarly, Risk Capital and Trident have the right to assist the Company in jointly attracting additional members of the Company's management team, which members must be satisfactory to Risk Capital and Trident. The Company has also granted Risk Capital and Trident the right to participate in the discussions held between the Pricing Committee of the Company's Board of Directors and the Underwriters concerning the initial public offering price per Common Share.


     In addition to the sales being made to the Strategic Investors, the Company is offering by a separate prospectus up to 100,000 Common Shares directly to its directors and officers at a per share price equal to the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price of approximately $1.4 million. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings.



     GMA has also contracted to sell 115,000 Common Shares directly to certain of its directors and officers at a purchase price of $14.10 per share, for an aggregate purchase price of approximately $1.6 million. Such purchases of the Common Shares are subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties and compliance with the parties' respective covenants set forth in the purchase agreements. The purchases are also subject to the condition that an initial public offering of not less than 14,000,000 Common Shares shall have been consummated. All such purchases are expected to be consummated simultaneously with the consummation of the Offerings.



     Each of the Strategic Investors and the individuals that are expected to purchase Common Shares as part of the Direct Sales has executed an agreement under which they have agreed that they will not, without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters and, in the case of the Strategic Investors, the Company, directly or indirectly offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of nine months after the date of this Prospectus in the case of the Strategic Investors and one year after the date of this Prospectus in the case of the other individuals that are expected to purchase Common Shares as part of the Direct Sales. Merrill Lynch & Co., Prudential Securities Incorporated and, in the case of the Strategic Investors, the Company may, in their discretion at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements.



     The Company has granted the Strategic Investors rights to require the Company to register the Common Shares they purchase in the Direct Sales and the Common Shares underlying the Class B Warrants issued in the Direct Sales. Such rights become exercisable on the first anniversary of the consummation of the Offerings. The Company has agreed not to permit the acceleration of the vesting of such rights without the prior written consent of Merrill Lynch & Co. and Prudential Securities Incorporated on behalf of the Underwriters. See "Shares Eligible for Future Sales" and "Underwriting."

                           CERTAIN TAX CONSIDERATIONS


     The following summary of the taxation of GMA and the Operating Company and the taxation of GMA's shareholders is based upon current law. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. The statements as to United States federal income tax law set forth below represent the opinion of Drinker Biddle & Reath LLP, United States counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to Bermuda tax law set forth below represent the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to the Company's beliefs and intentions as to factual matters represent the views of the Company's management and do not represent legal opinions of its counsel.


TAXATION OF GCA AND THE OPERATING COMPANY

  Bermuda


     Under current Bermuda law, there is no income tax or capital gains tax payable by GMA or the Operating Company. GMA and the Operating Company have each received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to GMA, the Operating Company or to any of their operations or the shares, debentures or other obligations of GMA or the Operating Company until March 2016. These assurances are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (GMA and the Operating Company are not so currently designated) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the property leased to GMA or the Operating Company. GMA and the Operating Company, under current rates, will pay annual Bermuda government fees of $15,900 and $3,460, respectively, and the Operating Company will pay annual insurance fees of $2,500.


  United States


     GMA's Board of Directors has adopted operating guidelines, developed in consultation with its United States counsel, that prescribe how GMA and the Operating Company are to conduct their businesses in a manner consistent with their intent not to be engaged in a trade or business within the United States. Accordingly, GMA and the Operating Company do not currently plan to file United States income tax returns. However, because definitive identification of activities that constitute being engaged in a trade or business in the United States is not provided by the Code or regulations or court decisions, there can be no assurance that the IRS will not contend that GMA and/or the Operating Company is engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to United States income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below. Section 842 of the Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income even if they have no United States source investment income. Otherwise, the income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation can anticipate an allowance of deductions and credits only if it files a United States income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. The federal income tax rates currently are a maximum of 35% for a corporation's effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.


     Under the income tax convention between Bermuda and the United States (the "Treaty"), provided that the predominant business activity of the Operating Company is acting as an insurer or as a reinsurer of risks underwritten by other insurance companies (together with the investing or reinvesting of assets held in respect of insurance reserves, capital and surplus incident to the carrying on of its insurance business), the Operating Company will be subject to United States income tax (including branch profits tax) on any income found to be effectively connected with a United States trade or business only if that trade or business is conducted through a permanent establishment in the United States. While there can be no assurance, the operating guidelines adopted by GMA's Board of Directors and described in the preceding paragraph are similarly intended to prescribe how the Operating Company will conduct its business without establishing a permanent establishment in the United States. The Operating Company would not be entitled to the benefits of the Treaty if (i) less than 50% of the Operating Company's stock were beneficially owned, directly or indirectly, by Bermuda residents or United States citizens or residents, or (ii) the Operating Company's income were used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or United States citizens or residents. While there can be no assurance, it is not expected that either of those factual situations will exist after the sale of Common Shares offered hereby.


     Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to United States income tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits, and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and interest on certain investments). The Operating Company will be subject to such taxes on dividends from United States companies in which it makes portfolio investments.

     The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums paid to the Operating Company is currently 1%. The rate of tax for any premiums for direct issuance of financial guarantees would be 4%.

  Other Countries


     GMA and the Operating Company plan to operate in such a manner that they will not generally be subject to tax in other jurisdictions, except for withholding taxes on certain kinds of investment income, excise taxes as described above and other taxes attributable to marketing activities in certain jurisdictions. It is possible, however, that the Operating Company may be held to be doing business in one or more foreign jurisdictions and therefore subject to tax on the profits of such business beyond that contemplated above.


TAXATION OF SHAREHOLDERS

  Bermuda Taxation


     Currently, there is no Bermuda withholding tax on dividends paid by GMA or the Operating Company.


  United States Taxation

     UNITED STATES SHAREHOLDERS

     General. The following discussion summarizes certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares by a beneficial owner who is (i) a citizen or resident of the United States, (ii) a United States domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Common Shares. This summary deals only with Common Shares acquired by purchasers in the Offering and held as capital assets and does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers who hold Common Shares as part of hedging or conversion transactions and investors whose functional currency is not the United States dollar) may be subject to special rules. Prospective purchasers of the Common Shares are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of United States federal, state, local or other laws to which they may be subject.

     Dividends. Distributions with respect to the Common Shares will be treated as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits as determined for United States federal income tax purposes, subject to the discussion below relating to the potential application of the "controlled foreign corporation" or "passive foreign investment company" rules. Such dividends will not be eligible for the dividends-received deduction allowed to United States corporations under Section 243 of the Code. The amount of any distribution in excess of the Company's current and accumulated earnings and profits will first be applied to reduce the holder's tax basis in the Common Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the Common Shares.


     Classification of GMA and the Operating Company as Controlled Foreign Corporations. Under Section 951(a) of the Code, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" (a "CFC") for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC directly or indirectly through foreign entities on the last day during such taxable year on which the corporation is a CFC must include in its gross income for United States federal income tax purposes his pro-rata share of the CFC's Subpart F income, even if the Subpart F income is not distributed. The Subpart F income includes, among other things, "insurance income," which is generally defined as income (including premium and investment income) attributable to the issuing (or reinsuring) of any insurance contract in connection with risks located in, or liabilities arising out of, activities in or lives or health of residents of a country other than the country under the laws of which the insurance company is organized. Accordingly, it is anticipated that substantially all of the income of the Company will be Subpart F income. Under Section 951(b) of the Code, any United States corporation, citizen, resident or other United States person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Section 958(b) of the Code, generally applying to family members, partnerships, estates, trusts, controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as the Operating Company is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the corporation's stock. Because of the expected dispersion of GMA's share ownership following the Offerings and the restrictions on transfer, issuance or repurchase of Common Shares, and because GMA's Bye-Laws provide that no single shareholder other than Trident is permitted to hold 10% or more of the total combined voting power of GMA, and because neither Trident nor its general partner is a United States person and no direct or indirect Trident partner who is a United States person will own a large enough interest in Trident to own, by attribution, 10% or more of the vote or value of GMA stock, shareholders of GMA should not be viewed as United States shareholders of a CFC for purposes of these rules. Accordingly, based on the foregoing factual assumptions, in the opinion of Drinker Biddle & Reath LLP, neither GMA nor the Operating Company will be a CFC following the Offerings. However, there can be no assurance that the IRS will not successfully take a contrary position.


     RPII Companies. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns "related person insurance income" ("RPII"). RPII is defined in Section 953(c)(2) of the Code as any "insurance income" of a foreign corporation attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" of such corporation or a "related person" to such a shareholder. In general, "insurance income" is income (including underwriting premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the CFC is created or organized and which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

     Generally, the term "related person" for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons who control the United States shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of Section 958 of the Code. For purposes of inclusion of the Operating Company's RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all United States persons who own, directly or indirectly, any amount (rather than 10% or more) of the Operating Company's stock. The Operating Company will be subject to the CFC provisions for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of the Operating Company by vote or value for an uninterrupted period of at least 30 days during any taxable year. The Company anticipates that United

States persons will own directly, indirectly or constructively 25% or more of the stock of the Operating Company by vote or value for the requisite period; accordingly, the RPII rules of the Code will apply to the Operating Company unless one of several exceptions (discussed below) applies to the Operating Company.

     RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not United States persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of the Operating Company, (ii) RPII, determined on a gross basis, is less than 20% of the Operating Company's gross insurance income for the taxable year, (iii) the Operating Company elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII or (iv) the Operating Company elects to be treated as a United States corporation. The Operating Company does not intend to make either of the described elections. Thus, only exceptions (i) and (ii) may be available.


     GMA believes it is highly unlikely that the Operating Company will enter into insurance or reinsurance arrangements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of the Common Shares. If this belief is correct, exception (i) will, and exception (ii) may, apply to the Operating Company. On the assumption that this belief is correct, therefore, in the opinion of Drinker Biddle & Reath LLP, United States persons who own stock of GMA will not be taxable on RPII of the Operating Company following the Offerings. There can be no assurance, however, that this will be the case. Indeed, because the Operating Company's direct or indirect insureds are likely to include the owners of publicly traded securities with respect to which the Operating Company issues financial guaranty insurance, it may be difficult, if not impossible, to determine with certainty whether either of these 20% tests is or is not met as of any particular point in time. No effort will be made by GMA or the Operating Company to identify the extent to which owners of securities for which the Operating Company has issued financial guaranty insurance or reinsurance are also shareholders of GMA or persons related thereto. Thus, GMA, the Operating Company and GMA's United States shareholders may not know whether GMA's United States shareholders are subject to the RPII rules, or how much RPII the Operating Company has earned in any taxable year. If neither of these exceptions were to apply, each United States person owning, directly or indirectly, stock in GMA (and therefore, indirectly in the Operating Company) at the end of any taxable year would generally be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to such United States shareholders at that date, but limited to the Operating Company's current-year earnings and profits reduced by the shareholder's pro-rata share, if any, of certain prior-year deficits in earnings and profits.



     Apportionment of RPII to United States Shareholders. If direct or indirect insureds and persons related to such insureds were to own more than 20% of the voting power or value of the Operating Company's common shares and the Operating Company's RPII determined on a gross basis for a taxable year were to be 20% or more of its gross insurance income, every United States person who owns directly or indirectly Common Shares on the last day of that year would be required to include in its gross income its share of the Operating Company's RPII for such year, whether or not distributed. A United States person who owns Common Shares during GMA's taxable year but not on the last day of the taxable year on which the Operating Company is a controlled foreign corporation within the meaning of the RPII provision of the Code, which would normally be December 31, would not be required to include in its gross income any part of the Operating Company's RPII. Correspondingly, a United States person who owns directly or indirectly, Common Shares on the last day of the taxable year on which the Operating Company is a controlled foreign corporation for purposes of those provisions would be required to include in its income its share of the RPII for the entire year even though such holder does not own the Common Shares for the entire year.



     Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to GMA and the Operating Company is uncertain. These provisions include the grant of authority to the United States Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the IRS will not challenge any determinations by GMA or the Operating Company as to the amount, if any, of RPII that should be includable in the income of a holder of Common Shares or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States person who is considering an investment in Common Shares should consult his tax advisor as to the effects of these uncertainties.



     Information Reporting. Each United States person who is a direct or indirect shareholder of GMA on the last day of GMA's taxable year would be required to attach to the income tax or information return such holder would normally file for the period which includes that date a Form 5471 if the Operating Company were a CFC for RPII purposes for any continuous thirty-day period during its taxable year whether or not any net RPII income is required to be reported. The Operating Company will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which (i) the Operating Company's gross RPII constitutes less than 20% of its gross insurance income or (ii) less than 20% of the voting power or value of the Operating Company's common shares is owned by direct or indirect insureds and persons related to such insureds. For any year in which GMA has information that the Operating Company's gross RPII constitutes 20% or more of its gross insurance income and its direct or indirect insureds and persons related to such insureds own more than 20% of the voting power or value of the Operating Company's common shares, GMA intends to provide Form 5471 to its direct or indirect United States shareholders for attachment to the returns of shareholders. However, no effort will be made by GMA or the Operating Company to identify the extent to which owners of securities for which the Operating Company has issued financial guaranty insurance or reinsurance are also shareholders of GMA. Thus, GMA, the Operating Company and GMA's United States shareholders may not know with certainty whether GMA's United States shareholders are required to file Form 5471 with the IRS. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization would be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, United States persons who at any time own 10% or more of the shares of GMA may have an independent obligation to file certain information returns.


     Tax-Exempt Shareholders. United States tax-exempt organizations would generally be required to treat Subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity, as unrelated business taxable income within the meaning of Section 512 of the Code.


     Dividend; Basis; Exclusion of Dividends from Gross Income. A United States shareholder's tax basis in his Common Shares would be increased by the amount of any RPII that the shareholder includes in his income. The shareholder could exclude from income the amount of any distribution by GMA to the extent of the RPII included in such shareholder's income for the year in which the distribution was paid or for any prior year. A shareholder's tax basis in his Common Shares would be reduced by the amount of such distributions that are excluded from his income. Although, in certain circumstances, a United States shareholder might be able to exclude from his income distributions with respect to RPII that a prior shareholder included in his income, that exclusion would not generally be available to holders who purchase Common Shares in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in his income.


     Dispositions of Common Shares. Subject to the discussion below relating to the potential application of Section 1248 of the Code or the passive foreign investment company rules, a United States shareholder will, upon the sale or exchange of any Common Shares, recognize a gain or loss for United States income tax purposes equal to the difference between the amount realized upon such sale or exchange and the shareholder's basis in the Common Shares. If the shareholder's holding period for such Common Shares is more than twelve months, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and 35% for corporations.

     Section 1248 of the Code provides that if a United States person disposes of stock in a foreign corporation and such person owned directly, indirectly or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's previously untaxed earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that the shareholder would normally file for the taxable year in which the disposition occurs.


     Section 953(c)(7) of the Code generally provides that Section 1248 will also apply to any sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the selling shareholder is or was a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing Treasury regulations do not address whether Section 1248 of the Code and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of GMA may have an independent obligation to file Form
5471).



     Section 1248 of the Code and the requirement to file Form 5471 should not apply to dispositions of Common Shares because GMA does not intend to directly engage in the insurance business and, under proposed regulations, these provisions appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be amended or promulgated in final form so as to provide that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. In that event, GMA would notify shareholders that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. Thereafter, GMA would send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 of the Code and the requirement to file Form 5471 apply to dispositions of Common Shares. GMA would attach to this notice a copy of Form 5471 completed with all GMA information and instructions for completing the shareholder information.



     Foreign Tax Credit. Because it is anticipated that United States persons will own a majority of GMA's shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by GMA (including any gain from the sale of Common Shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's United States foreign tax credit limitations. GMA will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most United States shareholders to utilize excess foreign tax credits to reduce United States tax on such income.



     Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If GMA were to be characterized as a PFIC, its United States shareholders would be subject to a penalty tax at the time of their sale of, or receipt of an "excess distribution" with respect to, their Common Shares, unless such shareholders (i) elected from the outset to be taxed on their pro-rata share of GMA's earnings whether or not such earnings were distributed or (ii) elected to mark their Common Shares to market as of the end of each taxable year and to treat as ordinary income (or loss) the annual appreciation (or depreciation) in the value of such shares. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal annual portions at the highest applicable ordinary income tax rate throughout the holder's period of ownership, and that interest accrued on each tax amount for each prior year from the due date of such prior year's return. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.


     For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code, and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. The Operating Company expects to be exclusively engaged in an insurance business and does not expect to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income," and as if it "held its proportionate share of the assets," of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under the look-through rule GMA should be deemed to own the assets and to have received the income of the Operating Company directly for purposes of determining whether GMA qualifies for the aforementioned insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions. On the assumption that the Operating Company is exclusively engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of its insurance business, in the opinion of Drinker Biddle & Reath LLP, neither GMA nor the Operating Company will be a PFIC after the Offerings. There can be no assurance, however, as to what positions the IRS or a court might take in the future on whether GMA or the Operating Company is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of such business. United States persons who are considering an investment in Common Shares should consult their tax advisors as to the effects of the PFIC rules.


     Other. Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the Common Shares to United States persons. Thus, a holder of Common Shares may be subject to backup withholding at the rate of 31% with respect to dividends paid to such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a holder's regular federal income tax liability.

NON-UNITED STATES SHAREHOLDERS


     Subject to certain exceptions, non-United States persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Common Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to United States estate tax with respect to Common Shares of GMA.


                                     * * *

     The foregoing discussion is based upon current law. The tax treatment of an owner of Common Shares, or a person treated as an owner of Common Shares for United States federal income, state, local or non-United States tax purposes, may vary depending on the owner's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to owners of Common Shares. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF THE COMMON SHARES.

                                  UNDERWRITING


     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch");
Prudential Securities Incorporated; and             are acting as
representatives (the "U.S. Representatives") of each of the Underwriters named below (the "U.S. Underwriters"). Subject to the terms and conditions set forth in a U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") among the Company and the U.S. Underwriters, and concurrently with the sale of Common Shares to the International Managers (as defined below), the Company has agreed to sell to the U.S. Underwriters, and each of the U.S. Underwriters severally and not jointly has agreed to purchase from the Company, the number of Common Shares set forth opposite its name below.



                                                                NUMBER
U.S. UNDERWRITER                                              OF SHARES
----------------                                              ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
Prudential Securities Incorporated..........................

                                                              ----------
             Total..........................................
                                                              ==========



     GMA has also entered into an international underwriting agreement (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International;
Prudential-Bache Securities (U.K.) Inc.; and                         are acting
as lead managers (the "Lead Managers"). Subject to the terms and conditions set forth in the International Underwriting Agreement, and concurrently with the
sale of        Common Shares to the U.S. Underwriters pursuant to the U.S.
Underwriting Agreement, GMA has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase from GMA, an
aggregate of        Common Shares. The initial public offering price per share and the total underwriting discount per Common Share are identical under the U.S. Underwriting Agreement and the International Underwriting Agreement.



     In the U.S. Underwriting Agreement and the International Underwriting Agreement, the several U.S. Underwriters and the several International Managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the Common Shares being sold pursuant to such Underwriting Agreement if any of the Common Shares being sold pursuant to such Underwriting Agreements are purchased. In certain circumstances under the Underwriting Agreements, the commitments of non-defaulting Underwriters may be increased. The closings with respect to the sale of Common Shares to be purchased by the U.S. Underwriters and the International Managers are conditioned upon one another and upon the closing of sales to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate
purchase price of at least $          million.



     The U.S. Representatives have advised GMA that the U.S. Underwriters propose initially to offer the Common Shares to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $ per Common Share. The U.S. Underwriters may allow, and such dealers may reallow, a discount not in
excess of $     per Common Share
on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.



     GMA has granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of additional Common Shares at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The U.S. Underwriters may exercise this option solely to cover over-allotments, if any, made on the sale of the Common Shares offered hereby. To the extent that the U.S. Underwriters exercise this option, each U.S. Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such U.S. Underwriter's initial amount reflected in the foregoing table. GMA has also granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus, to purchase
up to an aggregate of           additional Common Shares to cover
over-allotments, if any, on terms similar to those granted to the U.S. Underwriters.



     At the request of GMA, the U.S. Underwriters have reserved for sale, at the
initial public offering price, up to           % of the Common Shares offered
hereby to be sold to certain directors, officers, employees and related persons of GMA. The number of Common Shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not orally confirmed for purchase within one day of the pricing of the Offerings will be offered by the U.S. Underwriters to the general public on the same terms as the other Common Shares offered by this Prospectus.



     GMA, its directors and officers, the holders of the Class A Warrants and the Strategic Investors have executed lock-up agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not directly or indirectly, without the prior written consent of Merrill Lynch and Prudential Securities Incorporated on behalf of the Underwriters and, in addition, in the case of the Strategic Investors, GMA, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of GMA or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of GMA for a period of one year after the date of this Prospectus or, in the case of the Strategic Investors, for a period of nine months after the date of this Prospectus. Such agreements do not prevent GMA from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch, Prudential Securities Incorporated and, in the case of the Strategic Investors, GMA may, in their discretion, at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements. GMA also has agreed not to accelerate the exercisability of the registration rights granted to the Strategic Investors, the Class A Warrant holders and the Class B Warrant holders and not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this Prospectus, in each case, without the prior written consent of Merrill Lynch and Prudential Securities Incorporated on behalf of the Underwriters.



     The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.



     Prior to the Offerings, there has been no public market for the Common Shares. The initial public offering price was determined by GMA and the U.S. Representatives and the Lead Managers as an appropriate per share price in light of the Company's desired capitalization. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subsequent to the Offerings at or above the initial public offering price.



     The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.



     Until the distribution of the Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.



     If the Underwriters create a short position in the Common Shares in connection with the Offerings, i.e., if they sell more Common Shares than are set forth on the cover pages of this Prospectus, the U.S. Representatives and Lead Managers, respectively, may reduce that short position by purchasing Common Shares in the open market. The U.S. Representatives and Lead Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment options described above.



     The U.S. Representatives and Lead Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the Lead Managers purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.



     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Common Shares to the extent that it were to discourage resales of the Common Shares.



     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither GMA nor any of the Underwriters makes any representation that the U.S. Representatives or the Lead Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     The U.S. Underwriters and the International Managers have informed GMA that they do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they exercise discretionary authority.



     The Company has entered into an investment advisory agreement with The Prudential Investment Corporation, as one of the Investment Managers. See "Business -- Investment Managers." Prudential Securities Incorporated, one of the Joint Lead Managers, and The Prudential Investment Corporation are wholly owned subsidiaries of The Prudential Insurance Company of America.



                                 LEGAL MATTERS



     The validity of the Common Shares under Bermuda law will be passed upon for the Company by Conyers Dill & Pearman, Hamilton, Bermuda. Charles G. Collis, a director of the Company, is a partner in such firm. Certain matters as to United States law in connection with the Offerings will be passed upon for the Company by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Drinker Biddle & Reath LLP, which serves as United States counsel to the Company, also served as United States counsel to Inter-Atlantic Capital Partners, Inc. in connection with the establishment of GMA and the Operating Company in 1998 and represents Inter-Atlantic Capital Partners, Inc. on an ongoing basis. William M. Goldstein, a director of the Company, is a partner in such firm. Mr. Goldstein will receive an option to purchase 15,000 Common Shares of the Company upon consummation of the Offerings pursuant to the Stock Option Plan. See "Manage-ment -- Provisions Governing the Board of Directors." Certain matters as to United States law in connection with the Offerings will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.


                                    EXPERTS

     The consolidated balance sheet of the Company as of August 28, 1998 included in this Prospectus and in the Registration Statement has been audited by KPMG Peat Marwick, independent auditors, as indicated in their report with respect thereto, and is included herein in reliance on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION


     GMA has filed with the Commission a registration statement on Form S-1 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to GMA and the Common Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.



     Upon completion of the Offerings, GMA will be subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof, as well as such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as GMA, that file electronically with the Commission.



     After giving effect to the Offerings, GMA will be treated as a domestic corporation for purposes of certain requirements of the Exchange Act, including the proxy rules. Pursuant to Rule 3b-4 under the Exchange Act, a "foreign private issuer" is a non-United States issuer other than an issuer that meets the following conditions: (1) more than 50% of the outstanding voting securities of the issuer are held of record by residents of the United States and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50% of the assets of the issuer are located in the United States or (iii) the business of the issuer is administered principally in the United States. By virtue of (1) and
(2)(i), GMA does not expect that it will be a "foreign private issuer," although there is no assurance of such. If GMA were to be treated as a "foreign private issuer," it would be exempted from the proxy and short-swing profit rules under Sections 14 and 16 of the Exchange Act and, for reporting purposes under the Exchange Act, would be subject to rules applicable to "foreign private issuers."



     GMA intends to furnish its shareholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                    GLOSSARY OF SELECTED FINANCIAL GUARANTY
                        REINSURANCE AND INSURANCE TERMS

Alien insurer or reinsurer....   An insurer or reinsurer organized under the
                                 laws of a non-United States jurisdiction.

Asset-backed debt obligation
or asset-backed security......   A debt instrument that is supported by a pool
                                 of assets, such as automobile loans or single family mortgage loans. The payments on the assets produce the revenue stream that services the interest and principal on the asset-backed debt obligation.

Assumption reinsurance........   An arrangement under which an insurance company
                                 (the reinsurer) agrees to assume the
                                 obligations of another insurance company (the
                                 "ceding company" or "cedent") for all defined insurance risks underwritten by the ceding company. Assumption reinsurance written effectively transfers the ceding company's obligations to the reinsurer and, in most cases, eliminates the ceding company's further liability to the insured.

Automatic reinsurance.........   Reinsurance of a specified type or category of
                                 risk defined in a reinsurance agreement (often called a "treaty") between a ceding company and a reinsurer. Typically, in automatic reinsurance the ceding company is obligated to offer and the reinsurer is obligated to accept a specified portion of all such type or category of risks originally insured or reinsured by the ceding company.

Capacity......................   The measure of an insurer's financial ability
                                 to issue contracts of insurance, usually determined by the largest amount acceptable on a given risk or, in certain other situations, by the maximum volume of business it is prepared to accept.

Cedent; Ceding company........   See "Reinsurance; Reinsurer."

Coinsurance...................   A form of proportional reinsurance with respect
                                 to which the risk generally is reinsured on the same plan as that of the original policy. The reinsurer receives the gross premium charged to the policyholder, less a proportionate amount of expenses. The reinsurer maintains policy reserves and is liable for its proportionate share of policy benefits.

Credit enhancement............   A form of financial guaranty whereby the credit
                                 quality of a security is upgraded through the use of an insurance policy or letter of credit.

Credit rating.................   An alphabetic system used by major rating
                                 agencies to categorize the creditworthiness of an issuer of a specific obligation. A credit rating of BBB- or Baa3 or better is considered an investment grade rating, meaning the securities have been analyzed and are regarded as having adequate capacity to provide timely payment of debt service. A credit below BBB- or Baa3 is considered a speculative grade rating, meaning there is a greater vulnerability to default.

Duff & Phelps Credit Rating
Co. insurance claims-paying
  ability ratings.............   Duff & Phelps Credit Rating Co. insurance
                                 claims-paying ability ratings provide a summary opinion of an insurance company's ability to meet its claim obligations. Duff & Phelps
                                 Credit Rat-
                                 ing Co. insurance claims-paying ability ratings range from "AAA" to "DD." An "A" rating is assigned by Duff & Phelps Credit Rating Co. to companies which, in its opinion, have high claims-paying ability, average protection factors and a variability to risk over time due to economic and/or underwriting conditions.

Duff & Phelps Credit Rating
Co. long-term ratings.........   Duff & Phelps Credit Rating Co. long-term
                                 ratings provide a summary opinion of an
                                 issuer's long-term fundamental quality. Duff &
                                 Phelps Credit Rating Co. long-term ratings range from "AAA" to "DD." An "A" rating is assigned by Duff & Phelps Credit Rating Co. to issues which, in its opinion, have average but adequate protection factors. However, risk factors are more variable and greater in periods of economic stress. A "BBB" rating is assigned by Duff & Phelps Credit Rating Co. to issues which, in its opinion, have below-average protection factors that are considered sufficient for prudent investment.
                                 However, there is considerable variability in risk during economic cycles. A "BB" rating is assigned by Duff & Phelps Credit Rating Co. to issues which, in its opinion, are below investment grade but are deemed likely to meet obligations when due. However, present or prospective financial protection factors fluctuate according to industry conditions or company fortunes.

Duration......................   A measure, expressed in years, of the price
                                 sensitivity of a financial instrument to changes in interest rates.

Facultative reinsurance.......   A type of reinsurance whereby the reinsurer is
                                 not obligated automatically to accept all or a portion of each risk originally insured by the ceding company. Facultative risks are typically underwritten on a case-by-case basis.

Financial guaranty............   The promise to make payments to the holders of
                                 a debt, loan or other similar financial
                                 instrument in the event the borrower or
                                 underlying obligor fails to do so.

Fitch IBCA international
insurance claims-paying
  ability rating..............   Fitch IBCA international insurance
                                 claims-paying ability ratings provide an assessment of an insurance company's financial strength and, therefore, its ability to pay policy claims under the terms indicated. Fitch
                                 IBCA international insurance claims-paying ability ratings range from "AAA" to "D." Fitch
                                 IBCA assigns an "A" rating to insurers that have a strong capacity to meet policyholder obligations and provide policyholder benefits.
                                 The impact of adverse business and economic factors on such insurers' claims-paying abilities is expected to be small.

Fitch IBCA international
long-term credit ratings......   Fitch IBCA credit ratings are an opinion on the
                                 ability of an entity or of a securities issue to meet financial commitments, such as interest, preferred dividends, or repayments of principal, on a timely basis. Fitch IBCA's international long-term credit ratings range from "AAA" to "D." Fitch IBCA assigns an "A" rating to denote a low expectation of credit risk and that the capacity for timely payment of financial commitments is considered strong.
                                 Fitch IBCA assigns a "BBB" rating to indicate that there is currently a low expectation of credit risk and that although the capacity for timely payment of financial commitments is considered adequate, adverse changes in circumstances and in economic conditions are more likely to impair this capacity than the capacity of higher-rated entities or issues. Fitch IBCA assigns a "BB" rating to indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met.

United States generally
accepted accounting principles
  ("GAAP")....................   United States accounting principles as set
                                 forth in opinions of the Accounting Principles
                                 Board of the American Institute of Certified
                                 Public Accountants and/or statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

Indemnity reinsurance.........   An arrangement under which an insurance company
                                 (the reinsurer) agrees to indemnify another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company.
                                 Reinsurance written on an indemnity basis does not legally discharge the ceding insurer from its liability with respect to its obligations to the insured.

Insurance in force or
exposure......................   Principal outstanding and interest to be paid
                                 over the remaining life of a given obligation in respect of obligations insured and reinsured by the Company, net of refunded debt obligations, retrocessions, redemptions and repayments.

Issuer........................   A municipality or corporation or other entity
                                 that is the obligor on a debt issuance to the capital markets.

Leverage ratio................   The ratio of insurance in force to qualified
                                 statutory capital.

Loss ratio....................   The quotient derived by dividing losses and
                                 loss adjustment expenses incurred by net premiums earned on a GAAP basis.

Monoline financial guaranty
insurer.......................   An insurer that only writes financial guaranty
                                 insurance. The term "monoline financial
                                 guaranty insurer" traditionally referred to a writer of municipal bond insurance, but currently includes, as well, insurers of asset-backed securities.

Net premiums written..........   Total premiums for insurance written and
                                 reinsurance assumed during a given period less total premiums for insurance and reinsurance ceded to others during such period.

Primary insurer...............   An insurance company that contracts with a
                                 customer (the insured) to provide insurance coverage. Such primary insurer may then cede a portion of its business to one or more reinsurers.

Quota share reinsurance.......   A term describing all forms of proportional
                                 reinsurance in which the reinsurer receives a pro-rata part of the premiums and pays a pro-rata part of the losses arising in connection with the policies reinsured
                                 (sometimes known as "proportional" reinsurance,
                                 "pro-rata" reinsurance or "participating" reinsurance).

Reinsurance; Reinsurer........   An arrangement under which an insurance company
                                 (the "reinsurer") agrees to indemnify or assume the obligations of another insurance company
                                 (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company.

Reserves......................   Liabilities established by insurers that
                                 generally represent the estimated discounted present value of the net cost of claims, repayments or contract liabilities and the related expenses that the insurer will ultimately be required to pay in respect of insurance it has written.

Retention.....................   The amount or portion of insurance risk that a
                                 ceding company retains for its own account. In quota share reinsurance, the retention may be a percentage of the original policy's limit. In excess of loss business, the retention typically is a dollar amount of loss, a loss ratio or a percentage above a predetermined limit.

Retrocessional reinsurance;
  Retrocessionaire............   An arrangement under which a reinsurer cedes to
                                 another reinsurer (the "retrocessionaire") all or a portion of the insurance risks reinsured by the first reinsurer. Retrocessional reinsurance generally does not legally discharge the ceding reinsurer from its liability with respect to its obligations to the original ceding company.


Standard & Poor's insurer
financial strength rating.....   Standard & Poor's insurer financial strength
                                 rating is an opinion concerning the financial security characteristics of an insurance organization with respect to its ability to pay under its insurance policies and contracts in accordance with their terms. Standard & Poor's insurer financial strength ratings range from "AAA" to "CC." Standard & Poor's has assigned an "A" rating to ACA. Such rating is assigned to insurers that in its opinion have strong financial security characteristics, but are somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.


Standard & Poor's long-term
issuer credit rating..........   Standard & Poor's long-term issuer credit
                                 rating is an opinion of an obligor's overall financial capacity to pay its financial obligations. Standard & Poor's long-term issuer credit ratings range from "AAA" to "CC."
                                 Standard & Poor's assigns an "A" rating to obligors that have a strong capacity to meet financial commitments, but are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than higher-rated obligors. It assigns a "BBB" rating to obligors that have an adequate capacity to meet financial commitments, but adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligors to meet financial commitments. It assigns a "BB" rating to obligors that face major ongoing uncertainties and exposure to adverse business, financial, or economic conditions, but are less vulnerable in the near term than other low-rated obligors.

Statutory capital and
surplus.......................   The sum of capital and surplus required by
                                 statute or regulation.

Treaty reinsurance............   See "Automatic reinsurance."

Underwriting..................   The insurer's or reinsurer's process of
                                 reviewing contracts submitted for insurance or reinsurance coverage, deciding whether to accept all or part of the coverage requested and determining the applicable premiums.

Underwriting capacity.........   The maximum amount of insurance that an
                                 insurance or reinsurance company can
                                 underwrite, which is limited by its existing capital and surplus. Reinsurance serves to increase an insurer's underwriting capacity by reducing its exposure from particular risks and thereby increasing available surplus.

Underwriting expenses.........   The aggregate of policy acquisition costs,
                                 including commissions, and the portion of administrative, general and other expenses attributable to underwriting operations.

Unearned premiums.............   Premiums written but not yet earned, as they
                                 are attributable to the unexpired portion of the related insurance contract term.

                      INDEX TO CONSOLIDATED BALANCE SHEET

                                                                PAGE
                                                                ----
Report of Independent Auditors..............................    F-2
Consolidated Balance Sheet as of August 28, 1998............    F-3
Notes to Consolidated Balance Sheet.........................    F-4

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders

Global Markets Access Ltd. (formerly GCA Ltd.)



     We have audited the accompanying consolidated balance sheet of Global Markets Access Ltd. (formerly GCA Ltd.) as at August 28, 1998. This financial statement is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the company as at August 28, 1998 in conformity with United States generally accepted accounting principles.

                                          KPMG PEAT MARWICK
                                          Chartered Accountants

Hamilton, Bermuda
August 28, 1998, except for Note 8,
which is as of September 2, 1998

                           GLOBAL MARKETS ACCESS LTD.


                              (FORMERLY GCA LTD.)


                           CONSOLIDATED BALANCE SHEET
                                AUGUST 28, 1998
                      (EXPRESSED IN UNITED STATES DOLLARS)


                                                                           UNAUDITED
                                                                          PRO FORMA(A)
                                                                          ------------
ASSETS
Cash........................................................  $120,000    $   120,000
                                                              --------    -----------
          Total Assets......................................  $120,000    $   120,000
                                                              ========    ===========
LIABILITIES (NOTE 3)
Accounts payable............................................  $     --    $ 5,650,000
                                                              ========    ===========
          Total Liabilities.................................  $           $ 5,650,000
                                                              ========    ===========
STOCKHOLDERS' EQUITY (NOTE 4)
Preferred Shares (par value $1.00; 50,000,000 shares
  authorized; no shares outstanding)........................  $     --    $        --
Common Shares (par value $1.00; 100,000,000 shares
  authorized; 12,000 shares outstanding)....................    12,000         12,000
Additional paid-in capital..................................   108,000     (5,042,000)(b)
Accumulated deficit.........................................        --    $  (500,000)(c)
                                                              --------    -----------
          Total stockholders' equity........................  $120,000    $(5,530,000)
                                                              ========    ===========
Total liabilities and stockholders' equity..................  $120,000    $   120,000
                                                              ========    ===========


---------------
(a) A pro forma balance sheet has been presented for information purposes only and does not form part of the audited consolidated balance sheet. The pro forma gives effect to the amounts payable to Inter-Atlantic Securities Corporation ("Inter-Atlantic") and other expenses associated with the proposed initial public offering of the Company's common shares (the "Offering") and the proposed private placement of the Company's common shares to certain institutional investors (the "Strategic Investors") that will be paid out of the proceeds of such offerings, as if they had taken place on August 28, 1998. The pro forma does not give effect to the proceeds that would be received from the Offering and the sales to the Strategic Investors.


(b) Reflects amounts payable upon consummation of the Offering of $3.9 million to Inter-Atlantic for certain advisory services related to the Offering and the sales to the Strategic Investors; and $1.25 million for estimated out-of-pocket expenses consisting of legal, accounting and printing expenses as well as filing fees and other costs related to the Offering and the sales to the Strategic Investors.



(c) Reflects estimated expenses incurred by the Company in connection with its operations in the period subsequent to August 28, 1998, including expenses incurred by Inter-Atlantic on the Company's behalf for which Inter-Atlantic is entitled to be reimbursed by the Company upon consummation of the Offering.


The accompanying notes are an integral part of this consolidated balance sheet.

                           GLOBAL MARKETS ACCESS LTD.


                              (FORMERLY GCA LTD.)


                      NOTES TO CONSOLIDATED BALANCE SHEET

1.  ORGANIZATION


     Global Markets Access Ltd. (formerly GCA Ltd.) ("GMA") was incorporated on August 7, 1998 under the laws of Bermuda to provide financial guaranty reinsurance and insurance. GMA will operate through a wholly-owned subsidiary, Global Markets Guaranty Ltd. (formerly Global Capital Access, Ltd.) (the "Operating Company" and, together with GMA, the "Company"). The Operating Company has applied for a license under the insurance laws of Bermuda. The Company's initial capitalization of $120,000, as reflected on the Balance Sheet, was provided by American Capital Access Holdings, L.L.C., Risk Capital Reinsurance Company ("Risk Capital"), The Trident Partnership, L.P. ("Trident"), Donald J. Matthews, Michael P. Esposito, Jr., Frederick S. Hammer, Robert M. Lichten, Andrew S. Lerner and William S. Ogden, Jr. (collectively, the "Class A Warrant Holders") (see notes 3 and 4) and the Global Purpose Trust (the "Purpose Trust"), which was lent $12,000 by Insurance Consulting Services Limited ("ICS"). See note 3. The Company's fiscal year end is December 31.


     During the period from its inception date to the balance sheet date, the Company did not incur any income or expenses that are required to be reported in a statement of income or a statement of cash flows under United States generally accepted accounting principles. Therefore, consolidated statements of income and cash flows have not been presented.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statement is prepared in accordance with United States generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. The following are the significant accounting policies adopted by the Company.

  (a) Premium Revenue Recognition

     Gross and ceded premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. Deferred premium revenue and prepaid reinsurance premiums represent the portion of premium that is applicable to coverage of risk to be provided in the future on policies in force. When an insured or reinsured issue is retired or defeased prior to the end of the expected period of coverage, the remaining deferred premium revenue and prepaid reinsurance premium, less any amount credited to a refunding issue insured by the Company, are recognized.

  (b) Losses and Loss Adjustment Expenses

     A case basis reserve for unpaid losses and loss adjustment expenses is recorded at the present value of the estimated loss when, in management's opinion, the likelihood of a future loss is probable and determinable at the balance sheet date. The estimated loss on a transaction is discounted using then-current risk-free rates.


     The Company intends to establish a general reserve by applying a loss factor to total exposure on insured obligations. The loss factor used for this purpose will be determined based upon a variety of criteria established by the Company. The general reserve is available to be applied against future additions or accretions to existing case basis reserves or to new case basis reserves to be established in the future.


     Management of the Company periodically evaluates its estimates for losses and loss adjustment expenses and establishes reserves that management believes are adequate to cover the ultimate net cost of claims. The reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not differ from such estimates. The Company will, on an ongoing basis, monitor these reserves and may

                           GLOBAL MARKETS ACCESS LTD.


                              (FORMERLY GCA LTD.)


               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)

periodically adjust such reserves based on the Company's actual loss experience, its future mix of business and future economic conditions.

  (c) Deferred Acquisition Costs

     Deferred acquisition costs comprise those expenses that vary with and are primarily related to the production of business, including commissions paid on reinsurance assumed, compensation and related costs of underwriting and marketing personnel, certain rating agency fees, premium and excise taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Deferred acquisition costs and the cost of acquired business are amortized over the period in which the related premiums are earned. Recoverability of deferred acquisition costs is determined by considering anticipated losses and loss adjustment expenses.

  (d) Investments

     The Company will classify its investments in fixed income and equity securities as available for sale and, accordingly, such securities will be carried at fair value. The cost of fixed income securities will be adjusted for amortization of premiums and discounts. The cost of fixed income and equity securities will be adjusted for declines in value that are considered other than temporary.

     Realized gains and losses on investments will be recognized in net income using the specific identification method. Changes in fair values of securities carried at fair value are reflected directly in shareholders' equity.

  (e) Translation of foreign currencies

     The Company's functional currency is the United States dollar. Premiums written and receivable in foreign currencies will be recorded at exchange rates prevailing on the date the contract attaches and liabilities for future benefits payable in foreign currencies at the time such liabilities are first recorded. Exchange gains or losses resulting from the periodic revaluation and settlement of such assets and liabilities will be recorded in the Company's statement of operations.

  (f) Organizational expenses

     Organization expenses consist of legal, accounting and incorporation expenses incurred in connection with the formation and organization of the Company and include certain expense reimbursements to Inter-Atlantic Securities Corporation ("Inter-Atlantic"). Such costs will be expensed as incurred.

     Certain equity offering costs incurred in connection with the Company's planned initial public offering (the "Offering"), including certain amounts payable for investment banking and financial advisory services, will be deducted from the gross proceeds of the Offering.

  (g) Stock Compensation Plans

     Under the Company's Initial Stock Option Plan (the "Stock Option Plan"), awards are granted to eligible employees, directors and consultants of the Company in the form of incentive stock options ("ISO's"), where they qualify under the Internal Revenue Code, or non-qualified stock options ("NQSO's"). The Company follows the intrinsic value based method of accounting for stock based compensation as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company will provide pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied.

                           GLOBAL MARKETS ACCESS LTD.


                              (FORMERLY GCA LTD.)


               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)

  (h) Earnings per Common Share

     The Company will calculate earnings per common share based upon the guidance provided in Financial Accounting Standards Board Statement No. 128 "Earnings per Share." This statement requires the presentation of two amounts of earnings per share when the Company has a complex capital structure. These amounts are basic earnings per common share and earnings per common share-assuming dilution.

     Basic earnings per common share will be calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period.

     Diluted earnings per common share will be calculated by dividing the net income attributable to common shareholders by the weighted average number of common shares outstanding during the period, plus dilutive potential common shares. Options and warrants issued by the Company will be considered dilutive potential common shares and will be included in the calculation using the treasury stock method.

3.  AGREEMENTS WITH RELATED PARTIES

     The Company has entered into an agreement with Inter-Atlantic whereby Inter-Atlantic has agreed to provide certain services in connection with the Offering and sales to a core group of strategic investors (the "Strategic Investors"), including assistance in preparing a registration statement for the common shares, retaining underwriters in connection with the Offering and such other services as the Company or Inter-Atlantic deems appropriate. Certain officers and directors of the Company are also beneficial owners, directors or officers of Inter-Atlantic and/or its affiliates.

     The Company will reimburse Inter-Atlantic for expenses incurred in connection with the Offering provided that the Offering is successfully consummated prior to March 31, 1999. Pursuant to such Agreement, the Company has agreed to pay Inter-Atlantic a fee of $3.9 million upon consummation of the Offering. If the Offering is not successfully consummated prior to March 31, 1999, such fees are not payable and no expense reimbursement is required.


     In connection with its initial capitalization, the Company issued Class A Warrants to the Class A Warrant Holders to purchase an aggregate number of common shares equal to 13.5% of the sum of (i) the common shares outstanding immediately following the consummation of the Offering (including any concurrent private placements (the "Direct Sales"), but excluding any common shares held by the Purpose Trust) and (ii) the common shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering other than the Class A Warrants, any Class B Warrants and any options granted by the Company under its Stock Option Plan.



     On August 27, 1998, Messrs. Esposito, Lichten, Hammer and Lerner subscribed to purchase from the Company an aggregate of 115,000 common shares at a purchase price of $14.10 per share. The purchases of the common shares are subject to a number of conditions precedent customary in transactions of this nature, including the accuracy of the parties' respective representations and warranties and compliance with the parties' respective covenants set forth in the purchase agreements. The purchases are also subject to the condition that an initial public offering of not less than 14,000,000 common shares of the Company shall have been consummated.


4.  STOCKHOLDERS' EQUITY

  Preferred Stock

     The Company is authorized to issue 50,000,000 preferred shares of par value $1.00 each. At the balance sheet date there were no preferred shares issued or outstanding.

                           GLOBAL MARKETS ACCESS LTD.


                              (FORMERLY GCA LTD.)


               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)

  Common Stock

     The Company is authorized to issue 100,000,000 common shares of par value $1.00 each. At the balance sheet date 12,000 common shares were outstanding.

  Warrants

     In connection with its initial capitalization, the Company has issued Class A Warrants to the Class A Warrant Holders to purchase an aggregate number of common shares equal to 13.5% of the sum of (i) the common shares outstanding immediately following the consummation of the Offering (including any Direct Sales, but excluding any common shares held by the Purpose Trust) and (ii) the common shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering other than the Class A Warrants, any Class B Warrants and any options granted by the Company under its Stock Option Plan. The consideration paid for these warrants of $108,000 has been recorded as additional paid in capital. The exercise price of the warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain future events, including stock splits and the issuance of common shares at a price below the exercise price or the market price of the common shares at the time of such issuance. The Class A Warrants become exercisable over three years commencing on the first anniversary of the consummation of the Offering. The Class A Warrants will expire on September 30, 2008.

5.  STOCK PLANS

  Stock Option Plan

     The Board of Directors has adopted the Stock Option Plan under which it may grant, subject to certain restrictions, ISO's and NQSO's. The aggregate number of common shares for which options may be granted under the Stock Option Plan is limited to the lessor of (i) 5.5% of the common shares outstanding immediately following the consummation of the Offering and any Direct Sales or (ii) 2,000,000 common shares. Only eligible employees of the Company are entitled to ISO's, while NQSO's may be granted to eligible employees, non-employee directors and consultants.

     The plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select the parties to be granted ISO's and NQSO's and to set the date of grant and other terms of the options granted under the Stock Option Plan.

     The minimum exercise price of the ISO's will be equal to the fair market value, as defined in the Stock Option Plan, of the Company's common shares at the date of grant. The term of the ISO's is not more than ten years from the date of grant. Unless otherwise provided in the option agreement, the ISO's shall be exercisable in three equal annual installments, commencing on the first anniversary of the grant date.

     Subject to the consummation of the Offering, options will be granted to the Chief Executive Officer and other senior executives and directors of the Company to purchase common shares. The exercise price of such options will be equal to the public offering price per share.


     Pursuant to the Stock Option Plan, Mr. H. Russell Fraser will receive options to acquire 100,000 common shares; Mr. Charles A. Davis will receive options to acquire 75,000 Common Shares; Messrs. Hammer and Lichten will receive options to acquire 33,333 common shares; the director to be designated by Risk Capital will receive options to acquire 25,000 Common Shares; and other non-employee directors (excluding Mr. Collis) will receive options to acquire 15,000 common shares, in each case upon the later of (i) the date he or she becomes an eligible non-employee director or (ii) the date the Offering is consummated. The options shall have an exercise price equal to the fair market value of the common shares on the date the options are granted, except for any options granted upon consummation of the Offering, which will have an exercise price equal to the initial public offering price per share, and shall be exercisable in three

                           GLOBAL MARKETS ACCESS LTD.


                              (FORMERLY GCA LTD.)


               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)


equal installments commencing with the first anniversary of the grant date. In addition, subject to certain conditions, each non-employee director shall be granted an option to purchase 2,000 common shares at each successive annual general meeting after December 31, 1998. Such options shall have an exercise price equal to the fair market value of the common shares on the date the options are granted and shall be immediately exercisable if granted after the first anniversary of the consummation of the Offering. If any such options are granted prior to the first anniversary of the consummation of the Offering, they will not become exercisable until such anniversary. The Stock Option Plan defines "fair market value" as: (i) the quoted closing price, if there is a market for the Company's Common Shares on a registered securities exchange or in an over the counter market, on the date of grant; (ii) the weighted average of the quoted closing prices on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant; (iii) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or (iv) another method that is authorized by the United States Internal Revenue Code of 1986, as amended, and has been adopted by the Compensation Committee of the Board of Directors.



     In addition, directors shall receive cash of $20,000 per annum plus $1,000 per board or committee meeting attended. The non-employee Deputy Chairman of the Board and non-employee Committee Chairmen shall receive an additional $1,000 per annum.


6.  TAXATION


     Under current Bermuda law neither GMA nor the Operating Company is required to pay any taxes in Bermuda on either income or capital gains. GMA and the Operating Company have each applied for an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to GMA, the Operating Company or to any of their operations or the shares, debentures or other obligations of GMA or the Operating Company until March 2016.



     GMA and the Operating Company plan to operate in such a manner that they will not generally be subject to tax in other jurisdictions except for withholding taxes on certain kinds of investment income, excise taxes and other taxes attributable to marketing activities in certain jurisdictions. It is possible, however, that the Operating Company may be held to be doing business in one or more foreign jurisdictions and therefore subject to tax on the profits of such business.


7.  STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

     Under The Bermuda Insurance Act, 1978, and related regulations, the Operating Company will be required to maintain certain levels of solvency and liquidity. The minimum statutory capital and surplus required is $1,000,000; however, the Company has applied to the Registrar of Companies to grant the Company an exception to this requirement until the consummation of the Offering.


     GMA's ability to pay dividends depends on the ability of the Operating Company to pay dividends to GMA. While GMA itself is not subject to any significant legal prohibitions on the payment of dividends, the Operating Company will be subject to Bermuda regulatory constraints which affect its ability to pay dividends to GMA. The Operating Company will be prohibited from declaring or paying a dividend if such payment would reduce its statutory surplus below $1,000,000.

                           GLOBAL MARKETS ACCESS LTD.


                              (FORMERLY GCA LTD.)


               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)

8.  SUBSEQUENT EVENTS

     On September 2, 1998, the Company entered into a letter of intent with Risk Capital and Trident for the purchase of common shares and Class B Warrants as part of the Direct Sales. Pursuant to such letter of intent, Risk Capital has agreed to purchase 1,063,829 common shares and Class B Warrants to purchase an additional 125,000 common shares for an aggregate price of approximately $15.0 million, and Trident has agreed to purchase 3,191,489 common shares and Class B Warrants to purchase an additional 375,000 common shares for an aggregate purchase price of approximately $45.0 million.


     The issuance of the common shares and Class B Warrants to Risk Capital and Trident will be subject to a number of conditions precedent customary in transactions of this nature, and a number of other conditions as set out in the letter of intent. Furthermore, such issuances are subject to the condition that the Company will receive net proceeds of at least $150.0 million from the Offering when it is consummated.

---------------------------------------------------------
---------------------------------------------------------


    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


    UNTIL            , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS


                                               PAGE
                                               ----
Enforceability of Civil Liabilities under
  United States Federal Securities Laws....      3
Prospectus Summary.........................      4
Risk Factors...............................      9
Use of Proceeds............................     21
Capitalization.............................     22
Dividend Policy............................     23
Dilution...................................     24
Unaudited Pro Forma Consolidated Balance
  Sheet....................................     25
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations...............................     27
Business...................................     32
Overview of the Financial Guaranty
  Industry.................................     46
Management.................................     48
Principal Stockholders.....................     56
Certain Relationships and Related Party
  Transactions.............................     58
Description of Capital Stock...............     61
Shares Eligible for Future Sale............     68
Direct Sales...............................     70
Certain Tax Considerations.................     72
Underwriting...............................     79
Legal Matters..............................     81
Experts....................................     82
Additional Information.....................     82
Glossary of Selected Financial Guaranty
  Reinsurance and Insurance Terms..........     83
Index to Consolidated Balance Sheet........    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                               16,750,000 SHARES

                           GLOBAL MARKETS ACCESS LTD.

                                 COMMON SHARES
                            -----------------------
                                   PROSPECTUS
                            -----------------------

                              Joint Lead Managers


                             and Joint Bookrunners

                              MERRILL LYNCH & CO.
                       PRUDENTIAL SECURITIES INCORPORATED
                                           , 1998

---------------------------------------------------------
---------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]


                SUBJECT TO COMPLETION -- DATED OCTOBER 30, 1998


PROSPECTUS

                               16,750,000 SHARES

                           GLOBAL MARKETS ACCESS LTD.

                                 COMMON SHARES
                            ------------------------


    All of the 16,750,000 common shares, par value $1.00 per share (the "Common Shares"), offered hereby are being sold by Global Markets Access Ltd. ("GMA").
Of the 16,750,000 Common Shares offered hereby,            Common Shares are
being offered for sale initially outside the United States and Canada by the
International Managers (the "International Offering") and            Common
Shares are being offered for sale initially in a concurrent offering in the United States and Canada by the U.S. Underwriters (the "U.S. Offering," and together with the International Offering, the "Offerings"). The initial public offering price and underwriting discount per Common Share will be identical for both Offerings. The initial public offering price will be $15.00 per Common Share. See "Underwriting." Prior to the Offerings, GMA has not conducted any business and there has been no public market for the Common Shares.



    An application has been made to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "GMALF."



    In connection with the formation of GMA and the establishment of a core group of strategic investors, Risk Capital Reinsurance Company, The Trident
Partnership, L.P. and              (collectively, the "Strategic Investors")
have severally agreed to purchase for investment directly from GCA an aggregate of 7,092,197 Common Shares and Class B Warrants to purchase an aggregate of 700,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $100.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. The closing of the International Offering made hereby is conditioned upon the closing of sales by GMA to the Strategic Investors of Common Shares and related Class B Warrants with an
aggregate purchase price of at least $    million.



    GMA is also offering by a separate prospectus up to 100,000 Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per share, less the per share underwriting discounts and commissions, for an aggregate purchase price if all such Common Shares are purchased of approximately $1.4 million. GMA has also contracted to sell 115,000 Common Shares directly to certain persons involved in the Formation of the Company at a purchase price of $14.10 per share, for an aggregate purchase price of approximately $1.6 million. All such purchases by GMA's directors and officers are expected to be consummated simultaneously with the consummation of the Offerings and, together with the purchases by the Strategic Investors, are referred to in this Prospectus as the "Direct Sales." Upon consummation of the Offerings and the Direct Sales, the Strategic Investors and GMA's directors and officers are expected to own collectively approximately 30.0% of the outstanding Common Shares. See "Direct Sales."



    The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which (except with respect to The Trident Partnership, L.P. and as otherwise described herein) generally prevent transfers to holders beneficially owning 10% or more of the Common Shares, require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares to less than 10% of the total voting power of GMA's capital stock. See "Description of Capital Stock."



     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


-----------------------------------------------------------------------------------------------------------------------
                                                                       UNDERWRITING DISCOUNTS
                                                 PRICE TO PUBLIC         AND COMMISSIONS(1)       PROCEEDS TO GMA(2)
-----------------------------------------------------------------------------------------------------------------------
Per Common Share............................            $                        $                        $
-----------------------------------------------------------------------------------------------------------------------
Total(3)....................................            $                        $                  $          (4)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------



(1) GMA has agreed to indemnify the several International Managers and the U.S. Underwriters (collectively, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."



(2) Before deducting certain advisory fees and other expenses related to the
    Offerings payable by GMA estimated to be $         . See "Use of Proceeds."



(3) GMA has granted the International Managers and the U.S. Underwriters, exercisable within 30 days after the date hereof, options to purchase up to
               and            additional Common Shares, respectively, solely to
    cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds
    to GMA will be $         , $         and $         , respectively. See
    "Underwriting."



(4) Assuming completion of all the Direct Sales, the total Proceeds to GMA will
    be $         . If the Underwriters' over-allotment options described above are exercised in full, the total Proceeds to GMA including the Direct Sales
    will be $         . See "Direct Sales."

                            ------------------------


    The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the Common Shares will be made in New York, New York on or about
               , 1998.


                            ------------------------





                   Joint Lead Managers and Joint Bookrunners


MERRILL LYNCH INTERNATIONAL                          PRUDENTIAL-BACHE SECURITIES

                            ------------------------

                                            , 1998

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]



                                  UNDERWRITING



     Merrill Lynch International; Prudential-Bache Securities (U.K.) Inc.; and
                        are acting as lead managers (the "Lead Managers") of each of the underwriters named below (the "International Managers"). Subject to the terms and conditions contained in the international underwriting agreement (the "International Underwriting Agreement") among GMA and the International Managers and concurrently with the sale of Common Shares to the U.S. Underwriters (as defined below), GMA has agreed to sell to the International Managers, and each of the International Managers severally and not jointly has agreed to purchase from GMA, the number of Common Shares set forth opposite its name below.



                                                                 NUMBER
INTERNATIONAL MANAGER                                           OF SHARES
---------------------                                           ---------
Merrill Lynch International.................................
Prudential-Bache Securities (U.K.) Inc......................

                                                              -------------
          Total.............................................
                                                              =============



     GMA has also entered into a United States underwriting agreement (the "U.S. Underwriting Agreement" and, together with the International Underwriting Agreement, the "Underwriting Agreements") with certain underwriters (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch");
Prudential Securities Incorporated; and                     are acting as
representatives (the "U.S. Representatives"). Subject to the terms and conditions set forth in the U.S. Underwriting Agreement, and concurrently with
the sale of           Common Shares to the International Managers, the Company
has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally
have agreed to purchase from the Company, an aggregate of           Common
Shares. The initial public offering price per share and the total underwriting discount per Common Share are identical under the International Underwriting Agreement and U.S. Underwriting Agreement.



     In the International Underwriting Agreement and the U.S. Underwriting Agreement , the several International Managers and the several U.S. Underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the Common Shares being sold pursuant to such Underwriting Agreement if any of the Common Shares being sold pursuant to such Underwriting Agreements are purchased. In certain circumstances under the Underwriting Agreements, the commitments of non-defaulting Underwriters may be increased. The closings with respect to the sale of Common Shares to be purchased by the International Managers and the U.S. Underwriters are conditioned upon one another and upon the closing of sales to the Strategic Investors of Common Shares and related Class B Warrants with an aggregate
purchase price of at least $          million.



     The Lead Managers have advised GMA that the International Managers propose initially to offer the Common Shares to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain
dealers at such price less a concession not in excess of $          per Common
Share. The International Managers may allow, and such dealers reallow, a
discount not in excess of $          per Common Share on sales to certain other
dealers. After the initial public offering, the public offering price, concession and discount may be changed.



     GMA has granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of additional Common Shares at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The International

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]



Managers may exercise this option solely to cover over-allotments, if any, made on the sale of Common Shares offered hereby. To the extent that the International Managers exercise this option, each International Manager will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such International Manager's initial amount reflected in the foregoing table. GMA has also granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to
purchase up to an aggregate of           additional Common Shares to cover
over-allotments, if any, on terms similar to those granted to the International Managers.



     At the request of the Company, the U.S. Underwriters have reserved for
sale, at the initial public offering price, up to   % of the shares offered
hereby to be sold to certain directors, officers, employees and related persons of GMA. The number of Common Shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not orally confirmed for purchase within one day of the pricing of the Offerings will be offered by the Underwriters to the general public on the same terms as the other shares offered by this Prospectus.



     GMA, its directors and officers, the holders of the Class A Warrants and the Strategic Investors have executed lock-up agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not directly or indirectly, without the prior written consent of Merrill Lynch and Prudential Securities Incorporated on behalf of the Underwriters and, in addition, in the case of the Strategic Investors, GMA, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of GMA or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of GMA for a period of one year after the date of this Prospectus or, in the case of the Strategic Investors, for a period of nine months after the date of this Prospectus. Such agreements do not prevent GMA from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Merrill Lynch, Prudential Securities Incorporated and, in the case of the Strategic Investors, GMA may, in their discretion, at any time and without notice, jointly release all or any portion of the securities subject to such lock-up agreements. GMA also has agreed not to accelerate the exercisability of the registration rights granted to the Strategic Investors, the Class A Warrant holders and the Class B Warrant holders and not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this Prospectus, in each case, without the prior consent of Merrill Lynch and Prudential Securities Incorporated on behalf of the Underwriters.



     The International Managers and U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons and the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.



     Prior to the Offerings, there has been no public market for the Common Shares. The initial public offering price was determined by GMA and the Lead Managers and the U.S. Representatives as an appropriate per share price in light of the Company's desired capitalization. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subsequent to the Offerings at or above the initial public offering price.

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]



     GMA has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the International Managers and U.S. Underwriters may be required to make in respect thereof.



     Each of the International Managers has represented and agreed that (a) it has not offered or sold and, prior to that date six months after the date of this Prospectus, it will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute and will not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of Common Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.



     Until the distribution of the Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.



     If the Underwriters create a short position in the Common Shares in connection with the Offerings, i.e., if they sell more Common Shares than are set forth on the cover pages of this Prospectus, the Lead Managers and U.S. Representatives, respectively, may reduce that short position by purchasing Common Shares in the open market. The Lead Managers and U.S. Representatives, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment options described above.



     The Lead Managers and U.S. Representatives, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Lead Managers or the U.S. Representatives purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.



     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Common Shares to the extent that it were to discourage resale of the Common Shares.



     Neither GMA nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither GMA nor any of the Underwriters makes any representation that the Lead Managers or the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     The International Managers and the U.S. Underwriters have informed GMA that they do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they exercise discretionary authority.



     No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares or the possession, circulation or distribution of this Prospectus or any other material relating to the Company or Common Shares in any jurisdiction where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Common Shares may be

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]



distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.



     Purchasers of the Common Shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.



     The Company has entered into an investment advisory agreement with The Prudential Investment Corporation, as one of the Investment Managers. See "Business -- Investment Managers." Prudential Securities Incorporated, one of the Joint Lead Managers, and The Prudential Investment Corporation are wholly owned subsidiaries of The Prudential Insurance Company of America.

               [ALTERNATE PAGE FOR THE INTERNATIONAL PROSPECTUS]


---------------------------------------------------------

---------------------------------------------------------


    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


    UNTIL            , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS


                                               PAGE
                                               ----
Enforceability of Civil Liabilities under
  United States Federal Securities Laws....      3
Prospectus Summary.........................      4
Risk Factors...............................      9
Use of Proceeds............................     21
Capitalization.............................     22
Dividend Policy............................     23
Dilution...................................     24
Unaudited Pro Forma Consolidated Balance
  Sheet....................................     25
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations...............................     27
Business...................................     32
Overview of the Financial Guaranty
  Industry.................................     46
Management.................................     48
Principal Stockholders.....................     56
Certain Relationships and Related Party
  Transactions.............................     58
Description of Capital Stock...............     61
Shares Eligible for Future Sale............     68
Direct Sales...............................     70
Certain Tax Considerations.................     72
Underwriting...............................     79
Legal Matters..............................     81
Experts....................................     82
Additional Information.....................     82
Glossary of Selected Financial Guaranty
  Reinsurance and Insurance Terms..........     83
Index to Consolidated Balance Sheet........    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------


                               16,750,000 SHARES


                           GLOBAL MARKETS ACCESS LTD.

                                 COMMON SHARES
                            -----------------------
                                   PROSPECTUS
                            -----------------------

                              Joint Lead Managers

                             and Joint Bookrunners

                          MERRILL LYNCH INTERNATIONAL

                          PRUDENTIAL-BACHE SECURITIES
                                           , 1998

---------------------------------------------------------
---------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]


                SUBJECT TO COMPLETION -- DATED OCTOBER 30, 1998

PROSPECTUS

                                 100,000 SHARES

                           GLOBAL MARKETS ACCESS LTD.

                                 COMMON SHARES
                            ------------------------


     All of the 100,000 common shares, par value $1.00 per share (the "Common Shares"), offered hereby are being sold by Global Markets Access Ltd. ("GMA"). GMA is offering such Common Shares directly to certain of its directors and officers at a price per share equal to the initial public offering price per Common Share in the Offerings (as defined below), less the per share underwriting discounts and commissions therein, for an aggregate purchase price if all such Common Shares are sold of approximately $1.4 million. GMA is also
offering by separate prospectuses up to           Common Shares in an offering
in the United States and Canada (the "U.S. Offering") and up to           Common
Shares outside the United States and Canada (the "International Offering" and together with the U.S. Offering, the "Offerings"). This Prospectus is identical to the prospectus used in connection with the U.S. Offering (the "U.S. Prospectus") and the prospectus used in connection with the International Offering (the "International Prospectus") except for the front and back cover pages and except that the section captioned "Plan of Distribution" in this Prospectus is replaced with the section captioned "Underwriting" in the U.S. Prospectus and the International Prospectus. The offering made hereby will be consummated simultaneously with the consummation of the Offerings. Prior to the Offerings, GMA has not conducted any business and there has been no public market for the Common Shares.



     An application has been made to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "GMALF."



     In connection with the formation of GMA and the establishment of a core group of strategic investors, Risk Capital Reinsurance Company, The Trident
Partnership, L.P. and                (collectively, the "Strategic Investors")
have severally agreed to purchase for investment directly from GMA an aggregate of 7,092,197 Common Shares and Class B Warrants to purchase an aggregate of 700,000 Common Shares. Such purchases will be consummated immediately prior to the consummation of the Offerings for an aggregate purchase price for the Common Shares and the Class B Warrants of approximately $100.0 million. The aggregate purchase price to be paid by each Strategic Investor is based on a price of $14.10 for (i) one Common Share and (ii) the right to purchase a specified fraction of a Common Share under the Class B Warrants. The exercise price for the Class B Warrants will be $15.00 per share. GMA has also contracted to sell 115,000 Common Shares directly to certain persons involved in the formation of the Company at a price of $14.10 per Common Share, for an aggregate purchase price of approximately $1.6 million. All such purchases are expected to be be consummated simultaneously with the consummation of the Offerings. The purchases by such persons involved in the formation of the Company, the Strategic Investors, together with the Common Shares being offered hereby, are collectively referred to in this Prospectus as the "Direct Sales." "See Direct Sales."



     The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which (except with respect to The Trident Partnership, L.P. and as otherwise described herein) generally prevent transfers to holders beneficially owning 10% or more of the Common Shares, require divestiture of Common Shares to reduce the beneficial ownership of any holder to less than 10% of the Common Shares and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares to less than 10% of the total voting power of GMA's capital stock. See "Description of Capital Stock."



     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON SHARES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                                          , 1998

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]

                              PLAN OF DISTRIBUTION


     The Company is offering directly the Common Shares offered hereby to certain of its directors and officers at a per share price equal to the initial public offering price per Common Share in the Offerings, less the per share underwriting discounts and commissions. Such sales are to be consummated simultaneously with the Offerings.

                [ALTERNATE PAGE FOR THE DIRECT SALES PROSPECTUS]

---------------------------------------------------------
---------------------------------------------------------


    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


    UNTIL            , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS


                                               PAGE
                                               ----
Enforceability of Civil Liabilities under
  United States Federal Securities Laws....      3
Prospectus Summary.........................      4
Risk Factors...............................      9
Use of Proceeds............................     21
Capitalization.............................     22
Dividend Policy............................     23
Dilution...................................     24
Unaudited Pro Forma Consolidated Balance
  Sheet....................................     25
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations...............................     27
Business...................................     32
Overview of Financial Guaranty Industry....     46
Management.................................     48
Principal Stockholders.....................     56
Certain Relationships and Related Party
  Transactions.............................     58
Description of Capital Stock...............     61
Shares Eligible for Future Sale............     68
Direct Sales...............................     70
Certain Tax Considerations.................     72
Legal Matters..............................     81
Experts....................................     82
Additional Information.....................     82
Glossary of Selected Financial Guaranty
  Reinsurance and Insurance Terms..........     83
Index to Consolidated Balance Sheet........    F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                                 100,000 SHARES

                           GLOBAL MARKETS ACCESS LTD.

                                 COMMON SHARES
                            -----------------------
                                   PROSPECTUS
                            -----------------------

                                           , 1998

---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the Common Shares being registered hereby. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and The Nasdaq National Market.


Advisory Fee................................................  $3,900,000
Quotation Fees -- The Nasdaq National Market................      95,000
Filing Fee -- Securities and Exchange Commission............      85,680
Filing Fee -- National Association of Securities Dealers,
  Inc. .....................................................      29,544
Fees and Expenses of Counsel................................           *
Printing Expenses...........................................           *
Reimbursement of other expenses to Inter-Atlantic Securities
  Corporation...............................................           *
Fees and Expenses of Accountants............................           *
Blue Sky Fees and Expenses..................................           *
Miscellaneous Expenses......................................           *
                                                              ----------
          Total.............................................           *
                                                              ==========


---------------

* To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 31 of the Registrant's Bye-Laws provides that: (a) the directors and officers of the Registrant shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of the Registrant; (b) each director and officer of the Registrant shall be indemnified out of the funds of the Registrant against all liabilities incurred by him as such a director or officer of the Registrant in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability; and (c) funds shall be advanced to each director or officer or the Registrant on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Registrant for the funds advanced.

     Section 32 of the Registrant's Bye-Laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.


     Reference is made to the form of U.S. Underwriting Agreement and International Underwriting Agreement to be filed as Exhibits 1.1 and 1.2, respectively, hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").


     Reference is made to the Agreement to be filed as Exhibit 10.3 hereto for provisions providing that the Registrant and Inter-Atlantic Securities Corporation are each obligated to indemnify the other for certain actions.

     Reference is made to the Registration Rights Agreements to be filed as Exhibits 10.5 and 10.7 hereto for provisions providing that the Registrant and certain holders of Common Shares, Class A Warrants and/or Class B Warrants are each obligated to indemnify the other for certain actions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its formation, the Registrant has issued the following securities that were not registered under the Securities Act:

          (a) On August 18, 1998, the Registrant sold 12,000 Common Shares to the Global Purpose Trust, a Bermuda trust, for an aggregate price of $12,000. The Registrant will repurchase these shares upon consummation of the Offering and such shares will be cancelled.

          (b) On August 25, 1998, the Registrant sold Class A Warrants for an aggregate price of $54,000 to Donald J. Matthews, Michael P. Esposito, Jr., Frederick S. Hammer, Robert M. Lichten, Andrew S. Lerner and William S. Ogden, Jr. to purchase up to an aggregate number of Common Shares equal to 6.75% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (including the Direct Sales but excluding any shares held by the Global Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering, except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Initial Stock Option Plan.

          (c) On August 25, 1998, the Registrant sold Class A Warrants for an aggregate price of $42,000 to American Capital Access Holdings, L.L.C. to purchase up to an aggregate number of Common Shares equal to 5.25% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (including the Direct Sales but excluding any shares held by the Global Purpose Trust) and (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering, except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Initial Stock Option Plan.

          (d) On August 25, 1998, the Registrant sold Class A Warrants for an aggregate price of $12,000 to Risk Capital Reinsurance Company and The Trident Partnership, L.P. to purchase up to an aggregate number of Common Shares equal to 1.50% of the sum of (i) the Common Shares outstanding immediately following the consummation of the Offering (including the Direct Sales but excluding any shares held by the Global Purpose Trust) and
     (ii) the Common Shares issuable upon exercise or conversion of any security outstanding immediately following the consummation of the Offering, except for the Class A Warrants, the Class B Warrants and any options granted by the Company under its Initial Stock Option Plan.

     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits


EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
--------                     -----------------------
 1.1*      Form of U.S. Underwriting Agreement.
 1.2*      Form of International Underwriting Agreement.
 3.1**     Memorandum of Association.
 3.2**     Bye-Laws.
 4.1*      Specimen Common Share Certificate.
 4.2**     Form of Class A Warrant.

EXHIBIT
 NUMBER                      DESCRIPTION OF DOCUMENT
--------                     -----------------------
 4.3*      Form of Class B Warrant.
 5.1**     Opinion of Conyers Dill & Pearman.
 8.1**     Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2**     Opinion of Drinker Biddle & Reath LLP.
10.1*      Employment Agreement, dated as of September 1, 1998, between
           Donald J. Matthews and the Registrant and the Operating
           Company.
10.2**     Global Markets Access Ltd. Initial Stock Option Plan.
10.3**     Agreement, dated as of August 28, 1998, between
           Inter-Atlantic Securities Corporation and the Registrant and
           the Operating Company.
10.4***    Form of Class A Warrant Purchase Agreement.
10.5***    Registration Rights Agreement, dated as of August 25, 1998, between the Registrant and the holders of the Class A
           Warrants.
10.6*      Form of Securities Purchase Agreement to be entered into by
           Risk Capital Reinsurance Company and the Registrant, The
           Trident Partnership, L.P. and the Registrant, and
                          and the Registrant.
10.7*      Form of Registration Rights Agreement to be entered into
           between Risk Capital Reinsurance Company and the Registrant,
           The Trident Partnership, L.P. and the Registrant, and
                          and the Registrant.
10.8*      Quota Share Reinsurance Treaty, dated as of August   , 1998,
           between ACA Financial Guaranty Corporation and the Operating
           Company.
10.9*      Master Facultative Reinsurance Treaty, dated as of August
             , 1998, between ACA Financial Guaranty Corporation and the
           Operating Company.
10.10*     Master Facultative Reinsurance Treaty, dated as of August
             , 1998, between the Operating Company and ACA Financial
           Guaranty Corporation.
10.11*     Employment Agreement, dated as of September 1, 1998, between
           Bruce W. Bantz and the Registrant and the Operating Company.
10.12*     Employment Agreement, dated as of September 1, 1998, between
           Mary Jane Robertson and the Registrant and the Operating
           Company.
10.13**    Form of Common Share Purchase Agreement.
10.14*     Agreement, dated as of October   , 1998, between Insurance
           Consulting Services Limited and the Registrant and the
           Operating Company.
21.1***    Subsidiaries of the Registrant.
23.1**     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2**     Consent of Drinker Biddle & Reath LLP (included in Exhibit
           8.2).
23.3**     Consent of KPMG Peat Marwick.
24.1****   Power of Attorney of Robert M. Lichten, Charles G. Collis,
           Frederick S. Hammer, William M. Goldstein and Donald J.
           Puglisi.
99.1***    Form F-N.


---------------
   * To be filed by amendment.

  ** Filed herewith.


 *** Previously filed.



**** Included on signature page to the Company's Registration Statement on Form
     S-1 (333-62785) previously filed with the Securities and Exchange Commission on September 2, 1998.

  (b) Financial Statement Schedules

     All schedules of the Registrant for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable, or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of October, 1998.



                                          GLOBAL MARKETS ACCESS LTD.


                                          By:/s/ DONALD J. MATTHEWS

                                            ------------------------------------
                                            Donald J. Matthews
                                            Chairman of the Board and Chief
                                             Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----
/s/ DONALD J. MATTHEWS                 Chairman of the Board and Chief        October 30, 1998
-------------------------------------  Executive Officer (Principal
Donald J. Matthews                     Executive Officer)

/s/ MARY JANE ROBERTSON                Chief Financial Officer and Treasurer  October 30, 1998
-------------------------------------  (Principal Financial and Accounting
Mary Jane Robertson                    Officer)

*                                      Deputy Chairman of the Board           October 30, 1998
-------------------------------------
Robert M. Lichten

*                                      Director and Secretary                 October 30, 1998
-------------------------------------
Charles G. Collis

*                                      Director                               October 30, 1998
-------------------------------------
Charles A. Davis

                                       Director                               October 30, 1998
-------------------------------------
H. Russell Fraser

*                                      Director                               October 30, 1998
-------------------------------------
Frederick S. Hammer

*                                      Director                               October 30, 1998
-------------------------------------
William M. Goldstein

                                       Director                               October 30, 1998
-------------------------------------
Paul T. Walker

*                                      Authorized Representative in the       October 30, 1998
-------------------------------------  United States
Donald J. Puglisi

* Donald J. Matthews, pursuant to a Power of Attorney executed by each of the directors and officers noted above and included in the signature page of the initial filing of this Registration Statement or as an exhibit to this filing, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Registration Statement on his own behalf, in the capacities indicated.



                                           /s/ DONALD J. MATTHEWS

                                           -------------------------------------

                                           Donald J. Matthews

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION OF DOCUMENT
-------                           -----------------------
 1.1  *         Form of Underwriting Agreement.
 1.2  *         Form of International Underwriting Agreement.
 3.1  **        Memorandum of Association.
 3.2  **        Bye-Laws.
 4.1  *         Specimen Common Share Certificate.
 4.2  **        Form of Class A Warrant.
 4.3  *         Form of Class B Warrant.
 5.1  **        Opinion of Conyers Dill & Pearman.
 8.1  **        Opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2  **        Opinion of Drinker Biddle & Reath LLP.
10.1  *         Employment Agreement, dated as of September 1, 1998, between
                Donald J. Matthews and the Registrant and the Operating
                Company.
10.2  **        Global Markets Access Ltd. Initial Stock Option Plan.
10.3  **        Agreement, dated as of August 28, 1998, between
                Inter-Atlantic Securities Corporation and the Registrant and
                the Operating Company.
10.4  ***       Form of Class A Warrant Purchase Agreement.
10.5  ***       Registration Rights Agreement, dated as of August 25, 1998, between the Registrant and the holders of the Class A
                Warrants.
10.6  *         Form of Securities Purchase Agreement to be entered into by
                Risk Capital Reinsurance Company and the Registrant, The
                Trident Partnership, L.P. and the Registrant, and
                               and the Registrant.
10.7  *         Form of Registration Rights Agreement to be entered into
                between Risk Capital Reinsurance Company and the Registrant,
                The Trident Partnership, L.P. and the Registrant, and
                               and the Registrant.
10.8  *         Quota Share Reinsurance Treaty, dated as of August   , 1998,
                between ACA Financial Guaranty Corporation and the Operating
                Company.
10.9  *         Master Facultative Reinsurance Treaty, dated as of August
                  , 1998, between ACA Financial Guaranty Corporation and the
                Operating Company.
10.10 *         Master Facultative Reinsurance Treaty, dated as of August
                  , 1998, between the Operating Company and ACA Financial
                Guaranty Corporation.
10.11 *         Employment Agreement, dated as of September 1, 1998, between
                Bruce W. Bantz and the Registrant and the Operating Company.
10.12 *         Employment Agreement, dated as of September 1, 1998, between
                Mary Jane Robertson and the Registrant and the Operating
                Company.
10.13 **        Form of Common Share Purchase Agreement.
10.14 *         Agreement, dated as of October   , 1998, between Insurance
                Consulting Services Limited and the Registrant and the
                Operating Company.
21.1  ***       Subsidiaries of the Registrant.
23.1  **        Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2  **        Consent of Drinker Biddle & Reath LLP (included in Exhibit
                8.2).
23.3  **        Consent of KPMG Peat Marwick.
24.1  ****      Powers of Attorney of Robert M. Lichten, Charles G. Collis,
                Frederick S. Hammer, William M. Goldstein and Donald J.
                Puglisi.

EXHIBIT
NUMBER                            DESCRIPTION OF DOCUMENT
-------                           -----------------------
99.1  ***       Form F-N.


---------------
   * To be filed by amendment.

  ** Filed herewith.


 *** Previously filed.



**** Included on signature page to the Company's Registration Statement on Form
     S-1 (333-62785) previously filed with the Securities and Exchange Commission on September 2, 1998.